UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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2022 ANNUAL MEETING OF SHAREHOLDERS

Friday, April 29, 2022 | 9 a.m. CT
www.virtualshareholdermeeting.com/BA2022

Message from Our Chair

To My Fellow Boeing Shareholders,

2021 was an important rebuilding year as our actions to improve performance began to take hold and we focused on our core values of safety, quality, integrity and sustainability. We continue to adapt to new ways of conducting our business and remain dedicated to supporting employees amid the COVID-19 pandemic recovery. With every action, we are strengthening engineering excellence and driving stability in our operations while holding ourselves accountable to the highest standards.

Active Refreshment of Independent Directors. Our Board evaluates director candidates on an ongoing basis to ensure the proper mix of expertise, diversity, tenure and perspectives. This continuous reexamination ensures that our Board reflects our evolving business needs. Since the 2019 Annual Meeting, we have added six independent directors who collectively bring significant experience in aerospace, safety, engineering, cyber/software, risk oversight, audit, supply chain management and finance. Most recently, in June and August 2021, Lieutenant General Stayce D. Harris and David L. Joyce joined the Board. General Harris is a highly accomplished leader with decades of experience flying Boeing aircraft and a demonstrated commitment to safety and integrity. Mr. Joyce is a recognized aerospace industry leader who brings a track record of safety leadership, engineering expertise and operational excellence to our Board.

Approach to Sustainability and Commitment to Climate. This past July, Boeing released its inaugural Sustainability Report, in which we established broad sustainability goals and highlighted environmental, social and governance progress—all in alignment with our Boeing values and well-established global standards. Our industry and our company are facing an important challenge and opportunity to decarbonize aerospace to enable sustained long-term growth. We recognize climate change is a fundamental global challenge—Boeing’s multifaceted strategy allows our industry to reduce its carbon impact while ensuring that the connectivity, and societal and economic benefits that come from air travel are available to people everywhere. We also remain dedicated to supporting and investing in the communities where our employees live and work. From charitable investments that drive meaningful change, to employee community engagement programs that help the most vulnerable, Boeing is committed to building a better world. We do this by focusing on opportunities that promote STEM education, empower veterans, advance racial equity and strengthen sustainability programs, including climate and other environmental initiatives, globally.

Advancing Equity, Diversity and Inclusion. One of our key priorities is to create a safe, productive and innovative workplace environment in which all employees can thrive. Starting in the boardroom, we are focused on addressing representation gaps to provide opportunities for all team members and to support and inspire them to reach their full potential. To do this, we established a set of goals we will strive to achieve by 2025 by galvanizing our entire workforce to advance equity, build diverse teams and foster greater inclusion. We described this effort in our Global Equity, Diversity & Inclusion Report. We are committed to transparency and sharing our progress through easily comparable disclosures such as the EEO-1 report, which will reflect our progress in achieving the goals that we have set in all of these areas.

Robust Shareholder Engagement Outreach and Responsiveness. Building trust and delivering sustainable, long-term value requires regular dialogue with our shareholders. During 2021, the topics we discussed with investors included our business structure and strategy, our progress toward the safe return to service of the 737 MAX, the Board’s continued refreshment with three new appointments in 2021, Boeing’s focus on quality and operational stability including with respect to the 787 program, its sustainability priorities, environmental goals and equity, diversity and inclusion aspirations, and executive compensation. On behalf of the Board, I joined a number of the meetings with members of management, during which we engaged with shareholders representing approximately 34% of our outstanding stock. The input from these conversations informed recent actions such as enhancements to the compensation program, fulfillment of our commitment to publish our inaugural Sustainability Report and workplace diversity data, and publishing additional detail regarding the Board’s oversight of Boeing’s political activities.

In closing, I wish to extend my personal thanks to Admiral Giambastiani, who recently retired from the Board after years of exemplary service and devotion to the Company and its stakeholders. We are grateful for his vast contributions over the years, particularly his stewardship of the Aerospace Safety Committee, and wish him well in his future endeavors.

The resilience, passion and commitment of our employees continues to impress me, and we thank them for all that they do to support our customers, our company and one another. These are challenging times, and our employees bring their best to Boeing each and every day. As we look to the future, we are investing in our people to be sure Boeing remains an attractive place to build a career and contribute to our important mission. We remain committed to safety, quality, and transparency in everything that we do.

On behalf of the Board of Directors, I want to thank you for your continued confidence in Boeing. We appreciate the opportunity to serve Boeing on your behalf as we continue to navigate through this unprecedented time.

Sincerely,

Lawrence W. Kellner

Independent Chair of the Board

The Boeing Company

Notice of 2022 Annual Meeting of Shareholders

The Boeing Company’s 2022 Annual Meeting of Shareholders will be held virtually, via www.virtualshareholdermeeting.com/BA2022, on Friday, April 29, 2022, at 9:00 a.m. Central Time. During the meeting, shareholders will be asked to:

•	elect 11 directors;

•	approve, on an advisory basis, named executive officer compensation;

•	approve The Boeing Company Global Stock Purchase Plan;

•	ratify the appointment of Deloitte & Touche LLP as our independent auditors;

•	consider and vote on certain shareholder proposals, if properly presented; and

•	transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Shareholders of record at the close of business on February 28, 2022 are entitled to vote.

Your vote is important to us. Please exercise your shareholder right to vote.

By order of the Board of Directors,

John C. Demers
Vice President, Assistant General Counsel and Corporate Secretary

March 11, 2022

PLEASE REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:
VIA THE INTERNET Visit www.proxyvote.com (see page 84 for more information)	BY MAIL Sign, date and return your proxy card or voting instruction form	BY TELEPHONE Call the telephone number on your proxy card, voting instruction form or notice

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 29, 2022: This Notice of Annual Meeting and Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of The Boeing Company for use at the 2022 Annual Meeting of Shareholders and at any adjournment or postponement thereof. On or about March 11, 2022, we will begin distributing print or electronic materials regarding the annual meeting to each shareholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

REBUILDING TRUST

Commitment to Safety and Quality

Safety and quality are the foundation of all that we do, and we continue to make significant progress in further strengthening our culture, processes and systems to ensure we always meet the highest standards. In 2021, as COVID-19 continued to impact our world, we prioritized the health, safety and well-being of our employees, while also consulting health experts and working with customers and our supply chains to implement technology and policies to help prevent the spread of the virus. With vaccinations, face covering requirements and rigorous health protocols, we are proud of how our teammates supported one another, stayed safe and continued to deliver for our customers.

We have enhanced our policies and practices in several ways as part of our effort to strengthen safety, quality and engineering excellence. For example, our Board has deepened its safety, engineering and manufacturing experience, as well as enhanced its oversight of our engineering, design, development, manufacture, production, operations, maintenance and delivery of aerospace products and services through its Aerospace Safety Committee. Operationally, we brought together more than 50,000 engineering teammates into a single, integrated global organization to increase innovation, transparency, collaboration and accountability across all engineering designs and decisions. We also made key leadership and organizational appointments, including the appointment of our Chief Aerospace Safety Officer, as well as the establishment of our four operations councils overseeing all Boeing manufacturing, quality, supply chain and program management teams.

In addition, we are advancing our enterprise-wide Safety Management System, or SMS, and Quality Management System, or QMS, each designed to fully embed safety and quality in every aspect of how we design, build and support our products. The FAA formally accepted our SMS for the Commercial Airplanes business at the end of 2020, and in 2021 the FAA determined that the SMS meets regulatory expectations and is operating as intended.

We have also worked to foster and strengthen an inclusive workplace environment that is grounded in openness and trust and that encourages and rewards teammates for voicing concerns and sharing ideas. We have rolled out new reporting tools and, in 2021, we launched our Seek, Speak & Listen initiative to further encourage and empower employees to share ideas with both senior management and the Board. Also in 2021, we incorporated product safety, employee safety, and quality in order to tie executive compensation to performance in these areas.

737 MAX Return to Service and 787 Progress

As we have taken action to sharpen our focus on safety, quality and transparency, the Boeing team has been steadfast in our commitment to safely return the 737 MAX to service through a comprehensive, robust and transparent certification process. We have worked closely with airlines throughout each of their return-to-service processes, while continuing to support and follow the lead of our global regulators.

The 737 fleet is now safely flying in nearly every jurisdiction around the globe. With approximately 300,000 revenue flights and more than 720,000 flight hours completed between late 2020 and the end of 2021, the fleet is delivering reliability equal to or better than any fleet flying. Concurrently, we have received new 737 MAX orders from key customers at encouraging levels, as well as increased deliveries and steadily increased production—all with a singular focus on safety and quality.

2022 Proxy Statement	1

REBUILDING TRUST

We are applying this same disciplined and detailed focus to the 787 program. As a result, we have identified areas where we and our suppliers can improve, and we engaged in a comprehensive effort to ensure every airplane in our production system conforms to our exacting specifications. While none of the identified issues represent immediate safety-of-flight concerns, we are working to ensure that our team and the FAA have plenty of time to complete the rigorous process to return to deliveries and establish stability and predictability going forward. While this work will continue to impact our near-term deliveries and financial results, it is a clear sign of our unwavering commitment to safety and quality and is the right thing to do for our customers and our future.

Investing in Our Future

As we drive stability and deliver for customers today, we are also laying the foundation for future growth. For example, we are advancing our development of the MAX 7, MAX 10 and 777X programs, including our newly launched 777-8 freighter. We also established an Integrated Product Team focused on developing our digital ecosystem, which will lead to the integration of all aspects of the design, development, production, test and sustainment of our next commercial airplane. In addition, we announced our commitment to make further investment in Wisk, a joint venture to advance the future of urban air mobility and bring to market a self-flying, all-electric air taxi. Meanwhile, our BDS team continues progress on the MQ-25, T-7A, Commercial Crew and other key development programs, and our BGS team expands its technology initiatives and digital capabilities. As we navigated through the last several years, we have protected our key investments, and are confident in how we are positioned for the future.

2	2022 Proxy Statement

PROXY SUMMARY

Voting Recommendations of the Board

Item	Description	Recommendation	Page

1	Elect 11 directors	FOR	7

2	Approve, on an advisory basis, named executive officer compensation	FOR	34

3	Approve The Boeing Company Global Stock Purchase Plan	FOR	68

4	Ratify the appointment of independent auditor	FOR	71

5	Shareholder proposal – additional report on lobbying activities	AGAINST	75

6	Shareholder proposal – additional report on charitable contributions	AGAINST	77

7	Shareholder proposal – reduce threshold to call special meetings from 25% to 10%	AGAINST	79

8	Shareholder proposal – report on Net Zero Indicator	FOR	80

Director Nominees

Our Board evaluates director candidates on an ongoing basis to maintain a proper balance and diversity of experience, tenure and perspectives. This commitment to constant improvement helps to ensure that our Board is always poised to defend our core values as well as satisfy our evolving business needs and strategic priorities.

Name	Age	Director Since	Professional Background	Board Committees

Robert A. Bradway	59	2016	Chairman & CEO, Amgen	Finance, GPP

David L. Calhoun	64	2009	President & CEO, Boeing	—

Lynne M. Doughtie	59	2021	Former U.S. Chairman & CEO, KPMG	Audit, Finance

Lynn J. Good	62	2015	Chairman, President & CEO, Duke Energy	Audit, Compensation

Stayce D. Harris	62	2021	Former United Airlines Pilot; Former Inspector General, U.S. Air Force	Aerospace Safety, Audit, Special Programs

Akhil Johri	60	2020	Former EVP & CFO, United Technologies	Audit, Finance

David L. Joyce	65	2021	Former President & CEO, GE Aviation; Former Vice Chair, General Electric	Aerospace Safety, Compensation, Special Programs

Lawrence W. Kellner*	63	2011	Former Chairman & CEO, Continental Airlines	Aerospace Safety, GPP

Steven M. Mollenkopf	53	2020	Former CEO, Qualcomm	Compensation, GPP, Special Programs

John M. Richardson	61	2019	31st Chief of Naval Operations; Former Director of Naval Nuclear Propulsion Program, U.S. Navy	Aerospace Safety, Finance, Special Programs

Ronald A. Williams	72	2010	Former Chairman, President & CEO, Aetna	Compensation, GPP

*	Independent Chair of the Board

2022 Proxy Statement	3

PROXY SUMMARY

Shareholder Outreach

We meet with shareholders throughout the year to ensure that the Board and management are focused on, and responsive to, investor priorities and concerns. For additional information, see “Shareholder Outreach” on page 17.

Governance Highlights

Board Structure and Independence

✓  Independent Board Chair, hard-coded into our Corporate Governance Principles beginning in 2020 (page 16)

✓  Average independent director tenure of approximately four years

✓  Balanced and diverse group of independent Board nominees, the majority with tenure of fewer than three years (page 8)

✓  10 of 11 director nominees are independent and all committees are composed entirely of independent directors

✓  Executive sessions of independent directors conducted after every regularly scheduled Board meeting

Board Oversight

✓  Robust succession planning process for senior leadership positions, including in-depth meetings between individual directors and senior executives other than the CEO

✓  Extensive Board oversight of key strategic, operational and compliance risks, with a sharpened focus on risks related to safety and quality, cybersecurity, and climate change (page 21)

✓  Significant Board involvement in strategy development, such as efforts to reduce emissions in our production facilities, develop targeted community engagement strategies and enhance workforce diversity

✓  Regular visits to Boeing production sites by each director (with reduced frequency and added safety controls recently due to COVID-19)

✓  Board oversight of global ethics and compliance efforts, corporate culture, political advocacy, public policy, corporate sustainability, diversity, equity and inclusion, and charitable contributions

Strong Corporate Governance Practices

✓  Active shareholder engagement throughout the year (page 17)

✓  Comprehensive annual evaluations of the Board, each of the committees, and individual directors (page 22)

✓  100% attendance at all Board and committee meetings during 2021 (page 23)

✓  Robust Board refreshment process focused on diversity, expertise, and evolving Company priorities, resulting in strategic Board turnover

✓  Limits on director service on outside boards (page 7)

✓  Publicly disclosed policies and practices regarding political advocacy, including disclosure of trade association contributions of $25,000 or more (see www.boeing.com/company/key-orgs/government-operations/#/political)

✓  Directors required to hold all equity-based compensation until they leave the Board

✓  Mandatory director retirement policy (page 26)

✓  Board and committees may hire outside advisors independently of management

✓  Annual Sustainability Report and Global Equity, Diversity and Inclusion Report outline our commitment to environmental, social and governance matters

✓  Strong Code of Ethical Business Conduct for the Board, with separate Code of Conduct for all employees

✓  Publicly disclosed Code of Basic Working Conditions and Human Rights, reflecting our commitment to the protection and advancement of human rights worldwide

Shareholder Rights

✓  Robust proxy access right for shareholders seeking to nominate directors (page 87)

✓  Majority voting for all directors, each of whom is elected for a one-year term and is subject to a resignation policy in the event he or she fails to receive a majority vote

✓  No supermajority voting requirements

✓  Shareholder right to call special meetings

✓  No poison pill and any future poison pill must be submitted to shareholders

4	2022 Proxy Statement

PROXY SUMMARY

Executive Compensation

•	No performance award or performance-based restricted stock unit payouts for 2019-2021 performance period (page 51)

•

Robust clawback policy permits the recoupment of past incentive pay from executive officers in the event of instances of misconduct, even absent a restatement of financial results, including misconduct that has compromised the safety of our products or services (page 54)

•

Continued focus on safety both in operational metrics used to determine annual incentive payouts (page 47) and when evaluating individual executive performance for purposes of determining incentive targets and annual incentive payouts, including formal consultation between Aerospace Safety and Compensation Committees (page 42)

•	Approximately 84% of average target named executive officer, or NEO, pay in 2021 was variable or at risk (page 39)

•

Annual incentive pay program featuring multiple financial performance metrics at both the total Company and business unit levels, and operational performance metrics targeted to driving concrete improvements in product safety, employee safety and quality, with payouts adjusted for individual performance

•

Long-term incentives for senior executives that facilitate long-term stock ownership and alignment between interests of management and shareholders, with 50% in the form of premium-priced stock options

•	No accelerated vesting of equity awards in connection with a change in control

•	Prohibition against pledging or hedging Boeing stock by directors or executive officers (page 53)

•

Rigorous stock holding and ownership requirements for executive officers, including provisions requiring CEO to hold shares acquired under his long-term incentive awards until post-termination (page 53)

•	No change in control arrangements

•	No employment agreements (except where required by non-U.S. local law)

2022 Proxy Statement	5

PROXY SUMMARY

Sustainability

Boeing is committed to protecting, connecting and exploring our world and beyond, safely and sustainably. Our commitment to sustainability is rooted in our company values and our stakeholders’ expectations, and encompasses our focus on environmental stewardship, social progress and inclusion, and values-based, transparent governance. We have organized our sustainability efforts around four key pillars: People, Products & Services, Operations and Communities. We have defined these priorities based on our core values as well as the interests of our diverse portfolio of stakeholders, including customers, current and future employees, regulators, suppliers, investors, and communities around the world.

Boeing had a record of demonstrated achievement in 2021 in furtherance of its sustainability goals, including the following:

•	Achieved net-zero greenhouse gas emissions from manufacturing and other facilities again in 2021

•	Supported the commercial aviation industry’s commitment to achieve net-zero carbon emissions for global civil aviation operations by 2050

•	Committed that all of our commercial airplanes will be capable of flying on 100% sustainable aviation fuel, or SAF, by 2030

•	Issued our first comprehensive Sustainability Report, including our 2030 sustainability goals

•	Expanded our Sustainability team to include a Chief Engineer and bolster the team’s non-U.S. presence

•	Issued our first Global Equity, Diversity & Inclusion Report and publicly disclosed our EEO-1 report

•

Hosted the first Boeing Innovation Forum in Glasgow, bringing together partners in the United Kingdom and the broader aviation sector, to focus on the role today’s technologies can play in a more sustainable future

•	Formalized the Board’s oversight of sustainability matters through inclusion in the GPP Committee Charter

For additional information, see “Sustainability” beginning on page 28.

6	2022 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

PROPOSAL SUMMARY Shareholders are being asked to elect the 11 director nominees under “Director Nominees” beginning on page 10 to serve until the 2023 Annual Meeting of Shareholders.

The Board recommends that you vote FOR each of the 11 director nominees.

Director Qualification Criteria

The Governance & Public Policy Committee, or GPP Committee, is responsible for identifying and assessing potential candidates and recommending nominees for the Board’s approval. The GPP Committee assesses the qualifications of incumbent directors and other candidates for nomination on an ongoing basis, including with respect to the following key factors:

•

Experience. The GPP Committee considers each candidate’s experience and leadership record in areas such as aerospace, engineering, manufacturing, safety, risk management, software, operations, finance, marketing, sustainability, human capital management, international business and affairs, government and public policy.

•

Industry Expertise. The GPP Committee ensures that a number of directors possess aerospace and/or defense industry, as well as technology, expertise. This broad industry expertise allows the Board to assess Company performance and provide strategic guidance with respect to each of our principal businesses.

•	Diversity. The Board is deeply committed to seeking broad diversity with respect to gender, race/ethnicity, background, experience, skills and perspectives among its members.

•

Safety. The Board is committed to safety as a core value of the Company—both with respect to the safety of our aerospace products and services and the safety of our employees in the workplace. One manifestation of this commitment is ensuring that the Board includes members with a wide range of experience in industries and professions where safety is paramount.

•

Outside Board Memberships. Directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as Boeing directors. Consequently, directors may not serve on more than three public company boards in addition to Boeing (one if a public company CEO). The GPP Committee reviews directors’ outside commitments to ensure that all directors are able to devote sufficient time to Boeing. If a director, solely through service on for-profit boards previously approved by the GPP Committee, exceeds the public company limits set forth above, such director shall commit to reduce the number of such directorships in order to fall within such limits within 12 months. For example, during 2021, two companies for which Mr. Williams serves as a director became public companies, and he has committed to resign from at least one of his outside boards in accordance with our Corporate Governance Principles.

•

Independence. In addition to any regulatory limitations with respect to independence, the GPP Committee also considers other positions the director holds or has held, and evaluates each nominee with respect to Boeing’s publicly disclosed Director Independence Standards, the New York Stock Exchange, or NYSE, director independence standards and any potential conflicts of interest.

•

Professional Reputation. As set forth in our Corporate Governance Principles, our directors are expected to have a reputation for personal and professional integrity, honesty and adherence to the highest ethical standards.

•

Length of Service. The Board believes that regular refreshment of the Board is critical for us to gain fresh perspectives and maintain our position as a global aerospace leader. At the same time, with decades-long product cycles and lengthy development periods, we also benefit from directors with extensive Boeing experience. As a result, the GPP Committee’s strategy is to maintain a balance among directors of short, medium and longer tenures.

•	Regulatory Compliance. All director nominees must satisfy regulatory requirements for Board service, including those with respect to any committee on which such director would be asked to serve.

•

Prior Contributions to the Board. When evaluating the candidacy of an incumbent director, the Board also considers the director’s ongoing contributions to the Board, including attendance and participation at meetings and ongoing relevance of their skills and experience, as well as the results of both formal and informal evaluations provided by fellow directors.

2022 Proxy Statement	7

ELECTION OF DIRECTORS (ITEM 1)

Board Refreshment

The Board is committed to adding new members with compatible skill sets and fresh perspectives. Since the 2019 Annual Meeting, eight independent directors have left the Board and six have been added as part of the Board’s refreshment efforts. These six new directors bring significant experience in aerospace, safety, engineering, cyber/software, risk oversight, audit, supply chain management, and finance. Lt. Gen. Harris and Mr. Joyce, who joined the Board in 2021, were recommended to the GPP Committee by an independent search firm and an incumbent independent director, respectively. Meanwhile, the GPP Committee continues to seek highly qualified director candidates in furtherance of the Board’s ongoing refreshment strategy. By identifying and electing directors with safety-related experience, expertise in areas such as aerospace/aviation, risk management, software development, engineering, sustainability, and finance, and diverse backgrounds and perspectives, the Board seeks to continue to fulfill its oversight responsibilities and uphold Boeing’s core values, all while enabling Boeing to achieve its evolving strategic imperatives. As part of the Board’s commitment to diversity, 45% of our directors, including the chairs of the Audit, Compensation, and GPP Committees, are diverse with respect to gender and/or race/ethnicity.

Board Composition

8	2022 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Skills and Experience of Director Nominees

	BRADWAY	CALHOUN	DOUGHTIE	GOOD	HARRIS	JOHRI	JOYCE	KELLNER	MOLLENKOPF	RICHARDSON	WILLIAMS

In-Depth Aerospace Expertise Substantial knowledge of aerospace enables enhanced oversight of product development and sharpens focus on safety and quality		✓			✓	✓	✓	✓

Engineering/Technology Leadership

Experience in precision engineering or in leading teams working on cutting-edge technologies enables directors to effectively oversee the design, development and testing of complex aerospace products, services and systems

	✓	✓		✓	✓		✓	✓	✓	✓

Complex Manufacturing Expertise Understanding of complex manufacturing allows directors to critically evaluate our operations and product development	✓	✓				✓	✓		✓

Safety Expertise in establishing and overseeing safety processes and procedures provides the Board with the proper perspectives to effectively monitor Boeing operations	✓	✓		✓	✓		✓	✓		✓

Risk Management Experience assessing and managing risks enables directors to effectively oversee and mitigate the most significant risks facing Boeing	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Highly Regulated Industry Experience

Familiarity with highly regulated industries enables directors to advise on complex interactions with regulators and ensure that Boeing’s products and services meet the expectations of various stakeholders

	✓	✓	✓	✓	✓	✓	✓	✓			✓

Current or Former CEO of a Large Company

Experience in the chief executive role at large companies enhances the Board’s ability to evaluate and advise our CEO as well as oversee corporate strategy, values, and culture

	✓	✓	✓	✓				✓	✓		✓

Fortune 500 Board Experience Service on other large, public company boards provides directors with similar oversight experience	✓	✓		✓		✓		✓	✓	✓	✓

International Leadership

Experience managing global relationships and engaging with international stakeholders supports the Board’s oversight of key risks involving our global customer and supply bases and our challenges managing global compliance systems

	✓	✓	✓			✓	✓	✓		✓

Senior Leadership Experience Leadership experience facilitates effective oversight of management and sharpens the Board’s succession planning process	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Senior U.S. Government/Military Experience

Experience in large-scale military operations, strategy development, international relations, and/or defense contracting enables directors to advise on global defense strategy and relations with key customers

					✓					✓

Former Fortune 500 CFO Demonstrated experience with large-scale financial decision-making enhances the Board’s deliberations regarding capital allocation, long-term strategy, and regulatory compliance	✓			✓		✓		✓

2022 Proxy Statement	9

ELECTION OF DIRECTORS (ITEM 1)

Director Nominees

Robert A. Bradway

Chairman and CEO, Amgen Inc.

Boeing director since: 2016

Committees: Finance (Chair); Governance & Public Policy

Independent: Yes

Age: 59

Other current public directorships:

•   Amgen Inc.

Recent prior directorships:

•   Norfolk Southern Corporation

Skills and Qualifications

Mr. Bradway brings to the Board critical skills in the areas of high technology, product development, financial oversight, product safety, and risk management. His experience as a senior executive in the biotechnology industry, including as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Amgen, provides him with an extensive understanding of the strategic considerations and challenges associated with meeting the requirements of numerous safety and regulatory compliance regimes around the world. In addition, he previously served as a director of Norfolk Southern Corporation, one of the nation’s largest railroad transportation companies, where virtually every aspect of operations is heavily regulated and subject to strict safety-related oversight. In recognition of Mr. Bradway’s experience in corporate finance, risk management, and executive leadership, the Board elected him to serve as Chair of the Finance Committee.

Professional highlights:

•   Chairman and CEO, Amgen Inc. (Chairman 2013-present; CEO 2012-present)

•   President and COO, Amgen Inc. (2010-2012)

•   Executive Vice President and CFO, Amgen Inc. (2007-2010)

David L. Calhoun

President and CEO, The Boeing Company

Boeing director since: 2009

Committees: None

Independent: No

Age: 64

Other current public directorships:

•   Caterpillar Inc.

Recent prior directorships:

•   Gates Industrial Corporation plc

•   Nielsen Holdings plc

Skills and Qualifications

Mr. Calhoun brings a diverse skill set to the Board, including deep and long-standing aviation industry experience as Boeing’s President and Chief Executive Officer, former Boeing Chair of the Board and independent Lead Director, and a multi-year tenure as the leader of GE’s transportation and aircraft engines businesses. He also brings experience leading businesses through periods of change, having led Nielsen’s transformation into a leading global information and measurement company. In addition, Mr. Calhoun brings to Boeing strong leadership and valuable insight and perspective on a wide array of strategic and business matters, stemming from his vast executive, management and operational experience at Blackstone, as well as at Nielsen and GE. Mr. Calhoun’s significant global aerospace, manufacturing and high-technology industry expertise, as well as leadership experience on the boards of Caterpillar and Gates Industrial Corporation, position him well to serve on the Board and lead Boeing as President and Chief Executive Officer.

Professional highlights:

•   President and CEO, The Boeing Company (2020-present)

•   Senior Managing Director and Head of Private Equity Portfolio Operations, The Blackstone Group (2014-2020)

•   Chairman and CEO, Nielsen Holdings plc (Chairman 2014-2016; CEO 2010-2014)

•   Chairman and CEO, The Nielsen Company B.V. (2006-2014)

•   Vice Chairman, General Electric Company; President and CEO, GE Infrastructure (2005-2006)

•   President and CEO, GE Transportation (aircraft engines and rail) (2003-2005)

•   President and CEO, GE Aircraft Engines (2000-2003)

10	2022 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Lynne M. Doughtie

Former U.S. Chairman and CEO, KPMG Boeing director since: 2021 Committees: Audit; Finance Independent: Yes Age: 59 Other current public directorships: • Workday, Inc.

Skills and Qualifications

Ms. Doughtie brings insights and expertise from her extensive experience in the accounting profession and executive experience leading a Big Four public accounting firm. She began her career in KPMG’s audit practice in 1985 and held various national, regional, and global leadership roles, including lead partner for several of KPMG’s major clients. Ms. Doughtie has had significant exposure to issues facing complex, global companies and has expertise in risk management, internal controls, culture change and regulatory compliance. Ms. Doughtie also previously served on the boards of Catalyst, Inc. and Chief Executives for Corporate Purpose and has been recognized for her leadership in inclusion and diversity and values leadership. Ms. Doughtie’s financial expertise, executive leadership experience, risk management and regulatory skills, and experience driving culture change bring significant value to the Board.

Professional highlights:

•   U.S. Chairman and CEO, KPMG (2015-2020)

•   Vice Chair of Advisory Practice, KPMG (2011-2015)

Lynn J. Good

Chairman, President and CEO, Duke Energy Corporation

Boeing director since: 2015

Committees: Compensation (Chair); Audit

Independent: Yes

Age: 62

Other current public directorships:

•   Duke Energy Corporation

Skills and Qualifications

Ms. Good brings to the Board substantial experience in executive leadership, safety, corporate governance, financial management and accounting, as well as operational expertise in a highly regulated, capital-intensive industry. Ms. Good’s record as Chief Executive Officer and Chairman of Duke Energy, one of the nation’s largest grid and generation operators, enables her to advise management on a wide range of strategic, financial and governance matters, including the challenges associated with safety performance, large-scale capital projects, transformative technologies and crisis management. Ms. Good also has vast financial management experience, gained principally from her prior service as Chief Financial Officer and Treasurer of Duke Energy. Ms. Good also has extensive capital markets proficiency, significant merger and restructuring experience and accounting and auditing skills earned from nearly 30 years as a Certified Public Accountant and 11 years as an audit partner at Arthur Andersen LLP and Deloitte & Touche LLP. Ms. Good also serves as chair of the Institute of Nuclear Power Operations, a not-for-profit organization responsible for promoting the highest levels of safety and reliability in nuclear plant operations. Ms. Good earned Bachelor of Science degrees in systems analysis and accounting from Miami University.

Professional highlights:

•   Chairman, President and CEO, Duke Energy Corporation (Chairman 2016-present; President and CEO 2013-present)

•   Vice Chairman, Duke Energy Corporation (2013-2016)

•   Executive Vice President and CFO, Duke Energy Corporation (2009-2013)

2022 Proxy Statement	11

ELECTION OF DIRECTORS (ITEM 1)

Stayce D. Harris

Former United Airlines Pilot; Former
Inspector General, U.S. Air Force

Boeing director since: 2021

Committees: Aerospace Safety;
Audit; Special Programs

Independent: Yes

Age: 62

Other current public directorships:

•   BlackRock Fixed Income Mutual Fund Board

Recent prior directorships:

•   KULR Technology Group, Inc.

Skills and Qualifications

Lieutenant General Harris brings extensive aerospace and aviation experience to the Board. General Harris is an experienced Boeing 747 pilot, with over 10,000 flight hours safely transporting passengers and cargo worldwide for United Airlines before her retirement in 2020. Her extensive experience as a pilot, together with her deep knowledge of safety protocols and flight procedures, adds to the Board’s expertise in aviation safety and provides hands-on familiarity with pilots’ and crew interaction with complex aerospace systems, including in particular Boeing aircraft. Before retiring from the Air Force in 2019, General Harris was a United States Air Force Reserve Lieutenant General, serving in several senior roles, including most recently as Inspector General of the Air Force and, before that, the Assistant Vice Chief of Staff of the Air Force. Harris was the first African American woman to command an Air Force operational flying squadron, wing and numbered Air Force. General Harris’ military and aviation expertise, extensive leadership experience, and demonstrated record of leading teams with honor and integrity as paramount values all bring significant value to the Board. General Harris’s prior experiences also bring to the Board an extensive background and expertise in military, audit and cybersecurity matters. General Harris earned a Bachelor of Science degree in industrial and systems engineering from the University of Southern California and a Master of Aviation Management degree from Embry-Riddle Aeronautical University.

Professional highlights:

•   Inspector General, U.S. Air Force (2017-2019)

•   Assistant Vice Chief of Staff and Director Air Staff, U.S. Air Force (2016-2017)

•   Commander, 22nd Air Force (2014-2016)

•   747 Pilot, United Airlines (1990-2020 with military leave of absence 2014-2019)

•   Senior Strategist/Air Force Reserve Advisor to Commander, Air Mobility Command and 18th Air Force (2012-2014)

•   Senior Strategist/Air Force Reserve Advisor to Commander, U.S. Africa Command on Reserve Matters (2010-2012)

Akhil Johri

Former Executive Vice President and
CFO, United Technologies Corporation

Boeing director since: 2020

Committees: Audit (Chair); Finance

Independent: Yes

Age: 60

Other current public directorships:

•   Cardinal Health Inc.

Skills and Qualifications

Mr. Johri brings to the Board extensive aerospace industry expertise from his more than 30 years at United Technologies, as well as critical skills developed while serving as Chief Financial Officer at multiple Fortune 500 companies. These skills enable Mr. Johri to provide critical insights to the Board in areas as diverse as financial strategy, strategic operations, the dynamics of managing a complex, global supply chain, articulating corporate strategy to investors and other stakeholders and mitigating risks associated with the development of new products and services at a large industrial manufacturer. Mr. Johri also brings to the Board unique insights relating to his senior leadership experience at United Technologies, a major supplier to aerospace companies like Boeing. In addition, as an independent director and audit committee member at Cardinal Health, Mr. Johri brings to the Board experience in risk oversight and corporate governance of a large company in a highly regulated industry. In recognition of Mr. Johri’s extensive experience in corporate finance and strategic matters, the Board elected him to serve as Chair of the Audit Committee. Mr. Johri is a graduate of the Indian Institute of Management, Ahmedabad, and is a Chartered Accountant.

Professional highlights:

•   Operating Advisor, Clayton, Dubilier & Rice (2021-present)

•   Special Advisor to the Chairman and CEO, United Technologies Corporation (2019-2020)

•   Executive Vice President and CFO, United Technologies Corporation (2015-2019)

•   CFO, Pall Corporation (2013-2014)

•   Vice President, Finance and CFO, UTC Propulsion and Aerospace Systems, United Technologies Corporation (2011-2013)

•   Vice President, Financial Planning and Investor Relations, United Technologies Corporation (2009-2011)

12	2022 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

David L. Joyce

Former President and CEO, GE Aviation; Former Vice Chair, General Electric Company

Boeing director since: 2021

Committees: Aerospace Safety (Chair); Compensation; Special Programs

Independent: Yes

Age: 65

Other current public directorships:

•   None

Skills and Qualifications

Mr. Joyce brings to the Board vast aerospace, engineering and manufacturing expertise, as well as a demonstrated track record of safety leadership and operational excellence. He developed his in-depth knowledge of the challenges and opportunities facing the aerospace industry at General Electric Company. With 40 years of experience at GE Aviation including 12 years of service as President and CEO and four years as Vice Chairman of GE. He began his career at GE as a product engineer spending more than a decade designing and building both military and commercial engines. Mr. Joyce is recognized for his proficiency in product development, product management, and product support founded on an industry-leading safety management system, and focused on the military and airline customers. Mr. Joyce is a member of the National Academy of Engineering and earned both bachelor of science and master’s degrees in mechanical engineering from Michigan State University and a master’s degree in business finance from Xavier University.

Professional highlights:

•   Non-Executive Chair, GE Aviation (2020)

•   President and CEO, GE Aviation (2008-2020)

•   Vice Chair, General Electric Company (2016-2020)

Lawrence W. Kellner Chair of the Board

Former Chairman and CEO, Continental Airlines, Inc.

Boeing director since: 2011; Independent Chair of the Board (2019-present)

Committees: Chair of the Board; Aerospace Safety; Governance & Public Policy

Independent: Yes

Age: 63

Other current public directorships:

•   Marriott International, Inc.*

Recent prior directorships:

•   Sabre Corporation

Skills and Qualifications

Mr. Kellner brings to the Board extensive airline industry experience developed during his 14 years of service in key leadership positions at Continental Airlines, including Chairman, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. Mr. Kellner possesses a deep understanding of strategic planning, customer requirements and operational management in the airline industry. As CEO of Continental Airlines, Mr. Kellner led a highly regulated global airline committed to safety through strong training programs, as well as coordination and integration among pilots, civil aviation authorities and other internal and external stakeholders. He also has deep experience in meeting the requirements of numerous safety and regulatory compliance regimes around the world. In addition, Mr. Kellner has detailed finance and accounting knowledge gained principally from his experience as Chief Financial Officer at Continental Airlines and American Savings Bank. Mr. Kellner also brings to the Board corporate governance expertise from his service as lead director of Marriott, as former chairman of Sabre, and on the boards of other Fortune 500 companies. As a result of his leadership experience in the airline industry, his record of independent leadership at Boeing and his distinguished service on other corporate boards, the Board elected Mr. Kellner to serve as Chair of the Board.

Professional highlights:

•   President, Emerald Creek Group, LLC (2010-present)

•   Chairman and CEO, Continental Airlines, Inc. (2004-2009)

•   President and COO, Continental Airlines, Inc. (2003-2004)

* Marriott has reported that Mr. Kellner has decided not to stand for re-election to the Marriott board when his current term expires.

2022 Proxy Statement	13

ELECTION OF DIRECTORS (ITEM 1)

Steven M. Mollenkopf

Former CEO, Qualcomm Incorporated

Boeing director since: 2020

Committees: Compensation; Governance & Public Policy; Special Programs

Independent: Yes

Age: 53

Other current public directorships:

•   None

Recent prior directorships:

•   General Electric Company

•   Qualcomm Incorporated

Skills and Qualifications

Mr. Mollenkopf’s experience as the Chief Executive Officer and Chief Operating Officer of Qualcomm, an engineering-driven, high-technology manufacturing company, enables him to bring critical insights to the Board in areas such as engineering leadership, risk management, leading a complex business with a global reach and oversight of large-scale efforts to develop and test new technologies. A long-time engineer who started with Qualcomm over 25 years ago, Mr. Mollenkopf also possesses expertise and direct leadership experience in precision engineering, project management, manufacturing, quality control and designing testing regimes for complex systems. Mr. Mollenkopf is a published IEEE (Institute of Electrical and Electronics Engineers) author and an inventor on 38 patents in areas such as power estimation and measurement, multi-standard transmitters and wireless communication transceiver technology. He holds a bachelor’s degree in electrical engineering from Virginia Tech and a master’s degree in electrical engineering from the University of Michigan.

Professional highlights:

•   Special Advisor, Qualcomm Incorporated (2021-present)

•   CEO, Qualcomm Incorporated (2014-2021)

•   CEO-elect and President, Qualcomm Incorporated (2013-2014)

•   President and COO, Qualcomm Incorporated (2011-2013)

John M. Richardson

31st Chief of Naval Operations; Former Director of the Naval Nuclear Propulsion Program, U.S. Navy

Boeing director since: 2019

Committees: Special Programs (Chair); Aerospace Safety; Finance

Independent: Yes

Age: 61

Other current public directorships:

•   BWX Technologies, Inc.

•   Constellation Energy Corporation

Recent prior directorships:

•   The Exelon Corporation

Skills and Qualifications

Admiral Richardson brings deep expertise in safety, regulation and oversight of complex, high-risk systems, as well as extensive crisis management and national security experience. During his 37 years of service in the U.S. Navy, Admiral Richardson served as the Director of the Naval Nuclear Propulsion Program, a joint activity of the Navy and Department of Energy, serving the Navy and as Deputy Administrator in the National Nuclear Security Administration. In this capacity, he exercised all responsibilities, including applicable regulatory authorities, over related facilities, radiological controls, environmental safety and health matters, as well as selection, training, and assignment of personnel supporting over 100 nuclear power plants operating on nuclear-powered warships around the world. Operationally, Admiral Richardson brings extensive experience managing operations on a global basis. He commanded the submarine USS Honolulu and served as naval aide to the President of the United States. As Chief of Naval Operations, he was responsible for the management of 600,000 sailors and civilians, 290 warships, and over 2,000 aircraft worldwide. As a result of his safety and operational knowledge, the Board elected Admiral Richardson to the Aerospace Safety Committee, as well as Chair of the Special Programs Committee. He earned a Bachelor of Science degree in physics from the U.S. Naval Academy, a master’s degree in electrical engineering from the Massachusetts Institute of Technology and Woods Hole Oceanographic Institution, and a master’s degree in national security strategy from the National War College.

Professional highlights:

•   31st Chief of Naval Operations, U.S. Navy (2015-2019)

•   Director of the Naval Nuclear Propulsion Program, U.S. Navy (2012-2015)

14	2022 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Ronald A. Williams

Former Chairman, President and CEO, Aetna Inc.

Boeing director since: 2010

Committees: Governance & Public Policy (Chair); Compensation

Independent: Yes

Age: 72

Other current public directorships:

•   agilon health, inc.

•   American Express Company

•   Johnson & Johnson

•   Warby Parker Inc.

Recent prior directorships:

•   Envision Healthcare Corporation

Skills and Qualifications

Mr. Williams brings to the Board significant strategic, leadership, operations and management experience from his tenure at Aetna, including as Chairman and Chief Executive Officer. With more than 25 years of experience in the health care industry, Mr. Williams provides valuable insight into health insurance and employee benefits best practices, as well as the many related areas associated with managing the requirements of companies in industries with large numbers of employees in U.S. and non-U.S. locations. Mr. Williams also brings experience in significant corporate transformations from his time at Aetna. In addition, his service as lead director and chair of the risk committee of American Express has enhanced his expertise in risk management at large, global companies. Mr. Williams’ executive leadership and experience in corporate governance matters at Aetna and through his service on other boards of directors enable him to serve a crucial role as Chair of the Governance & Public Policy Committee and as a member of the Compensation Committee.

Professional highlights:

•   Chairman and CEO, RW2 Enterprises, LLC (privately-held) (2011-present)

•   Chairman, President and CEO, Aetna Inc. (Chairman 2006-2011; President 2002-2007; CEO 2006-2010)

•   Executive Vice President and Chief of Health Operations, Aetna Inc. (2001-2002)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

2022 Proxy Statement	15

CORPORATE GOVERNANCE

Our Board has adopted a set of Corporate Governance Principles to assist the Board in the exercise of its responsibilities and, along with Boeing’s Certificate of Incorporation and By-Laws and charters of the committees of the Board, provide an effective framework for Boeing’s governance. The Corporate Governance Principles cover topics such as board composition, responsibilities and operations, and is subject to review and modification by the Board from time to time in its discretion and in accordance with guidance from relevant regulatory and listing authorities. Additionally, the Board has adopted a Code of Ethical Business Conduct, to focus the Board and each director on areas of ethical risk, provide guidance to help them continue to effectively recognize and deal with ethical issues, enhance existing mechanisms to continue the reporting of unethical conduct, and help to continue to foster and sustain a culture of honesty and accountability. We also separately have a code of conduct that applies to all employees. Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the Board’s standing committees, our Director Independence Standards, and our codes of conduct for directors and all employees, are available at www.boeing.com/company/general-info/corporate-governance.page. The GPP Committee reviews our governance practices and policies on an ongoing basis and, where appropriate, proposes modifications to the Board. As we discuss elsewhere in this proxy statement, we have made several recent enhancements to our practices and policies, including changes designed to sharpen our focus on safety and formalize oversight of public policy, political advocacy and corporate sustainability matters. Meanwhile, we continue to engage with shareholders, customers, suppliers and other stakeholders to ensure that our governance practices evolve with our business and the future of aerospace.

Leadership Structure

In 2019, the Board separated the roles of Chair and CEO. In 2020, following a vote of our shareholders and based on feedback from direct discussions with shareholders, the Board amended our Corporate Governance Principles to require that the Chair of the Board be independent. Under this leadership structure, the independent members of the Board, based on the recommendation of the GPP Committee, elect a Chair on an annual basis from among the independent directors. The Board believes that this leadership structure allows our CEO to focus on executing our strategic imperatives, enhancing our operational stability, sharpening our focus on our core values of safety, quality, integrity and sustainability, and increasing transparency with our stakeholders. Meanwhile, in his capacity as independent Chair of the Board, Mr. Kellner can focus on leading the Board, ensuring that it provides strong oversight of management and that all directors are well-positioned to discharge their duties appropriately. Mr. Kellner also engages regularly with shareholders, providing shareholders with additional insight into the priorities of our independent directors while also deepening the independent directors’ understanding of shareholder priorities.

Director Independence

Board Independence

Our Corporate Governance Principles require that at least 75% of the Board satisfy the NYSE criteria for independence. For a director to be considered independent, the Board must determine, after consideration of all relevant facts and circumstances, that he or she has no material relationship with us other than as a director, either directly or as a partner, shareholder, or executive officer of another entity that has a relationship with Boeing. In addition, the Board has adopted Director Independence Standards to assist the Board in its assessment of director independence. These standards are designed to supplement the requirements of the NYSE listing standards. If a director or nominee has a relationship with Boeing that is not addressed in the Director Independence Standards, the members of the Board who have already been determined to be independent consider all relevant facts and circumstances and determine whether the relationship is material.

The Board has reviewed all direct and indirect relationships between Boeing and each of our director nominees, and has determined that all of our director nominees, other than Mr. Calhoun, are independent. Accordingly, 91% of our current Board nominees are independent.

Committee Independence

All members of the Aerospace Safety, Audit, Compensation and GPP Committees must be independent, both under the Director Independence Standards and pursuant to any regulatory requirements. The Board has determined that all members of these committees satisfy all applicable independence requirements.

16	2022 Proxy Statement

CORPORATE GOVERNANCE

Shareholder Outreach

Boeing has long believed that the delivery of sustainable, long-term value requires regular dialogue with, and accountability to, our shareholders. As a result, our management team participates in numerous investor meetings throughout the year to discuss our business and strategic priorities. Our core shareholder engagement team includes senior members of our investor relations, corporate governance and sustainability teams, supplemented by our Chair or other directors, as appropriate. These meetings include in-person, telephone, and webcast engagements, as well as investor conferences and tours of Boeing facilities.

FALL ENGAGEMENT	PROXY STATEMENT

Solicit and receive feedback from shareholders on governance practices and trends, board composition, executive compensation, sustainability, human capital management and other shareholder priorities

Board reviews shareholder feedback and uses information gathered from fall engagement to, when appropriate, enhance disclosures and revise governance practices, executive compensation program, sustainability practices or other programs and policies

ANNUAL MEETING	SPRING ENGAGEMENT

Receive and publish voting results from annual meeting which help shape our ongoing improvements and developments in governance practices, executive compensation, sustainability and other shareholder interest areas

Engage in additional outreach with shareholders to provide updates on changes made in response to shareholder feedback and to address management and shareholder proposals, as well as other topics of interest

During 2021, we discussed many topics, including:

•   the Company’s business structure and strategy;

•   our progress toward the safe return to service of the 737 MAX;

•   the Board’s continued refreshment with three new directors in 2021, totaling six new members since the 2019 annual meeting;

•   our focus on quality and operational stability, including with respect to the 787 program;

•   our sustainability priorities and environmental goals;

•   our equity, diversity and inclusion aspirations; and

•   our executive compensation program.

Our team spoke with a substantial number of shareholders representing holdings both large and small, and our independent Chair led a number of these calls. We believe these meetings help ensure that the Board and management understand our shareholders’ priorities and work to address them effectively. The Board considers feedback from these conversations, as well as the results of management and shareholder proposals voted on at our shareholders’ meetings, during its deliberations.

We also use multiple communication channels to interact with our retail shareholders. These include our annual report and periodic updates to our website, as well as two new publications for 2021, our Sustainability Report and Global Equity, Diversity & Inclusion Report. In addition, we provide an opportunity on our website for shareholders to raise concerns directly with members of our Board.

Our Board has a consistent record of discussing and acting upon shareholder feedback. Recent Board discussions have addressed shareholder feedback on a variety of topics, including Board refreshment, shareholder proposals, executive compensation, sustainability and human capital management and political advocacy, often resulting in changes to our policies and practices as well as guiding the focus of future discussions in the boardroom. For

2022 Proxy Statement	17

CORPORATE GOVERNANCE

example, on executive compensation, we incorporated an operational performance component to help drive product safety, employee safety, and quality. We also fulfilled our commitment to publish our first Sustainability Report and publicly disclosed our workplace diversity data, including our consolidated EEO-1 report. Recognizing the continued importance of transparency on political advocacy, we strengthened our website disclosures to provide additional detail regarding the Board and Governance & Public Policy Committee’s enhanced oversight role, information on our direct lobbying activities, and our political contributions guidelines and political action committee processes and oversight.

Board Committees

The Board has six standing committees, each of which operates under a Board-approved charter. The Chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on topics reviewed and actions taken at each committee meeting. The table below sets forth the current membership of each of the standing committees, the independence of each director, and the number of meetings each committee held in 2021.

	Independent Director	Aerospace Safety Committee	Audit Committee	Compensation Committee	Finance Committee	GPP Committee	Special Programs Committee

Number of Meetings in 2021	—	6	11	7	6	6	3

Robert A. Bradway	✓	—	—	—			—

David L. Calhoun	—	—	—	—	—	—	—

Lynne M. Doughtie	✓	—		—		—	—

Lynn J. Good	✓	—			—	—	—

Stayce D. Harris	✓			—	—	—

Akhil Johri	✓	—		—		—	—

David L. Joyce	✓		—		—	—

Lawrence W. Kellner	✓		—	—	—		—

Steven M. Mollenkopf	✓	—	—		—

John M. Richardson	✓		—	—		—

Ronald A. Williams	✓	—	—		—		—

Chair of the Board	Audit Committee Financial Expert	Committee Chair	Member

Aerospace Safety Committee

The Aerospace Safety Committee is responsible for directly overseeing our engineering, design, development, manufacture, production, operations, maintenance and delivery of aerospace products and services, in order to ensure the safety of our commercial, defense, space and other aerospace products and services.

In order to fulfill this responsibility, the Aerospace Safety Committee provides direct oversight of our:

•	safety-related policies and processes;

•	certification activities;

•	Safety Management System;

•

policies and processes for engaging with and supporting the regulatory oversight of the FAA, the Department of Defense, the National Aeronautics and Space Administration, and non-U.S. commercial, defense, and space aviation safety regulators;

•

participation in and support of accident investigations conducted by the National Transportation Safety Board and other domestic and international investigatory authorities, including our responses to material findings and conclusions of such investigations;

18	2022 Proxy Statement

CORPORATE GOVERNANCE

•	pilot training programs and services; and

•	cybersecurity with respect to our aerospace products.

In addition, the Aerospace Safety Committee consults with the Compensation Committee in connection with the safety review portion of individual executive performance evaluations, as well as in connection with identifying metrics that are best suited to encourage strong oversight of safety improvements and product safety. See “Compensation Discussion and Analysis” beginning on page 36. Each meeting of the Aerospace Safety Committee includes updates on significant safety issues, including significant safety events that have occurred, as well as information sufficient to understand management’s judgment in developing new safety policies and procedures, or in addressing significant safety events. In 2021, the Board has received and discussed reporting from management, including the Chief Aerospace Safety Officer, regarding the performance of Boeing’s Safety Management System and other significant safety initiatives. The Aerospace Safety Committee is composed entirely of independent directors.

Audit Committee

The Audit Committee oversees our independent auditor and accounting and internal control matters. Its principal responsibilities include oversight of:

•	the integrity of our financial statements;

•	our internal control environment and compliance with legal and regulatory requirements;

•	our independent auditor’s qualifications and independence;

•	our processes for assessing key strategic, operational and compliance risks;

•	the performance of our internal audit function; and

•	the performance of our independent auditor.

At each meeting, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are present to review accounting, control, auditing and financial reporting matters. In addition, the Audit Committee meets in executive session after every meeting with representatives of Deloitte & Touche LLP, our independent auditors, and also meets regularly in executive session with one or more of the following members of Company management:

•	Executive Vice President and Chief Financial Officer;

•	Senior Vice President, Controller;

•	Chief Legal Officer and Executive Vice President, Global Compliance;

•	Vice President and Chief Compliance Officer; and

•	Vice President, Corporate Audit.

The Audit Committee also oversees key strategic, operational and compliance risks on behalf of the Board, including those set forth under “Audit Committee Risk Oversight” on page 21. The Audit Committee also prepares the Audit Committee Report included on page 72. The Audit Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to audit committee members established pursuant to applicable law. The Board has determined that each Audit Committee member is financially literate as defined by NYSE listing standards and that that Mses. Doughtie and Good and Mr. Johri qualify as audit committee financial experts as defined by the rules of the Securities and Exchange Commission, or SEC.

Compensation Committee

The Compensation Committee oversees our executive and equity compensation programs. The Compensation Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to compensation committee members established pursuant to applicable law. Additional information about the Compensation Committee, including a more detailed list of its principal responsibilities, is set forth under “How Executive Compensation is Determined” on page 41. In addition, certain of the Compensation Committee’s risk oversight responsibilities are set forth under “Compensation Committee Risk Oversight” on page 21.

Finance Committee

The Finance Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	our funding plans and the funding plans of our subsidiaries;

•	our significant financial exposures, contingent liabilities and major insurance programs;

2022 Proxy Statement	19

CORPORATE GOVERNANCE

•	proposed dividend actions, stock splits and repurchases and issuances of debt or equity securities;

•	strategic plans and transactions, including mergers, acquisitions and divestitures, as well as joint ventures and other equity investments;

•	customer financing activities;

•	our credit agreements and short-term investment policies; and

•	employee benefit plan trust investment policies, administration and performance.

In addition, the Finance Committee has key risk oversight responsibilities that are described under “Finance Committee Risk Oversight” on page 21. The Finance Committee is composed entirely of independent directors.

Governance & Public Policy Committee

The GPP Committee’s principal responsibilities include:

•	making recommendations to the Board concerning the organization, size and composition of the Board, as well as the compensation and benefits of nonemployee directors;

•	identifying and recommending to the Board candidates who are qualified to become directors under the criteria set forth in our Corporate Governance Principles;

•	assessing the independence of directors and making recommendations to the Board with respect to such assessments;

•	pre-approving, and monitoring on an ongoing basis, directors’ service on the boards of other for-profit companies;

•	overseeing the annual performance evaluation process for the Board;

•	senior management succession planning, including recommending to the Board nominees for CEO and other senior leadership roles;

•	monitoring and reviewing the performance of our CEO;

•	overseeing Boeing’s political advocacy activities and expenditures and making recommendations to the Board with respect to such activities and expenditures;

•

monitoring and reviewing our public policy and corporate sustainability, including matters related to environmental stewardship and climate change and diversity, equity, and inclusion, and making recommendations to the Board with respect to such practices;

•	reviewing developments and trends in corporate governance, political advocacy, and sustainability and, where appropriate, making recommendations to the Board with respect to such matters;

•	monitoring compliance with stock ownership requirements for directors; and

•	considering possible conflicts of interest of directors and officers.

The GPP Committee also oversees key risks on behalf of the Board, including those set forth under “GPP Committee Risk Oversight” on page 21. The GPP Committee works with third-party search firms and regularly consults with other members of the Board to identify potential candidates to serve on the Board. The GPP Committee is composed entirely of independent directors.

Special Programs Committee

The Special Programs Committee principal responsibilities include:

•

reviewing the strategic, operational, and financial aspects of those programs of the Company which for purposes of national security have been designated as classified by the United States Government; and

•

reviewing policies, practices, processes, procedures, risk management and internal controls applicable to the Company’s classified business activities and, where appropriate, making recommendations to the Board with respect to such matters.

In addition, the Special Programs Committee has key risk oversight responsibilities that are described under “Special Programs Committee Risk Oversight” on page 22. The Special Programs Committee is composed entirely of independent directors.

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CORPORATE GOVERNANCE

Risk Oversight

As a company at the forefront of innovation, Boeing takes measured risks each day. It is the responsibility of the Board and senior management to ensure that we avoid imprudent risks and mitigate the many strategic, technological, operational, and compliance risks we face, all with our core values of safety, quality, integrity and sustainability at the forefront. Senior management is responsible for day-to-day management of risk, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The Board regularly assesses significant risks to the Company in the course of reviews of corporate strategy and the development of our long-range business plan including significant new development programs.

As part of its responsibilities, the Board and its standing committees also regularly review strategic, operational, financial, compensation and compliance risks with senior management. Examples of risk oversight activities conducted by the Board’s committees, subject to committee report-outs and full discussion at the Board level, are set forth below. Additional information is set forth in our Corporate Governance Principles.

Aerospace Safety Committee Risk Oversight

•	Evaluate key risks related to the safety of the Company’s aerospace products and services

For more information on oversight of these risks, see “Aerospace Safety Committee” on page 18.

Audit Committee Risk Oversight

•	Evaluate overall risk assessment and risk management practices

•	Perform central oversight role with respect to financial statement, disclosure and compliance risks

•	Evaluate the effectiveness of our ethics and compliance program, including through regular reports from our Vice President and Chief Compliance Officer

•	Lead the Board’s oversight of risks related to cybersecurity

•

Meet in executive session after every meeting with Deloitte & Touche LLP, our independent auditors, as well as regularly with one or more of our Executive Vice President, Enterprise Operations and Chief Financial Officer, our Senior Vice President, Controller, our Chief Legal Officer and Executive Vice President, Global Compliance, our Vice President and Chief Compliance Officer and our Vice President, Corporate Audit to discuss financial and compliance risks and report any findings to the Board

Compensation Committee Risk Oversight

•	Evaluate risks in connection with the design and oversight of compensation programs, in consultation with the Committee’s independent compensation consultant and the Aerospace Safety Committee

For more information on oversight of these risks, see “Compensation and Risk” on page 55.

Finance Committee Risk Oversight

•	Evaluate risks related to Boeing’s capital structure, significant financial exposures, and major insurance programs

•	Oversee risks related to investments in and costs related to our employee benefit retirement plans

•	Oversee risks related to the Company’s cash deployment strategy

GPP Committee Risk Oversight

•

Oversee risks related to the Company’s governance, including shareholder outreach efforts on governance-related matters, and ensure the Board’s continued ability to provide independent oversight of management

•	Oversee risks related to the Company’s political advocacy activities and expenditures

•	Oversee risks related to public policy and corporate sustainability practices, including matters related to environmental stewardship and climate change

•	Oversee risks related to the Company’s succession planning process

•	Evaluate related-person transactions

•	Evaluate risks in connection with the Company’s nonemployee director compensation program, in consultation with the Committee’s independent compensation consultant

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CORPORATE GOVERNANCE

Special Programs Committee Risk Oversight

•	Evaluate risks related to Boeing’s classified business activities

•	Discuss with management the Company’s policies and practices with respect to risk assessment and risk management in the area of classified business activities

Board and Director Evaluations

The Board and its committees perform thorough annual evaluations that are overseen by the GPP Committee and are designed to enhance the Board’s effectiveness and identify areas of potential improvement.

1. Annual Self-Assessment Questionnaires and Evaluation
• Performed by each director for the full Board and for each committee on which the director serves
• Serves as the basis for directors to assess the Board’s governance practices

•   Distribution of questionnaires to each director, wide-ranging Board and committee discussions in executive session led by Board Chair or relevant committee chair, and opportunities for discussions between individual directors and Board Chair, committee chairs, and/or the Corporate Secretary

Topics covered by these evaluations in 2021 included:

•   Board and committee structure;

•   Board’s oversight of our strategy and long-range business plan;

•   Quality of deliberations and communication with management;

•   Adequacy of materials;

•   Frequency and breadth of executive sessions;

• Skills and qualifications of individual directors; • Individual director performance; • Board’s oversight of key strategic, operational and compliance risks; and • Board’s evaluation process.

2. Discussions between Board Chair and Committee Chairs
• Board Chair and GPP Committee Chair discuss areas for potential improvement with the Board and/or relevant committees and, if necessary, identify steps to implement improvements
• Board Chair solicits input from committee chairs on the performance, contributions and engagement of individual directors serving on each committee

Recent changes the Board has made as a result of evaluations:
• Adding aviation/aerospace, engineering, safety systems oversight expertise as key skills for Aerospace Safety Committee members;	• Formalizing oversight of political advocacy, public policy and sustainability matters as GPP Committee responsibilities; and
• Ensuring regular management reporting of significant safety issues;	• Adding three new directors with key skills in 2021.

3. Evaluation of Each Director

Board Chair and GPP Committee Chair evaluate each director as to their contributions and whether they continue to possess the judgment, skills, experience and commitment to be nominated for re-election

4. One-on-One Conversations between Board Chair and Each Director
• Confirm the director’s continued desire to serve on the Board and discuss committee assignments
• Share the results of the individual evaluations, as appropriate
• Solicit the director’s suggestions on Board and committee effectiveness and practices
• Address any other issues the director wishes to discuss

5. Feedback Incorporated
Board Chair shares results with the full Board, and the GPP Committee reviews any recommended actions

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Meeting Attendance

During 2021, the Board held nine meetings. Each director attended 100% of the meetings of the Board and the committees on which he or she served during 2021. In addition, during 2021 our directors participated in extended discussions outside of formal meetings, both as a group and in informal sessions, and both amongst themselves and with members of management and/or outside experts. Absent extenuating circumstances, directors are required to attend our annual meetings of shareholders, and all of the directors attended our 2021 Annual Meeting.	100% Director attendance in 2021

Communication with the Board

The Board has established a process whereby any shareholder or other interested party can send communications to our independent Chair, to the nonemployee directors as a group or to the Audit Committee. This process is described at www.boeing.com/company/general-info/corporate-governance.page.

Codes of Conduct

The Board expects directors, officers and employees to act ethically, including by adhering to all applicable codes of conduct, at all times. The codes of conduct are available at www.boeing.com/company/general-info/corporate-governance.page. Waivers with respect to these codes for directors and officers may be granted only by the Board, and any such waiver must be promptly disclosed on our website. No waivers were requested during 2021. Directors are required to promptly inform the Chair of the Board or the Chair of the GPP Committee of any actual or potential conflicts of interest and to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Compensation of Directors

We have designed our nonemployee director compensation program to achieve the following objectives:

•	align directors’ interests with the long-term interests of our shareholders;

•	attract and retain outstanding director candidates with diverse backgrounds and experiences; and

•	recognize the substantial time commitment required to serve as a Boeing director.

The GPP Committee reviews Boeing’s director compensation program on an annual basis, and provides recommendations to the full Board as appropriate. When making its recommendations, the GPP Committee considered director compensation levels at the same group of companies used to benchmark our named executive officers’ compensation for 2021. See “Benchmarking Against Our Peer Group” on page 42 for more information. Pay Governance LLC, or Pay Governance, served during 2021 as the GPP Committee’s independent consultant with respect to the compensation of our nonemployee directors.

Our nonemployee director compensation program consists of cash retainer fees as well as retainer stock units that are not distributed until after termination of Board service. We also match director contributions to eligible non-profit organizations, up to a maximum match of $31,000 per year. Mr. Calhoun does not participate in the nonemployee director compensation program.

Cash Retainers

In 2021, each nonemployee director earned an annual cash retainer fee of $135,000. We also paid the following additional annual retainer fees to directors serving in leadership positions, pro-rated to reflect time in those positions where applicable: Chair of Board $250,000; Aerospace Safety Committee Chair $50,000; Audit Committee Chair $25,000; Compensation, GPP and Finance Committee Chairs $20,000; and Special Programs Committee Chair $15,000. Nonemployee directors may defer all or part of their cash compensation into a stock unit account as deferred stock units or in an interest-bearing, cash-based account. Deferred stock units are eligible to earn dividend equivalents, which are credited as additional deferred stock units. Directors do not have the right to vote or transfer deferred stock units until they are distributed following their Board service. Directors may elect to receive the distribution of shares in respect of these units in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of service. Directors elected to defer 2021 cash compensation into deferred stock units as follows: Mr. Bradway, $148,901 for 647 units; Mr. Collins, $77,500 for 340 units; Ms. Good, $156,525 for 681 units; Lt. Gen. Harris, $33,750 for 151 units; Mr. Johri, $152,376 for

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662 units; Mr. Kellner, $391,099 for 1,703 units; Mr. Mollenkopf, $135,000 for 588 units; Ambassador Schwab, $67,500 for 296 units; and Mr. Williams, $155,000 for 675 units.

Retainer Stock Units

In 2021, our nonemployee directors earned equity compensation valued at $200,000 per year in the form of retainer stock units, which are distributed as shares of Boeing stock after termination of Board service. These retainer stock units further align directors’ interests with the long-term interests of our shareholders. Each nonemployee director received an aggregate of 870 retainer stock units for services provided to the Board in 2021, except Ms. Doughtie who received 798 units; Lt. Gen. Harris who received 432 units; Mr. Joyce who received 299 units; Mr. Collins and Ambassador Schwab, who each received 439 units; and Ambassador Kennedy, who received 242 units, based on each director’s partial year of service on the Board. Retainer stock units are eligible to earn dividend equivalents, which are credited as additional retainer stock units. Directors do not have the right to vote or transfer retainer stock units until they are distributed in shares following their Board service. Directors may elect to receive the distribution of shares in respect of these units in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of service.

2021 Director Compensation Table

The following table sets forth 2021 compensation for each nonemployee director.

Director	Fees Earned or Paid in Cash ($)(14)	Stock Awards ($)(15)	All Other Compensation ($)(16)	Total ($)
Robert A. Bradway(1)	148,901	200,000	31,000	379,901
Arthur D. Collins Jr.(2)	77,500	100,000	31,000	208,500
Lynne M. Doughtie(3)	130,500	193,334	31,000	354,834
Edmund P. Giambastiani Jr.(4)	185,000	200,000	48,150	433,150
Lynn J. Good(5)	156,525	200,000	31,000	387,525
Stayce D. Harris(6)	67,500	100,000	31,000	198,500
Akhil Johri(7)	152,376	200,000	17,500	369,876
David L. Joyce(8)	45,122	66,848	31,000	142,970
Lawrence W. Kellner(9)	391,099	200,000	31,000	622,099
Caroline B. Kennedy(10)	33,750	50,000	1,400	85,150
Steven M. Mollenkopf	135,000	200,000	31,000	366,000
John M. Richardson(11)	150,000	200,000	14,120	364,120
Susan C. Schwab(12)	67,500	100,000	31,000	198,500
Ronald A. Williams(13)	155,000	200,000	31,000	386,000

(1)	Mr. Bradway began serving as Finance Committee Chair on April 20, 2021.
(2)	Mr. Collins retired from the Board effective April 20, 2021. He served as Compensation Committee Chair until his retirement.
(3)	Ms. Doughtie was elected to the Board effective January 13, 2021.
(4)	Admiral Giambastiani retired from the Board effective December 31, 2021. He served as Aerospace Safety Committee Chair for all of 2021.
(5)	Ms. Good served as Audit Committee Chair until April 20, 2021. She began serving as Compensation Committee Chair on April 20, 2021.
(6)	Lt. Gen. Harris was elected to the Board effective June 29, 2021.
(7)	Mr. Johri began serving as Audit Committee Chair on April 20, 2021.
(8)	Mr. Joyce was elected to the Board effective August 31, 2021.
(9)	Mr. Kellner served as Chair of the Board for all of 2021 and GPP Committee Chair until April 20, 2021.
(10)	Ambassador Kennedy retired from the Board effective January 13, 2021.
(11)	Admiral Richardson served as Special Programs Committee Chair for all of 2021.
(12)	Ambassador Schwab retired from the Board effective April 20, 2021.
(13)	Mr. Williams served as Finance Committee Chair until April 20, 2021. He began serving as GPP Committee Chair on April 20, 2021.
(14)

Reflects total cash compensation paid in 2021 and includes amounts deferred at the director’s election pursuant to our Deferred Compensation Plan for Directors. Cash compensation for nonemployee directors is paid in four quarterly installments as of the first business day of each quarter and is pro-rated for directors who join the Board during a quarter.

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(15)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the retainer stock units awarded to each nonemployee director in 2021. Retainer stock units are awarded in four quarterly installments as of the first business day of each quarter and are pro-rated for directors who join the Board during a quarter. The grant date fair value for these awards is equal to the fair market value of the underlying Boeing stock on the grant date. The “fair market value” for a single trading day is the average of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. The following table sets forth the aggregate number of deferred stock units accumulated in each director’s account as of December 31, 2021 from deferrals of cash compensation and retainer stock units, including additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units.

Director	Accumulated Deferred Stock Units
Robert A. Bradway	7,295
Arthur D. Collins Jr.	45,891
Lynne M. Doughtie	798
Edmund P. Giambastiani Jr.	18,252
Lynn J. Good	8,393
Stayce D. Harris	583
Akhil Johri	2,672
David L. Joyce	299
Lawrence W. Kellner	13,593
Caroline B. Kennedy	2,756
Steven M. Mollenkopf	2,598
John M. Richardson	2,066
Susan C. Schwab	18,085
Ronald A. Williams	21,629

(16)

Consists of gift matching of charitable contributions under the Board Member Leadership Gift Match Program (directors derive no financial benefit from these charitable contributions), and in the case of Admiral Giambastiani, the value of gifts provided to him by the Company upon his retirement.

Director Stock Ownership Requirements

Our Corporate Governance Principles require each nonemployee director with more than three years of Board service to own stock or stock equivalents with a value of at least three times the annual cash retainer fee, and directors with more than six years of Board service to own stock or stock equivalents with a value of at least five times the annual cash retainer fee. The GPP Committee annually reviews whether each nonemployee director has met the applicable requirement. Each director currently exceeds his or her applicable stock ownership requirement. Directors are prohibited from engaging in hedging or pledging transactions involving Boeing securities, and all transactions by Boeing directors involving Company stock are subject to formal pre-clearance procedures.

Compensation Consultant

The Compensation Committee engaged Pay Governance to serve as its independent compensation consultant during 2021. In this capacity, Pay Governance advised on peer group pay practices and other relevant benchmarks with respect to executive officer compensation, as well as regulatory developments and compensation trends. In addition, Pay Governance advised the Compensation Committee concerning management’s compensation data and recommendations. The GPP Committee also engaged Pay Governance during 2021 to serve as its independent compensation consultant relating to nonemployee director compensation. In connection with performing these roles, Pay Governance took direction from the Compensation and GPP Committees, as appropriate, reported directly to the committees, and did not provide any other services to Boeing. See discussion on page 41 under “How Executive Compensation is Determined.” The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent the compensation consultant from independently representing the Compensation and GPP Committees. In making this assessment, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to the compensation consultant’s independence, including that the consultant provided no services for Boeing other than pursuant to its engagement by the Compensation and GPP Committees. The Compensation Committee also determined there were no other factors the Committee should consider in connection with the assessment or that were otherwise relevant to the Committee’s engagement of Pay Governance.

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Director Retirement Policy

Our Corporate Governance Principles require that no director may serve if he or she would be 74 years of age or older at the time of election.

Related-Person Transactions

Some of our directors, executive officers, greater than 5% shareholders and their immediate family members may be affiliated with entities with which we do business in the ordinary course. We carry out transactions with these firms on customary terms, and in many instances, our directors and executive officers may not have knowledge of them.

Policies and Procedures

We regularly review transactions with related persons, including sales, purchases, transfers of real estate and personal property, services received or furnished, use of property and equipment by lease or otherwise, borrowings and loans, guarantees, filings of consolidated tax returns and employment arrangements. Under our policies and procedures, related persons include our executive officers, directors, director nominees and holders of more than 5% of our stock, as well as their immediate family members. Any findings are furnished to the Vice President, Accounting and Financial Reporting, who reviews potential related-person transactions for materiality and evaluates the need for disclosure under SEC rules.

In addition, the GPP Committee assesses possible conflicts of interest of directors and executive officers and considers for review and pre-approval or ratification, if applicable, any transaction or proposed transaction required to be disclosed under SEC rules in which Boeing is or is to be a participant and the amount involved exceeds $120,000 and in which a director, director nominee, executive officer and holders of more than 5% of our stock, as well as their immediate family members, has or will have an interest.

Executive officers are also subject to our policies and procedures applicable to all employees, which require them to disclose potential conflicts of interest and the Company to conduct reviews and make determinations with respect to specified transactions. Our Ethics and Business Conduct organization oversees these reviews and determinations, and refers to the GPP Committee for review and approval or ratification possible conflicts of interest involving executive officers. The factors considered in making the determination include the executive officer’s duties and responsibilities and, if the transaction includes another company, (1) the company or business involved in the transaction, including the product lines and market of the company or business; (2) the relationship between us and the other company or business, if any (for example, if the other company is one of our suppliers, customers or competitors); and (3) the relationship between the executive officer or his or her immediate family and the other company or business (for example, owner, co-owner, employee or representative).

Directors are required to disclose to the Chair of the Board or the Chair of the GPP Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with us, including:

•	engaging in any conduct or activities that would impair our relationship with any person or entity with which we propose to enter into a business or contractual relationship;

•

accepting compensation from us other than compensation associated with his or her activities as a nonemployee director unless such compensation is approved in advance by the Chair of the GPP Committee;

•	receiving improper gifts from persons or entities that deal with us; and

•

using our assets, labor, or information for personal use except as outlined in our policies and procedures or unless approved by the Chair of the GPP Committee or as part of a compensation or expense reimbursement program available to all directors.

Directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. Finally, pursuant to our Corporate Governance Principles, we may not, directly or indirectly, extend or maintain credit or arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Certain Transactions

The following transactions were reviewed and considered in light of the policies and procedures discussed above:

BlackRock, Inc., or BlackRock, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 5 to a Schedule 13G filed by BlackRock with the SEC on February 1, 2022. BlackRock provided investment management services and analytics to The Boeing Company Retirement Plans Master Trust, or the Retirement Plans Trust, and The Boeing Company Employee Savings Plans Master Trust, or the Savings Plans Trust, and received approximately $12.2 million for such services in 2021.

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Newport Trust Company, or Newport, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 4 to a Schedule 13G filed by Newport with the SEC on February 11, 2022. Newport is the investment manager for shares of our common stock held by the Savings Plans Trust and is entitled to an annual fee based on the market value of our common stock in the Savings Plans Trust. In 2021, these fees totaled approximately $1.4 million. In addition, Newport was engaged during 2021 to serve as investment manager for shares of our common stock held by the Retirement Plans Trust and received approximately $400,000 for such services.

The Vanguard Group, or Vanguard, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 7 to a Schedule 13G filed by Vanguard with the SEC on February 9, 2022. Vanguard received an aggregate of approximately $548,000 for management fees in 2021 from certain of our subsidiary retirement plans and a trust that funds a portion of our health and welfare plans.

From time to time, we may enter into customary relationships and/or purchase services in the ordinary course of business from one or more of the financial institutions named above and/or their respective affiliates.

Steven Caret has been employed by us since 2004, and is the husband of Leanne Caret, who became an executive officer in 2016. His compensation was established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. Mr. Caret’s 2021 compensation was approximately $261,000. He is also eligible to participate in our employee benefit programs on the same basis as other eligible employees. Mr. Caret does not report, directly or indirectly, to Ms. Caret.

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SUSTAINABILITY

Sustainability Approach and Governance

Boeing is committed to protecting, connecting, and exploring our world and beyond, safely and sustainably. Our commitment to sustainability is rooted in our company values and our stakeholders’ expectations, and encompasses our focus on environmental stewardship, social progress and inclusion as well as values-based, transparent governance.

Boeing has a dedicated Global Enterprise Sustainability organization, led by Chris Raymond, Chief Sustainability Officer. Mr. Raymond leads the Global Sustainability Council, which is composed of global leaders from across business units and functions to advance sustainability objectives and strategy. The GPP Committee amended its charter in 2021 to expressly include oversight of sustainability.

We published our first Sustainability Report in July 2021, sharing our sustainability priorities with our stakeholders while aligning with global reporting standards such as the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), Task Force on Climate-related Financial Disclosures (TCFD) and the United Nations Sustainable Development Goals (U.N. SDGs).

We have organized our sustainability efforts around four key pillars: People, Products and Services, Operations and

Communities. More information about our actions in each area is set forth below and at www.boeing.com/sustainability.

In addition, sustainability is a key topic in our discussions with investors throughout the year. For additional information, see “Shareholder Outreach” on page 17.

Sustainable Aerospace Together

Boeing aspires to protect, connect and explore our world and beyond safely and sustainably to meet the needs of our key stakeholders. Achieving this objective requires a portfolio of solutions outlined below.

Global partnerships are key, and we are actively collaborating with partners across each of the four elements. In 2021, Boeing supported our industry’s commitment to achieve net-zero carbon emissions for global civil aviation operations by 2050. We recognize that transition will take time and will require the use of verified carbon offsets in the mid-term as we collectively work to scale up SAF and deploy new technologies.

Compliant and Ethical Business

At Boeing, we believe that how we do our work is just as important as the work we do. Safety, quality, integrity and sustainability must be at the forefront as we design, build and service our products. Every year, all employees sign the Boeing Code of Conduct, reaffirming our commitment to integrity, transparency, safety, and respect, and pledging to comply with all applicable laws, regulations and company policies. In 2022, we refreshed the Code of Conduct to make it simpler, more connected to our mission, and reflective of what we have learned as a Company over the past years. The manner in which we learn from our mistakes, overcome challenges and make decisions now will help shape our future.

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We believe that compliance and ethical behavior are everyone’s responsibilities. That means we must hold ourselves accountable, and also help each other identify opportunities for improvement.

It is for that reason Boeing is also committed to creating an open and accountable workplace, and why Boeing leadership has encouraged employees to proactively seek out issues, speak up to report concerns and engage with transparency. In 2021, Boeing launched Seek, Speak & Listen to empower teammates to connect across differences, learn from one another and make better decisions. These habits help us to strengthen our teams, achieve better business outcomes and build a culture of trust, care and connection. As part of this initiative, our workforce implemented Seek, Speak & Listen habits into their daily practice, and formal training was made available to all employees. In response to employee surveys, 84% of employees report using Seek, Speak & Listen habits in their day-to-day interactions.

For more information, visit www.boeing.com/principles/ethics-and-compliance.page.

Sustainability Goals

To reflect our ambition, in 2021, Boeing set six 2030 goals to advance sustainable aerospace in alignment with our key sustainability priorities and stakeholder interests. We are focused on these ambitions today and are in the process of developing waypoints and metrics to demonstrate progress, hold ourselves accountable, and push ourselves to be and do better. We will share our waypoints and metrics to 2030 in our 2022 sustainability report.

See our 2021 Sustainability Report at www.boeing.com/principles/sustainability/annual-report/index.page.

People

Employee Safety and Well-Being

Nothing is more important than safety—in the workplace and in the products we design, build and support. We are committed to keeping our employees safe by fostering a positive safety culture and strengthening our safety processes through continuous improvement, learning and innovation. As part of the steady progress in our continuous journey toward implementing an enterprise Safety Management System, or SMS, in 2021 the FAA completed an evaluation and determined our Commercial Airplanes SMS is meeting regulatory expectations and operating as intended. Since its rollout, a vast majority of employees have already completed mandatory SMS awareness training. Every employee is empowered and encouraged to speak up if they have any safety or quality concern. As we drive continuous improvement, a positive safety culture and top-level commitment from Company leadership are foundational to the effectiveness of our SMS.

As COVID-19 vaccines became available, we strongly encouraged employees to get vaccinated when eligible, followed federal and state government vaccination requirements, provided resources and support to help employees get vaccinated, offered paid time off for primary and booster vaccinations, and supported vaccination clinics for our employees and their families. We provided access to virtual primary care physicians at no cost. We expanded our virtual work options and many of our office workers continue to telecommute. We have maintained safety protocols at

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SUSTAINABILITY

our sites, including face coverings, physical distance requirements and enhanced cleaning requirements. We continue to encourage daily self-health checks and operate our coronavirus hotline, which enables employees to report exposure to COVID-19 and positive COVID-19 test results directly to our Health Services group. As part of that reporting process, we have a robust contact tracing program to identify those who have been in close contact with ill employees in the workplace and need to quarantine. All of the actions above are overseen by Boeing’s Crisis Management Working Group, a multi-functional, multi-discipline team tasked with integrating all aspects of Boeing’s COVID-19 response.

Boeing is committed to attracting, developing and retaining world-class talent and providing them with what they need to thrive both personally and professionally. For example, the Company enhanced its Total Rewards portfolio to provide increased value to employees starting in January 2022 including:

•	For most nonunion employees: A dollar-for-dollar match on the first 10% of base and incentive pay that eligible employees contribute to their Boeing retirement plan;

•	For most nonunion employees: Contributing an additional 2% of base and incentive pay to the retirement accounts of eligible employees who are active on December 31 of 2022 and/or 2023; and

•	Expanding the opportunities available in its Learning Together Program.

In 2021, Boeing expanded eligibility for most benefits to cover all qualifying domestic partners of U.S. employees, providing free virtual health care services (including behavioral health services), doubled the number of back-up child and adult care days and added tutoring support for school-age children of eligible employees.

For more information on Total Rewards, visit www.boeing.com/careers/benefits/index.page.

Global Equity, Diversity and Inclusion

Equity, diversity and inclusion are foundational values of our company, and they form an important part of our business strategy. The Board has taken direct action in support of our equity, diversity and inclusion goals, through:

•

direct Board oversight of our efforts on equity, diversity and inclusion, including regular reviews of workplace diversity metrics, regular reviews of complaints received—and corrective actions taken—related to behavior that is inconsistent with our values; and

•

a Board commitment to the diversity of its own membership, with 45% of our directors, including the chairs of the Audit, Compensation and GPP Committees, being diverse with respect to gender or race/ethnicity.

For the first time in our company’s history, we shared our diversity metrics and outlined the steps we are taking to improve in our 2021 Global Equity, Diversity & Inclusion Report and also publicly shared our EEO-1 report, reflecting our goal of transparency.

We have established a set of aspirations we will strive to achieve by 2025:

•	Increase the Black representation rate in the U.S. by 20%;

•	Achieve parity in retention rates of all groups;

•	Close representation gaps for historically underrepresented groups;

•	Advance common understanding, shared experiences and mutual respect;

•	Report diversity metrics and progress annually; and

•	Eliminate any statistically significant differences between the workplace experiences of underrepresented and at-representation groups.

See our 2021 Global Equity, Diversity & Inclusion Report at www.boeing.com/principles/diversity-and-inclusion/index.page.

After its inaugural year, the Racial Equity Task Force, comprised of representatives of all levels from across the Company and around the world, continues to elevate and amplify employee voices in rooting out racism and advancing progress on key measures of equity and inclusion by engaging with thousands of employees in: strengthening the Black experience; identifying ways to deepen employees’ understanding of how to interrupt bias, improving retention, shaping Company policies and initiatives; and disrupting the perception that equity, diversity and inclusion are optional parts of our workplace culture. The team focuses on seeking out the voices of all employees, listening and sharing feedback from teammates with Boeing’s Executive Council and Global Equity, Diversity & Inclusion team to ensure multi-directional collaboration.

For more information, visit www.boeing.com/principles/diversity-and-inclusion/index.page.

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Products and Services

Aerospace Safety and Quality

We demonstrate an unwavering commitment to safety, quality, integrity and sustainability and instill best practices in all that we do. Our goal is to drive aerospace safety to prevent accidents, injury or loss of life with our Boeing culture and actions rooted in safety. In 2021, we appointed Michael Delaney as our first Chief Aerospace Safety Officer to build on the existing capabilities of our Product & Services Safety organization and integrate our Confident Travel Initiative, Aerospace Safety Analytics and Global Aviation Safety System. As part of his responsibilities, Mr. Delaney was appointed by the Board to serve on our Executive Council, and he reports regularly to the Aerospace Safety Committee and the full Board.

From commercial airplanes to military aircraft and spacecraft, our commitment and approach to safety and quality extend across our products and services. Boeing has strengthened its employee and product safety efforts with an enterprise SMS. Foundational to Boeing’s SMS is a positive safety culture, and our employee reporting channels enable everyone to “speak up.” Our teams are empowered, encouraged and even rewarded for voicing concerns, raising issues and sharing ideas to improve safety and quality.

Boeing is taking comprehensive action to continuously improve quality. We utilize Advanced Product Quality Planning, or APQP, a structured approach to product and process design that spans Product Engineering, Production Engineering, Quality, Supply Chain and Manufacturing to ensure that quality is designed into the product and controlled throughout every step—from concept to production. The APQP framework ensures quality products are delivered on time while satisfying cost performance targets, by designing quality into the product—even before the first prototype is built—instead of detecting and addressing problems in the finished product.

For more information, visit www.boeing.com/principles/safety.page.

Innovation and Clean Technology Solutions

Our company and our industry recognize that decreasing carbon emissions is an urgent challenge. We are united in our commitment to decarbonize commercial aviation so billions of passengers can experience flight every year to connect with friends and family, discover new places and cultures, engage in commerce and care for those in need in a sustainable manner. Achieving this objective requires a global portfolio of solutions and partnerships that allows our industry sector to decarbonize. Renewable energy in particular plays a critical role and can include sustainable aviation fuels, electric-powered battery propulsion and green hydrogen. Boeing is working to advance the development of all three technologies.

In 2021, we established multiple partnerships to help advance the renewable energy transition with partners including SkyNRG, SkyNRG Americas, Alaska Airlines, Etihad Airways, NASA, Rolls-Royce, and United Airlines. We also joined the First Movers Coalition, partnering with leading companies across sectors to accelerate the development of new technologies to reduce emissions. Additionally, we continued to make progress through our joint venture, Wisk, which is working to bring to market the first all-electric, self-flying air taxi in the U.S., helping decarbonize transportation while enabling new business opportunities centered around Urban Air Mobility.

For more information, visit www.boeing.com/principles/environment/index.page.

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SUSTAINABILITY

Operations

*

Greenhouse gas (GHG) emissions from our operations is calculated using GHG emissions from the energy (electricity and natural gas) consumption at Boeing’s Core Metric Sites. Core Metric Sites represent the majority (70%) of Boeing’s GHG footprint from operations. This is an absolute reduction in GHG emissions; no normalization has been applied.

Conservation and Efficiency

Boeing invests in sustainable operations to help drive the highest levels of industrial performance at our manufacturing and other facilities. We are making significant strides to address climate change and protect air, land, water and human health in partnership with our stakeholders and in line with our customers’ priorities. We shared our goals for 2030 in our 2021 Sustainability Report, and our 2025 targets will act as a milestone to guide our actions and progress along the way. Once again, we achieved net-zero greenhouse gas emissions from manufacturing and other facilities in 2021 by expanding conservation and renewable electricity use while sourcing verified carbon offsets for the remaining greenhouse gas emissions. In 2021, we executed contracts to grow our use of wind and solar power in the future and will continue to do so. For more information, visit www.boeing.com/principles/environment/index.page.

Supply Chain Practices

We are committed to high standards of ethical and business conduct for our procurement of goods and services. Our contractual relationships with suppliers, including our consultants and contract labor, are designed to enforce our expectations for lawful, ethical and fair business practices. Boeing supply chain organizations are responsible for evaluating and establishing all new supplier relationships and providing oversight of our suppliers.

In early 2022, we published a Supplier Code of Conduct that can be found at www.boeingsuppliers.com/become.html#/expectations. This is an important step forward as we strive to partner with our supply chain on responsible and sustainable supply chain practices including supplier diversity, small business utilization, upholding human rights and proactively addressing climate change driven risks to create resilience and stability within our supply base. With over 11,000 active suppliers, our supply chain is critical to our operational sustainability efforts, and we engage with suppliers to inspire, promote and support sustainability. We further recognize that a diverse and inclusive supply chain helps promote economic growth across diverse communities, and we strive to maximize business opportunities for suppliers. For more information, visit www.boeingsuppliers.com.

Human Rights

Boeing is committed to the protection and advancement of human rights in its global operations and supply chain. Boeing does not tolerate any form of slavery, human trafficking, forced labor or child labor. Boeing has policies and practices designed to enforce the standards laid out in our Code of Basic Working Conditions and Human Rights. We also expect similar behaviors from our suppliers, which we articulate in our Supplier Code of Conduct, embed in our supplier contracts and monitor through both in-person engagements and through third-party monitors. To learn more about Boeing’s stance on human rights issues, visit www.boeing.com/principles/human-rights.page.

Data Privacy and Information Security

Boeing’s cybersecurity strategy prioritizes detection, analysis and response to known, anticipated or unexpected cyber threats, effective management of cyber risks, and resilience against cyber incidents. We continuously strive to exceed industry best practices and implement risk-based controls to protect our partners’ and our company’s information and information systems. In order to protect both commercial and defense-related businesses and support our production operations, Boeing has adopted security principles in accordance with the National Institute of Standards and Technology (NIST) Cybersecurity Framework, contractual requirements and other global standards. We also leverage industry and government associations, third-party benchmarking, audits, and threat intelligence feeds, among other things, to ensure the effectiveness of our cybersecurity efforts and proactively allocate resources.

32	2022 Proxy Statement

SUSTAINABILITY

At Boeing, a fundamental expectation of everyone is the protection of personal information. Our privacy program focuses on protecting data, respecting privacy and enabling trust. The foundation of our privacy program is a set of privacy principles that map to the Generally Accepted Privacy Principles, the U.S. and NIST Privacy Management Frameworks, the E.U. General Data Protection Regulation (GDPR) and the Asia-Pacific Economic Cooperation (APEC) principles. The pillars of our program include a robust and comprehensive set of internal controls as well as monitoring, incident management, benchmarking, and engagement with industry and government entities. One of the key controls is a requirement to employ Privacy by Design when developing products, services, or systems that rely on personal information. We top our program with the implementation of risk and program management best practices. Boeing employees take annual training that familiarizes them with personal data protection requirements and their responsibilities. In addition, we have established a privacy community and leverage individuals within business units and functions to promote awareness, accountability, and Privacy by Design within the areas they represent.

Communities

Boeing Global Engagement

Boeing Global Engagement supports and invests in our global communities through employee volunteerism, innovative partnerships and programs that create meaningful contributions around the world. To inspire the next generation of innovators, Boeing contributed $44 million across 296 grants in 2021, supporting STEM education and workforce development programs. More than 15% of Boeing’s U.S.-based workforce are military veterans. And just as we work to open new doors for veterans at Boeing, we are also invested in helping them succeed in their communities. In 2021, Boeing provided more than $13 million to veteran organizations working to support the military to civilian transition process and recovery and rehabilitation programs for veterans and their families. As part of our commitment to furthering racial equity in our communities, in 2021, we announced donations totaling more than $15 million to organizations working to address racial equity and social justice, bringing our total racial equity investments to more than $30 million since 2020. In addition, Boeing is committed to sustainability in all aspects of our business. The Company supported 37 unique environmental grants in 2021, including $2 million to Roundtable on Sustainable Biomaterials (RSB) to help advance sustainable aviation fuel development and mitigate the effects of climate change in Brazil, Ethiopia and South Africa.

The Employees Community Fund of Boeing, or ECF, has been empowering employees to make a greater impact in their communities by pooling their tax-deductible donations for more than 60 years. As one of the largest employee-managed funds of its kind in the world, ECF contributed more than $8 million to local communities in 2021. For more information, visit www.boeing.com/principles/community-engagement.page.

2022 Proxy Statement	33

APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 2)

PROPOSAL SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as set forth under the heading “Compensation Discussion and Analysis” and in the accompanying compensation tables and material. The next advisory vote on executive compensation will occur at our 2023 Annual Meeting of Shareholders.

The Board recommends that you vote FOR the resolution approving named executive officer compensation.

Our Compensation Discussion and Analysis, together with the compensation tables and narrative discussion that follow, describes the compensation earned by our named executive officers in 2021. Since the onset of the COVID-19 pandemic and its significant impact on global air travel, we have remained focused on our strategic priorities while managing the effects of the pandemic on our business operations. In 2021, this included continuing our mission to safely return the 737 MAX to service globally, safely operating our business for our employees and customers in a COVID-19 environment, restoring production health, and strengthening our foundational principles. In future years, we will continue to work to attract, reward and retain executives who share our focus on our enduring values of safety, quality, integrity and sustainability, as well as operational and financial excellence and growth. In 2021, our shareholders approved the compensation of our named executive officers with a FOR vote of 87%.

We continue to implement compensation best practices.

What We Do

Significant portion of executive officer pay is variable and linked to Company and individual performance

Annual and long-term incentives linked to multiple and complementary metrics and goals

Rigorous stock ownership requirements

Robust clawback policy covering misconduct that compromises the safety of our products or services

Benchmarking of pay against industry peers

Active engagement with shareholders

Independent compensation consultant reports directly to Compensation Committee

Compensation Committee and independent compensation consultant review programs for inappropriate risk

What We Don’t Do

No performance-based incentive payouts if performance levels are not achieved

No uncapped incentive award payouts

No tax gross-ups, other than for certain relocation expenses

No excessive perquisites

No employment agreements or contracts (except where required by non-U.S. local law)

No accelerated vesting of equity awards in connection with a change in control

No change in control arrangements

No pledging or hedging of Boeing stock

34	2022 Proxy Statement

APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 2)

We pay for performance.

Key results driving 2021 Annual Incentive payouts:	0% payouts under 2019-2021 Performance Awards (3-year financial performance) and PBRSUs (3-year relative TSR)
☑ Total Company free cash flow improved by 78% over 2020
☑ Commercial Airplanes and Global Services free cash flow improved by 61% and 22%, respectively, over 2020
☑ Global Services revenue improved by 5% and earnings by 333% over 2020
☑ Defense, Space & Security revenue up by 1% over 2020
☑ Target performance exceeded for all three operational metrics: product safety, employee safety, and quality

This year, we once again request your vote supporting the following nonbinding resolution:

RESOLVED: That the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

2022 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes our executive compensation programs for our named executive officers, or NEOs, for 2021, who are listed below.

Name	Title	Tenure with the Company (as of March 2022)*
David L. Calhoun	President and Chief Executive Officer	2 years, 2 months (10 years as a nonemployee director)
Gregory D. Smith	Former Executive Vice President, Enterprise Operations and Chief Financial Officer	31 years, 3 months
David A. Dohnalek	Current Senior Vice President and Treasurer, Former Interim Chief Financial Officer	20 years
Brian J. West	Executive Vice President and Chief Financial Officer	8 months
Leanne G. Caret	Executive Vice President, President and Chief Executive Officer, Defense, Space & Security	33 years, 10 months
Theodore Colbert III	Executive Vice President, President and Chief Executive Officer, Global Services	12 years, 5 months
Stanley A. Deal	Executive Vice President, President and Chief Executive Officer, Commercial Airplanes	34 years, 3 months

*	Includes the entire period of employment with the Company, regardless of role.

During 2021, there were a number of leadership changes affecting our NEOs:

•	Effective July 9, 2021, Gregory D. Smith retired from his position as Executive Vice President, Enterprise Operations and Chief Financial Officer.

•	Effective as of Mr. Smith’s retirement, David A. Dohnalek, who previously served as the Company’s Senior Vice President and Treasurer, was elected as interim Chief Financial Officer.

•

Effective August 27, 2021, Brian West was elected as Executive Vice President and Chief Financial Officer. Mr. West’s compensation arrangement is described in more detail on page 38. Upon Mr. West’s election, Mr. Dohnalek resumed his prior role with the Company.

Executive Summary

Our Compensation Philosophy and Objectives

Our executive compensation and benefit programs are designed to attract, incentivize and retain highly talented individuals with diverse backgrounds and experience who are committed to our core values of safety, quality, integrity and sustainability. We do this by focusing on the following objectives:

Pay for Performance

•   Each element of our executives’ compensation is designed to align with our long-term business strategy and drive sustainable operational excellence and strong financial results.

•   Annual and long-term incentive compensation are linked to individual and Company performance, ensuring that our leaders are rewarded for creating shareholder value, living our values and successfully implementing our business strategy.

Attract and Retain World-Class Talent

•   In an increasingly competitive market, our compensation structure positions us to compete effectively for the best executive talent.

•   High-performing executives may earn above-target pay when individual and Company performance goals are exceeded.

Support our Commitment to Safety

•   Our robust clawback policy permits the recoupment of past incentive pay in the event of instances of misconduct that compromise the safety of our products and services, even absent a restatement of financial results.

•   The Compensation Committee assesses executive performance with respect to safety and our other core values, including through formal consultation with the Aerospace Safety Committee on individual performance reviews for executive officers.

•   Our annual incentive plan incorporates operational performance goals designed to drive continuous improvement in product safety, employee safety and quality.

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COMPENSATION DISCUSSION AND ANALYSIS

Align with Shareholder Interests

•   Our executive compensation packages are weighted heavily towards variable equity and incentive awards.

•   Executive officers must own significant amounts of Boeing stock.

•   Our CEO’s annual stock option awards prohibit him from selling or transferring acquired shares until separation, and his annual restricted stock unit awards will not be distributed to him until after he leaves the Company.

•   We do not accelerate vesting of equity awards upon a change in control.

Reduce Risk

•   Our annual incentive awards are subject to payout caps.

•   All incentive compensation is subject to a rigorous clawback policy for misconduct or fraud.

•   Executive officers may not engage in pledging, hedging or other speculative trading activity.

•   The Compensation Committee and its independent compensation consultant review our executive compensation programs for inappropriate risk on an ongoing basis.

•   The Compensation Committee’s independent compensation consultant conducts its own independent risk assessment of the Company’s annual and long-term incentive design.

Key 2021/Early 2022 Compensation Actions

Incorporation of operational performance goals into annual incentive plan design. In February 2021, in response to shareholder feedback on how to incorporate performance impacting safety more directly into executive pay decisions, the Compensation Committee changed the Company’s annual incentive plan to include a new operational performance component. This component was designed to drive improvement in three key areas critical to the Company’s success and overall business plan execution: product safety, employee safety and quality. The Compensation Committee set goals to measure the degree of performance under each operational component. The financial performance metrics for the 2021 annual incentive design remained consistent with the approach taken by the Compensation Committee in 2020, with performance measured at both the total Company and business unit levels and a cap of 150% on the maximum achievable score attributable to financial outcomes. More detail on these changes and the Company’s performance is set forth on page 47.

2021 Operational Performance Score
☑	Product Safety
☑	Employee Safety
☑	Quality
Target performance for each goal worth 5% increase to total Company/business unit financial performance score

Shift to 100% equity-based long-term incentive vehicles. In February 2021, the Compensation Committee determined that long-term incentive awards for our then-serving executive officers would be delivered 50% in the form of time-vested RSUs and 50% in the form of premium-priced stock options with the exercise price set at 120% of the grant date fair value of a share of Boeing stock. (In prior years, our long-term incentive awards consisted of time-vested RSUs, performance-based RSUs, or PBRSUs, that paid out based on relative total shareholder return compared to our peers over a three-year performance period, and cash-denominated performance awards that paid out based on free cash flow, core earnings per share and revenue over a three-year performance period.) The award types selected for 2021 strengthen the alignment between pay and shareholder interests and drive both short- and long-term performance, through full-value RSUs to retain our best talent, and stock options with a ten-year term more closely aligned to our long-term business cycle and that only deliver value to our NEOs after achieving meaningful returns for our shareholders. The long-term incentive awards granted to our NEOs in early 2021 are described in more detail beginning on page 45.

2022 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

Long-term performance-based incentives paid out at 0% for 2019-2021 period. For the long-term incentive cycle that concluded in 2021, our performance awards and PBRSUs, which together represented 75% of the total long-term incentive award opportunity granted to NEOs in 2019, paid out at zero based on our performance across multiple financial metrics and relative total shareholder return for the performance period. This is the third year of zero payouts under our performance awards, and the second year of zero payouts under our PBRSUs; these results were largely driven by the impacts of the 737 MAX grounding and the COVID-19 pandemic. The Compensation Committee made no adjustments to the performance metrics and targets for these awards after they were initially set in February 2019.

2019-2021 PBRSUs and Performance Awards 0% payouts

Under Mr. Calhoun’s leadership, we:

Increase in Chief Executive Officer’s target total compensation for 2021. In February 2021, the Compensation Committee and the Board approved a long-term incentive award target for our Chief Executive Officer of $16,000,000. In 2020, Mr. Calhoun’s long-term incentive awards and supplemental performance-based RSU award (described on page 39) together had an aggregate grant date value of $14,014,942. This increase was based on the Compensation Committee’s review of benchmarking data and its evaluation of Mr. Calhoun’s individual performance. The Compensation Committee and the Board also decided to provide Mr. Calhoun’s total pay increase entirely in the form of long-term incentive awards, without adjusting other elements of pay including base salary and his annual incentive target, to meaningfully strengthen the link between his compensation and the Company’s long-term performance and incentivize the leadership necessary to our rebuilding.

Mr. Calhoun’s 2021 long-term incentive awards were granted 50% in the form of premium-priced stock options and 50% in the form of RSUs. The Compensation Committee incorporated additional restrictions into Mr. Calhoun’s long-term incentive awards designed to further drive long-term company performance. Mr. Calhoun may not sell or otherwise transfer shares acquired through exercise of vested options until he leaves the Company, and his vested RSUs will not be distributed to him until after he leaves the Company, and thereafter in ten annual installments. With these changes, the vast majority of Mr. Calhoun’s total target pay—93%—is weighted to variable, or at risk, components that will only be realized by him over a period of years and dependent on the Company’s long-term performance, including after he leaves the Company.

☑	Completed a comprehensive, robust and transparent certification process for the 737 MAX, leading to safe return to service in nearly all global markets
☑	Implemented an enterprise-wide Safety Management System and established a Product & Services Safety organization to drive safety and first-time quality efforts across the Company
☑	Effectively managed impact of COVID-19 pandemic by increasing liquidity, reducing spending, and lowering production rates

Chief Financial Officer transitions and compensation arrangements. On July 9, Mr. Smith retired from his position as Executive Vice President, Enterprise Operations and Chief Financial Officer. Mr. Smith received no payments or benefits in connection with his retirement, other than pursuant to pre-existing terms of the Company’s incentive and benefit plans as described in more detail on page 52. Mr. Dohnalek, who served as interim Chief Financial Officer from July 9 to August 27, 2021, received no additional payments or benefits in 2021 in connection with his service. Mr. West was appointed Executive Vice President and Chief Financial Officer on August 27, 2021. Mr. West’s compensation arrangement is outlined to the right. In connection with his hire, Mr. West also received a cash sign-on award and two equity sign-on awards, also described to the right. These awards were granted to Mr. West to incentivize him to join the Company and, in the case of the equity awards, to give him an immediate stakeholder interest in the Company’s long-term growth. Mr. West’s RSU and option awards provide for accelerated vesting if his employment is terminated due to layoff, death or disability prior to the vesting date, and forfeiture in all other circumstances.

 CFO Target Pay

Base salary: $1M

Annual incentive target:

110% of base salary

Long-term incentive target:

600% of base salary

(first grants in starting in 2022)

 Sign-on Awards

$750,000 cash

(subject to clawback)

$3M in RSUs

(3-year cliff vesting)

$3M in premium-priced

stock option

(3-year cliff vesting and an exercise price of $263.57, equal to 120% of grant date fair value)

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COMPENSATION DISCUSSION AND ANALYSIS

CEO Supplemental Award

Performance Goals

— 737 MAX safe return to service

— Realignment of engineering function

— 777X entry into service & production/delivery ramp-up

— Crewed Starliner flight

— T-7A, MQ-25, VC-25B and KC-46 milestones

— Execution of 2020 Global Services long-range business plan

— Embraer joint venture milestones [transaction terminated in 2020]

Status of Chief Executive Officer’s 2020 supplemental performance-based RSU award. In connection with his hire in 2020, Mr. Calhoun received a supplemental award of performance-based RSUs with a grant date value of $7,014,942. This award is designed to vest, at the earliest, 50% after two years of service and 50% after three years of service. However, in no event can either installment vest unless and until the Compensation Committee certifies that certain specified performance goals (listed to the left) have been substantially achieved. If the performance goals are not substantially achieved by December 31, 2023, the award will be forfeited in its entirety. In advance of the first time-based vesting date on February 24, 2022, the Compensation Committee assessed progress towards the goals and determined that, because all of the goals have not yet been substantially achieved, no portion of the award would vest in February 2022. The Compensation Committee will next evaluate whether the goals have been substantially achieved in early 2023.

Principal Components of NEO 2021 Total Target Compensation

Company Performance Metrics and Results Driving 2021 Compensation

2021 Annual Incentive Plan. In 2021, our annual incentive program was focused on driving (a) financial performance at the Company and business unit levels in free cash flow, earnings, and (for our Defense, Space & Security and Global Services businesses) revenue, and (b) operational performance in three key areas critical to our business: product safety, employee safety and quality. The Compensation Committee set financial and operational goals at the beginning of the year that were designed to be challenging, taking into account the severe headwinds to our business and customers caused by the COVID-19 pandemic and other factors outside management’s control.

2022 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Below we have summarized the financial and operational outcomes that drove our 2021 annual incentive program and payouts. Free cash flow was a heavily weighted component of financial performance at both the total Company and business unit levels in 2021, as the Company focused closely on managing liquidity while we navigated the year’s challenges. We achieved positive free cash flow in the fourth quarter of 2021 for the first time since early 2019.

*

As discussed on page 48, the Compensation Committee has discretion to adjust performance results, for incentive plan measurement purposes only, to better reflect Company and business unit core operating performance. Consistent with its authority and past practice, the Compensation Committee adjusted core EPS downwards to normalize for non-operational performance gains related to tax rate. No other adjustments were made to the results described above.

2019-2021 Long-Term Incentive Plan. In early 2022, the Compensation Committee also assessed results under our 2019-2021 long-term incentive award cycle. Performance-based awards issued in 2019 constituted 75% of the total long-term incentive award opportunity granted to our NEOs employed that year, and consisted of:

•

Cash-denominated performance awards, which vested over three years of employment and paid out based on the Company’s performance against pre-set goals for free cash flow, revenue and core earnings per share, and

•	PBRSUs, which also vested over three years of employment and paid out based on the Company’s relative total shareholder return against our peers plus Airbus.

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COMPENSATION DISCUSSION AND ANALYSIS

Consistent with our pay for performance philosophy, the Compensation Committee made no adjustments to the metrics or goals for our performance awards or PBRSUs after they were initially established in February 2019. The COVID-19 pandemic and the 737 MAX grounding were significant drivers of the outcomes shown below.

How Executive Compensation is Determined

We design our executive compensation program to attract and retain the talent needed to achieve our long-term strategic objectives, reward executives who achieve those objectives and align executives’ interests with the long-term interests of our shareholders. The Compensation Committee reviews our executive compensation program on an ongoing basis and, with the assistance of its independent compensation consultant, compares our executive compensation practices to those of our peers.

We apply the following approach in setting compensation for our executive officers:

•

We compare position-specific duties and responsibilities with market data and our internal management structure to determine a range of pay starting point, inclusive of salary, target annual and long-term incentive award opportunities, executive benefits and perquisites.

•	Salary ranges and incentive opportunities by role or role grouping are benchmarked annually against our peer group to ensure they are competitive.

•

Individual pay is generally benchmarked by role against median pay for like roles in our peer companies as a starting point, but can vary based on job requirements, business needs, unique market situations and the executive officer’s experience, contribution and performance.

2022 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Role of Board, Management and Consultants

The Compensation Committee establishes, reviews and approves all elements of NEO compensation, working with the independent members of the Board, the Compensation Committee’s independent compensation consultant (Pay Governance), the GPP Committee, the Aerospace Safety Committee and management as described below.

Compensation Committee	Independent Compensation	Governance & Public Policy Committee

•  Sets incentive program targets and approves payouts

•  Evaluates CEO performance with GPP and Aerospace Safety Committees and independent directors

•  Evaluates other executive officers’ performance with Aerospace Safety Committee and independent directors

•  Evaluates peer group and market pay practices

•  Reviews and recommends CEO compensation and executive officer base salaries to independent directors for approval

•  Reviews and approves all other elements of pay for executive officers

•  Assesses independence of compensation consultant

Consultant

•  Presents peer group pay practices and benchmarks for executive officer compensation to Compensation Committee and management

•  Reviews and provides recommendations to Compensation Committee regarding management’s program design and compensation proposals

•  Meets with Compensation Committee in executive session

•  Advises GPP Committee on nonemployee director compensation matters, including presenting peer group data

•  Provides ad hoc consultation

• Evaluates CEO performance with Aerospace Safety Committee and independent directors • Reviews and approves nonemployee director compensation

Independent Directors
• Evaluate performance of CEO and other executive officers • Review and approve CEO compensation and executive officer base salaries

Aerospace Safety Committee

Management • CEO and EVP, HR recommend compensation program design

•  Provides input to Compensation and GPP Committees and independent directors on performance of executive officers impacting safety

•  Consults with Compensation Committee on incentive plan design metrics relating to safety

•  CEO, assisted by EVP, HR, recommend compensation for other executive officers

•  CFO provides financial information to inform Compensation Committee’s decision-making on incentive goals and payouts

•  Implements decisions of the Compensation Committee and Board

The Compensation Committee has assessed Pay Governance’s independence under SEC and NYSE rules and determined that no conflict of interest exists that would prevent it from independently advising the Compensation and GPP Committees. For more information on this conflicts of interest assessment, see “Compensation Consultant” on page 25. During 2021, Pay Governance provided no services to Boeing outside of its duties as the independent consultant to the Compensation and GPP Committees.

A supermajority (two-thirds) of the Board must approve any incentive awards granted to NEOs under an incentive or other compensation plan not previously approved by a supermajority of the Board. No such awards were granted in 2021.

Benchmarking Against Our Peer Group

We benchmark executive compensation against a peer group of leading U.S.-based companies (with an emphasis on aerospace and industrial manufacturing companies) that have a technology focus, large global operations, a diversified business and/or roughly comparable annual sales and market capitalizations. On at least an annual basis, the Compensation Committee, working with its independent consultant, Pay Governance, reviews the composition of the peer group and determines whether any changes should be made. In 2021, Boeing’s peer group consisted of the 19 companies listed below, which is the same peer group used for 2020.

2021 Peer Group

3M	AT&T	Caterpillar
Chevron	Cisco Systems	Exxon Mobil
Ford	General Dynamics	Honeywell
IBM	Intel	Johnson & Johnson
Lockheed Martin	Microsoft	Northrop Grumman
Procter & Gamble	Raytheon Technologies	United Parcel Service
Verizon Communications

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COMPENSATION DISCUSSION AND ANALYSIS

The median revenue of our peer group for the year ended December 31, 2021 was approximately $76 billion as compared to our revenue of $62 billion. As of December 31, 2021, the median market capitalization of our peer group was approximately $176 billion as compared to our market capitalization of $118 billion. Individual executive pay is generally benchmarked against our peer group using the median as a starting point, but can vary based on the requirements of the job (competencies and skills), the executive’s experience, contribution and performance, and the organizational structure of the businesses.

This peer group, plus Airbus, is also used to measure our relative TSR performance for purposes of our PBRSUs granted in 2019 and 2020 (beginning in 2021, we ceased granting PBRSUs under our long-term incentive program). For additional information on the PBRSUs, see page 51. Airbus is not included in our compensation benchmarking peer group due to the lack of publicly available and comparable compensation and benefit program information.

The Compensation Committee will use the same peer group for 2022 compensation decisions for our executive officers, but will also collect and reference compensation data from a number of leading U.S.-based companies that focus on technology, given our growing focus on recruiting within that sector. This secondary peer group includes Apple, Alphabet, Meta Platforms, Dell Technologies and Oracle Corporation.

Incorporating Shareholder Feedback on Executive Compensation

The Board and the Compensation Committee have a long-standing practice of encouraging shareholder feedback, and executive compensation remains a key focus area in our year-round discussions with shareholders. During 2021, we engaged frequently and directly with our shareholders to discuss our pay for performance philosophy, alignment with stakeholder interests and opportunities for enhancing the core features of our program, including with respect to our operational performance metrics. In response to shareholder feedback asking the Compensation Committee to consider additional means by which executives’ pay can be impacted by the Company’s performance relative to safety, we made changes to our annual incentive design for 2021 to embed an operational performance component targeted specifically to product and employee safety as well as quality, described in more detail on page 47. Product safety, employee safety and quality will continue to be a focus of operational performance in our 2022 annual incentive design. In addition, we continued to ensure that safety-related considerations are taken into account for purposes of evaluating the individual performance of our executive officers. In early 2021, we deployed our Seek, Speak & Listen initiative across the Company, designed to foster a cohesive culture of awareness, openness, and attentiveness across our global workforce through focused learning conversations among and across teams throughout the year and incorporation of these habits in individual performance management and assessments. Our executive officers’ individual performance during 2021 was reviewed under the Seek, Speak & Listen framework as described in more detail on page 45.

In 2021, our executive compensation program received 87% approval from our shareholders. The Compensation Committee will continue to consider say-on-pay vote results and feedback from shareholders when reviewing our executive compensation programs and practices. Additional information on our shareholder engagement program is set forth under “Shareholder Outreach” on page 17.

Components of Executive Compensation

Our executive compensation program features both fixed and variable elements, and incorporates short- and long-term performance, financial and operational performance, and individual, business unit and total Company performance. The Compensation Committee reviews and approves adjustments, if any, to annual and long-term incentive targets in February. The Board also reviews and approves adjustments, if any, to base salaries at the same time; any base salary adjustments generally take effect in March.

Base Salary

Base salaries provide a fixed level of cash compensation for each executive based on competitive market data and individual factors such as competencies, skills, experience, contributions, performance and the assumption of new responsibilities or promotions. There are no specific weightings assigned to these individual factors. When setting base salaries, the Compensation Committee and the Board also consider the impact of base salary on other compensation elements, such as the size of target annual incentive awards. In February 2021, the Compensation Committee and the Board (or management, in the case of Mr. Dohnalek, as he was not an NEO at that time) approved the following base

2022 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

salary rates for our then-employed NEOs (Mr. West’s salary rate was approved by the Compensation Committee and the Board in connection with his hire in August). No changes were made to NEO base salaries in 2021.

Name	2020 Base Salary	Change	2021 Base Salary
David L. Calhoun	$1,400,000		$1,400,000
Gregory D. Smith	$1,150,000		$1,150,000
David A. Dohnalek	$545,000		$545,000
Brian J. West	N/A	N/A	$1,000,000
Leanne G. Caret	$1,000,000		$1,000,000
Theodore Colbert III	$875,000		$875,000
Stanley A. Deal	$1,100,000		$1,100,000

Annual Incentive Plan

The annual incentive plan is designed to drive near-term program execution and operational excellence, as well as to differentiate executives based on individual performance. The Compensation Committee assigns each executive a target incentive award, determined as a percentage of actual base salary paid during the year, based on competitive market data and the executive’s pay grade, responsibilities and role. In February 2021, the Compensation Committee (or management, in the case of Mr. Dohnalek, as he was not an NEO at that time) approved the following annual incentive targets for our then-employed NEOs (Mr. West’s target was approved by the Compensation Committee in connection with his hire in August). Mr. Calhoun’s annual incentive target was also approved by the Board. As illustrated by the table below, there were no changes made to NEO annual incentive targets in 2021.

Name	2020 AIP Target %	2020 AIP Target	Change	2021 AIP Target %	2021 AIP Target
David L. Calhoun	180%	$2,520,000		180%	$2,520,000
Gregory D. Smith	115%	$1,322,500		115%	$1,322,500
David A. Dohnalek	70%	$381,500		70%	$381,500
Brian J. West	N/A	N/A	N/A	110%	$1,100,000	*
Leanne G. Caret	110%	$1,100,000		110%	$1,100,000
Theodore Colbert III	90%	$787,500		90%	$787,500
Stanley A. Deal	110%	$1,210,000		110%	$1,210,000

*	Reflects Mr. West’s target assuming a full year of service. Mr. West’s actual AIP payout was calculated based on the actual base salary he received in 2021 starting from his hire in August.

Actual incentive awards are determined as follows:

The Company performance score is determined by comparing our performance under certain financial metrics at both the total Company and business unit levels and (beginning in 2021) strategic operational goals to target performance goals established in connection with the Board’s long-range business plan. Payout at target is dependent on the Company executing according to its long-range business plan during the applicable period. It is expected that both maximum performance and performance resulting in zero payout would be infrequent. These goals incorporate expectations regarding the probability of achieving performance goals, key risks and a degree of “stretch” to push our executives to achieve superior performance. The metrics and performance applicable to 2021 are described in more detail on page 47 under “2021 Company Performance Metrics and Results.”

The CEO’s individual performance is evaluated by the Compensation and GPP Committees and reviewed with the other independent directors of the Board. The CEO presents the Compensation Committee with recommendations for

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individual performance scores for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO’s recommendations as well as input from the Aerospace Safety Committee, makes such adjustments as it deems appropriate and approves the individual performance scores. Individual performance assessments reflect the Compensation Committee’s evaluation of each executive’s business achievements, contributions and overall organization performance. These assessments also incorporate how each executive performed with respect to our core values (including safety) and key leadership behaviors, which, starting in 2021, are evaluated under the Seek, Speak & Listen framework. This framework is designed to highlight and embed those specific habits necessary to help the Company achieve its commitments to improving safety, quality, integrity and sustainability.

SEEK Because awareness can teach us and help us improve	SPEAK Because it’s the right thing to do and every voice matters	LISTEN Because listening builds trust and leads to better decisions

Long-Term Incentive Program

The long-term incentive program is designed to drive sustainable growth and increased shareholder value, as well as to encourage retention of key talent over a sustained time period. In 2021, the Compensation Committee shifted towards expressing long-term incentive awards for our executive officers as cash-denominated targets independent of base salary rates (instead of a fixed percentage of base salary as in prior years), in order to give the Committee more flexibility in adjusting this significant element of compensation and taking into account individual NEO performance. In February 2021, the Compensation Committee approved the following long-term incentive award targets for our then-employed NEOs (Mr. West’s target was approved by the Compensation Committee in connection with his hire in August), as compared to the 2020 long-term incentive targets in place for our NEOs. Mr. Calhoun’s long-term incentive target was also approved by the Board.

Name	2020 LTI Target	Change	2021 LTI Target
David L. Calhoun	$7,000,000*		$16,000,000
Gregory D. Smith	$4,888,000		$5,000,000
David A. Dohnalek	$1,090,000		$1,090,000
Brian J. West	N/A	N/A	$6,000,000	**
Leanne G. Caret	$4,100,000		$4,000,000
Theodore Colbert III	$3,063,000		$3,500,000
Stanley A. Deal	$4,510,000		$4,700,000

*

While Mr. Calhoun’s long-term incentive award target for 2020 was set at 500% of his base salary, or $7,000,000, he also received a supplemental award in 2020 that will only vest contingent upon substantial achievement of multiple performance goals, described in more detail on page 39. Mr. Calhoun’s 2020 long-term incentive awards and his supplemental performance-based award had a combined grant date value of $14,014,954.

**	Mr. West’s long-term incentive award target was set at $6,000,000 in August 2021 upon his hire; however, his first long-term incentive awards under our program were not granted until February 2022.

The changes to certain of our NEOs’ long-term incentive targets as shown above were based on the Compensation Committee’s careful assessment of a number of factors with respect to each NEO, including:

•	Market practices for comparable executive roles within our peer group;

•	Each NEO’s individual contributions to our business outcomes and performance, including under the Seek, Speak & Listen framework; and

•	The need to retain and appropriately incentivize our executive officers following multiple years of below-target and/or zero payouts under our annual and long-term incentive programs.

In prior years, our long-term incentive awards were delivered through a combination of cash-denominated performance awards linked to financial performance goals over a three-year performance period, PBRSUs that paid out based on our relative total shareholder return as compared to our peers over a three-year period, and RSUs that vested after three years of service. In 2021, the Compensation Committee determined that an adjustment to the mix of vehicles used to deliver long-term incentives was necessary to drive both short- and long-term performance and to better align our incentives with the long-term cycle of our business.

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COMPENSATION DISCUSSION AND ANALYSIS

Accordingly, during 2021, our long-term incentive awards consisted of time-vested RSUs and premium-priced nonqualified stock options, with special provisions incorporated into our CEO’s awards to ensure that this significant component of his total target pay remains firmly linked to the Company’s sustained long-term performance while he is serving as our CEO and beyond. These special provisions for our CEO’s long-term incentive awards will be included in his future annual awards as well. Mr. Dohnalek’s long-term incentive award for 2021 was granted exclusively in the form of RSUs, as he was not serving as one of our executive officers at the time the Compensation Committee approved long-term incentive awards in February.

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COMPENSATION DISCUSSION AND ANALYSIS

2021 Company Performance Metrics and Results

Annual Incentive Plan

For 2021, our annual incentive plan measured performance both at a total Company level and at a business unit level, using a combination of free cash flow, core earnings per share (EPS)/operating earnings, and (for our Defense, Space & Security and Global Services businesses) revenue. In response to shareholder feedback, the Compensation Committee incorporated an operational performance component beginning in 2021 to further strengthen the connection between executive pay and our strategic operational goals in the areas of product safety, employee safety and quality.

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COMPENSATION DISCUSSION AND ANALYSIS

The metrics for the financial performance component of our annual incentive plan were selected to drive the business objectives and improved sustained performance described in the chart below. At the total Company level, the use of two metrics—free cash flow and core EPS—was intended to focus our executives on managing liquidity and overall financial health as we continued to reduce our 737 MAX backlog while managing the impact of the COVID-19 pandemic on global air travel. The metrics used at the business unit level were similarly selected in order to drive each business’s focus on liquidity management and core operational performance and also, in the case of our Defense, Space & Security and Global Services businesses, to incorporate revenue as a key driver of business execution and on-time delivery performance, first-time quality and safety, and new order capture.

PRINCIPAL COMPANY PERFORMANCE DRIVERS

Free Cash Flow(1)	Core EPS(2) | Operating Earnings(3)	Revenue

• Business execution • First-time quality and safety • On-time delivery • Disciplined asset inventory and cash management • Disciplined investments in productivity and innovation	• Business execution • First-time quality and safety • On-time delivery • Continued innovation • Operating cost management and achievement of productivity targets	• Business execution • First-time quality and safety • On-time delivery • New orders

(1)   Free cash flow is defined as GAAP operating cash flow, less capital expenditures for property, plant and equipment additions.

(2)   Core EPS is defined as GAAP diluted earnings per share, excluding the net impact of unallocated pension and other postretirement benefit expense.

(3)   Operating earnings is defined as the segment profit (or loss) remaining after subtracting operating costs from revenues.

To better reflect the core operating performance of the Company, the Compensation Committee retained discretion to adjust the results under one or more of these metrics to account for (1) significant external events outside management’s control, such as tax or regulatory changes, (2) management decisions intended to increase long-term value but that create short-term financial impacts, such as major acquisitions or dispositions or unplanned share repurchases, and (3) significant changes to market conditions that were not foreseeable at the outset of a performance period. In 2021, the Compensation Committee utilized this discretion solely to adjust 2021 core EPS down to normalize for non-operational performance gains related to tax rate, and references to 2021 core EPS results mean such results as adjusted.

Our broad-based, non-executive annual incentive programs also used this structure for 2021 so that our employees were aligned in pursuit of the same financial and operational goals. We believe that these metrics drove accountability and performance and enabled employees at every level to maintain a stronger and more direct line of sight to financial and operational performance.

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COMPENSATION DISCUSSION AND ANALYSIS

2021 Annual Incentive Plan Results

2021 performance with respect to the financial metrics and operational goals governing payouts under our 2021 annual incentive plan, and the resulting payout scores, are set forth below.

*

As discussed on page 48, the Compensation Committee has discretion to adjust performance results, for incentive plan measurement purposes only, to better reflect Company and business unit core operating performance. Consistent with its authority and past practice, the Compensation Committee adjusted core EPS downward to normalize for non-operational performance gains related to tax rate. No other adjustments were made to the results described above.

**	For executives not assigned to a particular business unit (including our CEO and CFO), the business unit score is the average of the three business unit scores.

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COMPENSATION DISCUSSION AND ANALYSIS

As described on page 44, individual payouts under the Annual Incentive Plan are based not only on the applicable Company performance score, but on each executive’s individual target award and individual performance score. Specifically, each executive’s annual incentive award payout was determined by multiplying their annual incentive award target by the applicable Company performance score and their individual performance score. As Messrs. Calhoun, Smith, Dohnalek and West are not assigned to a specific business unit, the Company performance score applicable to them was the enterprise score. For Ms. Caret and Messrs. Colbert and Deal, their Company performance scores were determined by reference to the score for the business unit each leads—respectively, Defense, Space & Security, Global Services, and Commercial Airplanes.

The individual performance scores for our NEOs who were serving as executive officers as of February 2022 were approved by the Compensation Committee, following consultation with the Aerospace Safety Committee, based on its assessment of each NEO’s contributions during the performance year and their demonstration of key leadership behaviors under the Seek, Speak & Listen framework. Mr. Calhoun’s individual performance score was also approved by the Board. For 2021, our NEOs’ scores ranged from 90% to 110%, averaging 101%. Messrs. Calhoun, West and Colbert received scores over 100%. The Company performance scores set forth above, and the Compensation Committee’s evaluation of individual performance in 2021, resulted in the following incentive award payouts for each of Messrs. Calhoun, West, Colbert and Deal and Ms. Caret.

•

Mr. Calhoun received an annual incentive award of $3,381,840, compared to his target of $2,520,000. Mr. Calhoun’s individual performance score reflected the significant progress achieved on the Company’s near-term priorities of inculcating robust safety and quality management systems, instilling discipline and rigor throughout the Company’s operations, restoring stakeholder trust and strengthening Boeing’s culture of safety, quality, and transparency by championing the Seek, Speak & Listen behaviors. Progress on the Company’s overall recovery and the 737 MAX return to service helped generate positive cash flow for the first time since early 2019. During the year, Mr. Calhoun also established a long-term strategic framework to enable Boeing’s future competitiveness with key investments in innovation, technology, sustainability and talent.

•

Mr. West received an annual incentive award of $433,569, compared to his target of $338,461 (adjusted to reflect his partial year of service). Mr. West’s individual performance score reflected his significant impact on our efforts to simplify and transform our business processes in an open, inclusive and collaborative manner that exemplified our Seek, Speak & Listen behaviors, creating value for the enterprise and driving greater stability in our operating environment since he joined the Company in August 2021.

•

Ms. Caret received an annual incentive award of $1,098,900, compared to her target of $1,100,000. Ms. Caret’s individual performance score reflected her leadership of our Defense, Space & Security business, driving operational stability and improved execution while strengthening relationships with customers globally. In these efforts, Ms. Caret modeled our Seek, Speak & Listen behaviors through her attentive and collaborative leadership approach and openness to dialogue with internal and external stakeholders.

•

Mr. Colbert received an annual incentive award of $1,196,528, compared to his target of $787,500. Mr. Colbert’s individual performance score reflected his leadership of Global Services in driving operational stability and strong business performance, in a manner that modeled our Seek, Speak & Listen behaviors to promote a culture of inclusion, openness and transparency in our business operations and relationships with internal and external stakeholders.

•

Mr. Deal received an annual incentive award of $1,287,440, compared to his target of $1,210,000. Mr. Deal’s individual performance score reflected his leadership in the continued safe return to service of the 737 MAX, his focus on operational stability for all commercial airplane programs, and his efforts towards strengthening customer confidence in our products, while consistently demonstrating Seek, Speak & Listen behaviors with our employees, customers and other stakeholders to create an inclusive and collaborative culture focused on our foundational principles of safety, quality, integrity and sustainability.

Mr. Dohnalek’s individual performance score was approved by management, as he ceased serving as an executive officer in August 2021. Based on that score and the applicable Company performance score, he received an annual incentive award payout of $465,430. Mr. Smith’s annual incentive award payout was $1,203,882, based on the applicable Company performance score and his partial year of employment.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan

2019-2021 Performance Award Results

Performance awards constituted 50% of the target long-term incentive opportunity awarded in February 2019 to our then-employed NEOs. For the 2019-2021 performance period, performance was measured based 50% on free cash flow, 25% on core EPS, and 25% on revenue over the three-year performance period. Actual performance that was higher or lower than target for any particular metric was assigned a percentage score from 0% to 200% based on a curve established by the Compensation Committee. Company performance with respect to each metric for the three-year performance period, and the resulting Company performance score are set forth below. The Compensation Committee made no changes to the metrics or targets established for the 2019-2021 performance awards after they were initially approved in early 2019.

Metric	Weighting	Target	Result	Payout
Free Cash Flow Core EPS Revenue	50% 25% 25%	$51.0B $71.30 $357.0B	($28.4B) ($36.16) $197.0B	0%

2019-2021 Performance-Based Restricted Stock Units Results

PBRSUs constituted 25% of the target long-term incentive opportunity awarded in February 2019 to our then-employed NEOs. For the 2019-2021 performance period, TSR performance below the 21st percentile of our peer group (plus Airbus) would result in 0% payout, with payouts increasing in 25% increments up to a maximum payout of 200% for performance at or exceeding the 91st percentile. Payout at target would have required above-median TSR performance between the 51st and 60th percentiles. Our TSR performance for the 2019-2021 period and the resulting payout are set forth below. The Compensation Committee made no changes to the metrics or targets established for the 2019-2021 PBRSUs after they were initially approved in early 2019.

Metric	Ranking	Payout
Relative Total Shareholder Return	#21 of 21 (peer group plus Airbus)	0%

2022 Changes to Our Program Design

In early 2022, we made a number of modifications to our annual and long-term incentive programs for executives.

Annual Incentive Plan

Our 2022 annual incentive plan will continue to be based on Company financial and operational performance, business unit financial performance and individual performance, but with an increased focus on operational goals. While our 2021 design incorporated operational performance in the areas of product safety, employee safety and quality, for 2022 we will add two other focus areas critical to our long-range business plan: climate and diversity, equity and inclusion (DE&I). The Compensation Committee has set goals to measure the degree of performance under each operational component, but will consider both quantitative and qualitative results following the end of the performance period in determining whether the goal has been achieved. The Compensation Committee also adjusted the weightings, as shown below:

Consistent with past practice, payouts to individual executive officers will be adjusted based on their individual performance score.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan

In February 2022, the Compensation Committee adjusted the premium-priced stock option component of our long-term incentive program for our executive officers to incorporate an additional performance metric: relative total shareholder return as compared to our peer group companies plus Airbus.

Under this construct, the exercise price for the options will initially be set at 120% of the fair market value of a share of Company stock on the grant date, but if the Company’s total shareholder return exceeds the median total shareholder return for our peer group of companies plus Airbus as measured across the three-year vesting period, the exercise price will be reduced to 110% of the grant date value. This unique design, which pairs an exercise price premium with a relative performance metric, further reinforces the link between meaningful shareholder returns and our executive compensation.

Other Design Elements

As part of a comprehensive and competitive executive compensation package, executives may be eligible for additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

Retirement Benefits

Our executives participate in The Boeing Company 401(k) Plan and are also eligible to participate in our Executive Supplemental Savings Plan, or Executive SSP, a nonqualified deferred contribution plan. The Executive SSP provides certain executives with additional retirement benefits and allows eligible participants to receive Company contributions that would otherwise exceed Internal Revenue Code limits applicable to the 401(k) Plan. The Executive SSP also allows executives to voluntarily defer, on a nonqualified basis, receipt of a portion of salary and/or cash-based incentive payouts. For more information on our nonqualified deferred compensation benefits, see “2021 Nonqualified Deferred Compensation” beginning on page 62.

Executives hired prior to 2009 earned benefits under our Pension Value Plan, or PVP, a broad-based defined benefit pension plan, until the end of 2015, and if they had a PVP benefit or were hired prior to 2008, also earned benefits under our defined benefit Supplemental Executive Retirement Plan, or DB SERP, until the end of 2015. In addition, Mr. Smith has accrued benefits pursuant to a Canadian subsidiary pension earned during prior service with the Company. Each of these arrangements, as well as each of our other broad-based pension plans for which executives are eligible, is described under “2021 Pension Benefits” beginning on page 60.

Perquisites and Other Executive Benefits

Consistent with our executive compensation philosophy and our commitment to emphasize performance-based pay, we limit the perquisites and other benefits that we provide to executives, and any such benefits are provided to help achieve our business objectives. In 2021, these perquisites consisted of:

•

Security—Our CEO is required, and certain senior executives are encouraged, to use Company aircraft for business and personal travel for security reasons. We provide ground transportation services to the CEO for security purposes. In addition, home security is provided to certain senior executives.

•	Productivity—Relocation assistance (when applicable) and tax preparation services.

•	Health—Annual physical exam.

•	Other—Supplemental life insurance, Company contributions to retirement plans, charitable gift matching program, commemorative gifts, and certain ground transportation services.

No tax gross-ups are provided except in connection with certain relocation expenses. The Compensation Committee annually reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with our executive compensation philosophy.

Severance Benefits

We maintain an Executive Layoff Benefit Plan to provide separation benefits for executives who are involuntarily laid off due to a job elimination (these separation benefits are not provided if the executive becomes employed elsewhere within the Company in any capacity, or refuses any offer of employment with the Company as an executive). The plan provides a layoff benefit equal to one year of base salary plus an amount equal to the executive’s target annual incentive multiplied by the Company performance score for the year in which the layoff occurs, less any amounts paid pursuant to an individual employment, separation or severance agreement (if applicable). The plan does not provide enhanced change-in-control benefits or tax gross-ups. The Compensation Committee believes that the benefits

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COMPENSATION DISCUSSION AND ANALYSIS

provided under the plan are consistent with those provided by our peers and other companies with whom we compete for executive talent. In addition to receiving benefits under the plan, laid off executives may continue to participate in certain incentive award programs with respect to their outstanding awards after a separation based on service and the terms and conditions of the award. No NEO received any benefits under the Executive Layoff Benefit Plan in 2021.

Additional Considerations

Executive Stock Ownership and Stock Holding Requirements

In order to further align the interests of our senior executives with the long-term interests of shareholders, we require NEOs and other senior executives to own significant amounts of Boeing stock. Senior executives are required to attain and maintain throughout their term of employment with us the following investment position in Boeing stock and stock equivalents:

•	CEO: 6x base salary

•	Executive Vice Presidents: 4x base salary

•	Senior Vice Presidents: 3x base salary

•	Vice Presidents: 1x or 2x base salary based on executive level

Senior executives must fulfill this requirement within five years after joining the executive grade to which the requirement applies. During the five-year period, executives are expected to accumulate and hold qualifying equity until they meet the minimum stock ownership requirement. In addition, executive officers must hold all newly-vested stock until their minimum stock ownership requirement has been satisfied. Shares owned directly by the executive as well as stock units, RSUs, deferred stock units and shares held through our savings plans are included in calculating ownership levels. Shares underlying unexercised stock options and PBRSUs do not count toward the ownership guidelines. As of December 31, 2021, each NEO employed as of that date exceeded the applicable stock ownership requirement or is on track to exceed the requirement by the end of the five-year period referenced above.

Each year, the Compensation Committee reviews the ownership position of each executive officer as well as a summary covering all senior executives. In assessing stock ownership, the average daily closing stock price over a one-year period (ending September 30 of each year) is used. This approach mitigates the effect of stock price volatility and is consistent with the objective of requiring long-term, sustained stock ownership. The Compensation Committee may, at its discretion, elect at any time to pay some or all performance awards in stock, including for executives who are currently not in compliance with the applicable ownership requirement.

Boeing, like the vast majority of its peers, generally does not require NEOs to hold a fixed percentage of equity compensation through retirement age, whether defined by the Company’s existing retirement plans or otherwise. However, beginning in 2021, Mr. Calhoun’s long-term incentive awards contain unique provisions to further strengthen the link between our CEO’s pay and the Company’s sustained performance. Specifically, Mr. Calhoun’s RSU awards granted under our long-term incentive program provide that distribution of vested units will not commence until he has separated from the Company, and further provide for a ten-year annual installment payment timeline. Similarly, Mr. Calhoun’s premium-priced stock option awards provide that he may not sell or otherwise dispose of any shares acquired through exercise until he has separated from the Company. The Compensation Committee has considered the Company’s existing executive stock ownership and stock holding requirements, as well as the views of shareholders, and believes that its existing policies with respect to executive stock ownership are robust, appropriately mitigate risk and effectively align the long-term interests of our senior executives with those of shareholders.

Granting Practices

The Compensation Committee typically grants long-term incentive awards each February. The Board meeting date is generally the effective grant date for the grants. The grant date fair market value of restricted stock units is determined by reference to the average of the high and low prices of a share of Boeing stock on the grant date; similarly, for stock options, the exercise price is determined by reference to the same fair market value, with any applicable premium applied (120% for 2021). Executive officers who join the Company after the February grant date are generally eligible for their first long-term incentive awards the following February.

Securities Trading Policy

We have a policy that prohibits all employees from trading in Boeing securities while aware of material nonpublic information, and that further prohibits executive officers and directors from trading in “puts” and “calls” and engaging in short sales of, or hedging, pledging or monetization transactions (such as zero-cost collars) involving, Boeing securities. This policy is described in our Corporate Governance Principles, which may be viewed in the corporate governance section of our website at www.boeing.com/company/general-info/corporate-governance.page.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

We will require reimbursement of any incentive payments to a senior executive if the Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for a substantial restatement of financial results and a lower payment would have been made to the executive based on the restated financial results. In addition, even absent a financial restatement, the Compensation Committee may recoup incentive compensation from any executive officer or any other executive who has engaged in fraud, bribery, or illegal acts like fraud or bribery, or knowingly failed to report such acts of an employee over whom such officer had direct supervisory responsibility. The Compensation Committee also may recoup incentive compensation from any executive who has violated, or engaged in negligent conduct in connection with the supervision of someone who violated, any Company policy, law, or regulation that has compromised the safety of the Company’s products or services and has (or could reasonably be expected to have) a material adverse effect on the Company. The Compensation Committee has the flexibility under this policy to direct the Company to publicly disclose any recoupment made pursuant to the policy.

In addition, The Boeing Company 2003 Incentive Stock Plan and certain other executive compensation plans provide that certain compensation payable under the plans may be forfeited or recovered in the event an award recipient engages in various types of conduct deemed detrimental to the Company’s interest, including theft or fraud against the Company and engaging in competition with the Company.

Tax Gross-Ups

We do not provide tax gross-ups other than for certain relocation expenses, in accordance with our standard relocation policies.

Accounting Implications

The Compensation Committee considers the accounting impact reflected in our financial statements when establishing the amount and forms of long-term and equity compensation. The forms of long-term compensation selected are intended to be cost-efficient.

•

Stock options, RSUs and PBRSUs—We account for these stock-settled awards in accordance with FASB ASC Topic 718, pursuant to which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of units or shares subject to the option, as applicable, that vest.

•

Performance awards—The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense will equal the value earned by/paid to the executives and, accordingly, will not be determinable under the end of the three-year performance period.

Compensation Committee Report

Management has prepared the Compensation Discussion and Analysis, beginning on page 36. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Lynn J. Good, Chair David L. Joyce Steven M. Mollenkopf Ronald A. Williams

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2021 had a relationship that requires disclosure as a Compensation Committee interlock.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Risk

We believe that our compensation programs create appropriate incentives to drive sustained, long-term increases in shareholder value. These programs have been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of these programs include:

•	Benchmarking of individual executive pay against comparable executive roles at an appropriate set of peer companies;

•

Incorporation of an individual performance assessment for each executive as a critical factor in the annual incentive calculation, thereby enabling the Compensation Committee to direct a zero payout to any executive in any year, including if the executive is deemed to have sufficiently poor performance, is found to have engaged in activities or misconduct that pose a financial, operational or other undue risk to the Company, or otherwise fails to adhere to our enduring values of safety, quality, integrity and sustainability;

•	Incorporation of prior-year individual performance into the determination of long-term incentive award target value, driving further connection between pay and individual performance;

•	The use of multiple financial metrics at the total Company and business unit levels, sharpening our executives’ focus on the areas within their control that best drive long-term shareholder value;

•

Incorporation of operational performance alongside financial performance into our annual incentive plan design to drive improvements in areas critical to successful business execution and risk mitigation—product safety, employee safety and quality;

•

A robust clawback policy permitting the recoupment of past incentive pay from executive officers in the event of instances of misconduct, even absent a restatement of financial results, including misconduct that has compromised the safety of our products or services, and forfeiture of incentive awards and certain other compensation in the event the executive engages in various types of conduct deemed detrimental to the Company’s interests, including theft or fraud against the Company and engaging in competition with the Company;

•	No employment agreements with executive officers (except where required by non-U.S. local law);

•	Compensation Committee-approved limits on annual incentive awards (as well as performance awards and PBRSUs, which were granted to our executive officers prior to 2021);

•	Compensation Committee annual and ongoing review of our compensation plans and programs as advised by the Compensation Committee’s independent compensation consultant;

•

Significant share ownership requirements for senior executives, and a holding requirement for certain senior executives, each monitored by the Compensation Committee, to ensure alignment with shareholder interests over the long term;

•	Limited Compensation Committee discretion to adjust performance metrics to reflect certain extraordinary circumstances affecting the core operating performance of the Company; and

•	Restrictions on trading in Boeing stock to reduce insider trading compliance risk, as well as prohibitions on pledging, hedging and monetization transactions involving Boeing stock.

In light of these features, we conclude that the risks arising from our executive and employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In early 2021, to bolster our ongoing process of evaluating our program design for unintended or inappropriate levels of risk, we engaged Pay Governance to conduct an independent evaluation of the risk in our compensation design for 2021. As part of its independent assessment, Pay Governance reviewed our annual and long-term incentive design and determined that it would not encourage inappropriate risk taking or manipulation of earnings. The findings of this review were discussed with management and presented to the Compensation Committee in February 2021. Pay Governance conducted a similar review of our annual and long-term incentive program design for 2022, and presented its conclusion to the Compensation Committee in February 2022 that our plans do not encourage inappropriate risk taking or manipulation of earnings.

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation for each of our 2021 named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David L. Calhoun	2021	1,400,000	—	8,000,000	8,000,000	3,381,840	—	311,765	21,093,605
President and Chief Executive Officer	2020	269,231	—	20,515,106	—	—	—	289,715	21,074,052
Gregory D. Smith	2021	858,077	—	2,500,000	2,500,000	1,203,882	—	166,614	7,228,573
Former Executive Vice President, Enterprise Operations and Chief Financial Officer	2020 2019	1,150,000 1,128,846	— —	2,565,845 2,430,699		888,720 —	411,186 411,242	206,027 545,016	5,221,778 4,515,803
David A. Dohnalek	2021	545,000	—	1,362,330	—	465,430	—	216,626	2,589,386
Senior Vice President and Treasurer, Former Interim Chief Financial Officer
Brian J. West	2021	307,692	750,000	3,000,000	3,000,000	433,569	—	84,359	7,575,620
Executive Vice President and Chief Financial Officer
Leanne G. Caret	2021	1,000,000	—	2,000,000	2,000,000	1,098,900	—	167,986	6,266,886
Executive Vice President, President and Chief Executive Officer, Defense, Space & Security	2020 2019	1,000,000 980,769	— —	1,845,055 1,753,172	— —	898,700 —	626,749 632,899	146,654 325,205	4,517,158 3,692,045
Theodore Colbert III	2021	875,000	—	1,750,000	1,750,000	1,196,528	—	150,540	5,722,068
Executive Vice President, President and Chief Executive Officer, Global Services
Stanley A. Deal	2021	1,100,000	—	2,350,000	2,350,000	1,287,440	—	253,526	7,340,966
Executive Vice President, President and Chief Executive Officer, Commercial Airplanes	2020 2019	1,080,769 934,423	— —	2,193,650 1,732,642	— —	675,740 —	789,513 830,045	781,854 708,196	5,521,526 4,205,306

(1)	Amounts reflect base salary paid in the year, before any deferrals at the executive’s election.

(2)

Amounts reflect the grant date fair value of RSUs granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the executive. The grant date fair value of each RSU award in 2021 is set forth in the 2021 Grants of Plan-Based Awards table on page 57.

(3)

Amounts reflect the grant date fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the executive. Assumptions used in calculation of these values are included in Note 17 to our audited financial statements including in our Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair value of each stock option award in 2021 and additional details are set forth in the 2021 Grants of Plan-Based Awards table on page 57.

(4)

Amounts reflect annual incentive compensation, which is based on total Company, business unit, and individual performance, including amounts deferred under our deferred compensation plan. For each of 2021, 2020, and 2019, there were zero payouts of long-term performance awards for the three-year performance period that ended in the relevant year. The estimated target and maximum amounts for annual incentive awards for 2021 are reflected in the 2021 Grants of Plan-Based Awards table on page 57.

(5)

No defined benefits have accrued since the end of 2015. Amounts for 2020 and 2019 reflect aggregate increases in the actuarial present value of the executive’s accumulated benefits under all pension plans during the applicable year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements. The degree of change in the present value depends on the age of the executive, when the benefit payments begin, and how long the benefits are expected to last. The interest rate used for determining our audited financial statements can fluctuate significantly, which can result in significant year-to-year changes in the present value of accumulated benefits. An executive’s actual pension value is determined at the time of benefit commencement under the terms of the applicable plan. Additional information regarding our pension plans is set forth under “2021 Pension Benefits” beginning on page 60. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.

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COMPENSATION OF EXECUTIVE OFFICERS

(6)	The following table sets forth the elements of “All Other Compensation” provided in 2021 to our NEOs:

Name	Perquisites and Other Personal Benefits ($)(a)	Life Insurance Premiums ($)	Tax Reimbursements ($)(b)	Company Contributions to Retirement Plans ($)	Total All Other Compensation ($)
David L. Calhoun	141,306	3,780	14,679	154,000	311,765
Gregory D. Smith	49,590	1,553	—	115,471	166,614
David A. Dohnalek	22,401	1,472	—	192,753	216,626
Brian J. West	58,482	900	—	24,977	84,359
Leanne G. Caret	10,351	2,700	—	154,935	167,986
Theodore Colbert III	45,412	2,363	—	102,765	150,540
Stanley A. Deal	62,583	2,970	33,186	154,787	253,526

(a)

Perquisites and other personal benefits provided to one or more of our NEOs in 2021 consisted of use of Company aircraft for personal travel, including to attend outside board meetings, personal use of ground transportation services, relocation assistance, tax preparation services, charitable gift matching, home security expenses, annual physicals, and (for Mr. Smith) retirement gifts. We determine the incremental cost to us for these benefits based on the actual costs or charges incurred. The incremental cost to us for use of Company aircraft equals the variable operating cost, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board meals, landing fees, and parking costs. Year over year costs per statute mile increased by 8.4% in 2021. Since our aircraft are used predominantly for business travel, the calculation does not include costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs, and the cost of maintenance not related to trips. The cost of any category of the listed perquisites and other personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and other personal benefits for any NEO, except as follows: (i) $50,026 for relocation services including aircraft usage related to relocation and $83,563 for use of the Company aircraft, for Mr. Calhoun; (ii) $37,324 for use of Company aircraft for Mr. Smith; (iii) $27,482 for use of Company aircraft and $31,000 in charitable gift matching donations for Mr. West; (iv) $29,248 in charitable gift matching donations for Mr. Colbert; and (v) $31,280 for relocation services for Mr. Deal.

(b)	Represents tax assistance, including associated gross-ups for relocation benefits based on business needs, provided pursuant to standard Company relocation policies.

2021 Grants of Plan-Based Awards

The following table provides information for each of our NEOs regarding 2021 annual and long-term incentive award opportunities, including the range of potential payouts under our incentive plans. Specifically, the table presents the 2021 grants of annual incentive awards, RSUs, and premium-priced stock options.

Name	Type of Award	Grant Date	Committee Action Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards(3) ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Maximum ($)
David L. Calhoun	Annual Incentive	—	—	2,520,000	5,040,000	—	—	—	—
	RSUs	02/17/2021	02/17/2021	—	—	37,089	—	—	8,000,000
	Stock Options	02/17/2021	02/17/2021	—	—	—	107,195	258.83	8,000,000
Gregory D. Smith	Annual Incentive	—	—	986,789	1,973,578	—	—	—	—
	RSUs	02/17/2021	02/16/2021	—	—	11,590	—	—	2,500,000
	Stock Options	02/17/2021	02/16/2021	—	—	—	33,498	258.83	2,500,000
David A. Dohnalek	Annual Incentive	—	—	381,500	763,000	—	—	—	—
	RSUs(4)	02/17/2021	02/16/2021	—	—	6,316	—	—	1,362,500
Brian J. West	Annual Incentive	—	—	338,461	676,922	—	—	—	—
	RSUs	08/27/2021	06/28/2021	—	—	13,658	—	—	3,000,000
	Stock Options	08/27/2021	06/28/2021	—	—	—	40,322	263.57	3,000,000
Leanne G. Caret	Annual Incentive	—	—	1,100,000	2,200,000	—	—	—	—
	RSUs	02/17/2021	02/16/2021	—	—	9,272	—	—	2,000,000
	Stock Options	02/17/2021	02/16/2021	—	—	—	26,798	258.83	2,000,000
Theodore Colbert III	Annual Incentive	—	—	787,500	1,575,000	—	—	—	—
	RSUs	02/17/2021	02/16/2021	—	—	8,113	—	—	1,750,000
	Stock Options	02/17/2021	02/16/2021	—	—	—	23,449	258.83	1,750,000
Stanley A. Deal	Annual Incentive	—	—	1,210,000	2,420,000	—	—	—	—
	RSUs	02/17/2021	02/16/2021	—	—	10,895	—	—	2,350,000
	Stock Options	02/17/2021	02/16/2021	—	—	—	31,488	258.83	2,350,000

(1)

RSU and stock option awards were approved by the Compensation Committee for all executive officers other than our CEO on February 16, 2021, with a grant date of February 17, 2021 (the day of our full Board meeting). Mr. Calhoun’s RSU and stock option awards were approved and granted by the Board effective February 17, 2021. Mr. West’s RSU and stock option awards were approved by the Compensation Committee on June 28, 2021 and had a grant date of August 27, 2021 (Mr. West’s date of hire).

(2)	Payouts of annual incentive awards may range from $0 to the applicable maximum as set forth above. Therefore, we have omitted the “Threshold” column.

(3)	The exercise price for all stock options granted in 2021 was set at 120% of the fair market value (the average of the high and low prices) of a share of Company stock on the grant date.

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COMPENSATION OF EXECUTIVE OFFICERS

(4)

As Mr. Dohnalek was not serving as an executive officer at the time the Compensation Committee approved long-term incentive awards in February 2021, his long-term incentive award was granted exclusively in the form of RSUs, rather than a combination of RSUs and stock options.

Annual Incentive Awards

The amounts shown for annual incentive awards represent the target and maximum amounts of annual cash incentive compensation that, depending on total Company, business unit and individual performance, might have been paid to each NEO for 2021 performance. The actual amount paid for 2021 is included in the “Non-Equity Incentive Plan Compensation” column and corresponding footnote of the Summary Compensation Table on page 56.

Annual incentive awards, if payable, may be deferred at the election of the executive. If employment is terminated due to death, disability, layoff or retirement during the year, the executive (or beneficiary) remains eligible to receive a payout based on actual eligible earnings during the year. Upon any other type of employment termination, all rights to the annual incentive awards would terminate completely. Annual incentive awards are described in further detail beginning on page 47.

Restricted Stock Units

The amounts shown for RSUs represent the number of RSUs awarded to each NEO in 2021 and the grant date fair value of the RSUs determined in accordance with FASB ASC Topic 718. The grant date fair values are calculated using the average of the high and low prices on the grant date.

RSUs granted as part of our long-term incentive program vest and settle on a one-for-one basis in shares of stock on the third anniversary of the grant date. Our 2021 long-term incentive program RSUs provide that executives who terminate employment due to retirement or layoff after attaining at least age 62 with one year of service are eligible to continue vesting in their entire RSU award; executives who terminate employment due to death or disability fully vest in their entire RSU award; and executives who terminate employment due to retirement after attaining at least age 55 with ten years of service, or layoff prior to attaining age 62 with one year of service, are eligible to vest in a pro-rated portion of their RSU award based on months of employment during the three-year vesting period.

Supplemental RSUs granted outside our long-term incentive program may have different vesting terms than those described above. During 2021, Mr. West received a sign-on RSU grant in connection with his hire. This sign-on award is described in more detail on page 38.

Premium-Priced Stock Options

The amounts shown for stock options represent the number of shares subject to a nonqualified premium-priced stock option granted to each NEO in 2021, the option exercise price, and the grant date fair value of the options determined in accordance with FASB ASC Topic 718. The exercise price per share is 120% of the fair market value of a share on the grant date, meaning the average of the high and low prices on that date. Stock options expire ten years after the grant date. Vested options are generally exercisable for 90 days following termination of employment, except for terminations due to death, disability, or layoff, in which case vested options remain exercisable for up to five years following termination (but not later than the ten-year term), or terminations due to retirement, in which case vested options remain exercisable for the full ten-year term.

Stock options granted as part of our long-term incentive program vest on the third anniversary of the grant date. Our 2021 long-term incentive program stock options provide that executives who terminate employment due to retirement or layoff after attaining at least age 62 with one year of service are eligible to continue vesting in their entire stock option award; executives who terminate employment due to death or disability fully vest in their entire stock option award; and executives who terminate employment due to retirement after attaining at least age 55 with ten years of service, or layoff prior to attaining age 62 with one year of service, are eligible to vest in a pro-rated portion of their stock option award based on months of employment during the three-year vesting period.

Supplemental stock option awards granted outside our long-term incentive program may have different vesting terms than those described above. During 2021, Mr. West received a sign-on stock option award in connection with his hire. This sign-on award is described in more detail on page 38.

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COMPENSATION OF EXECUTIVE OFFICERS

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2021. Market values for outstanding stock awards, which include 2021 grants and prior-year grants, are based on the closing price of Boeing stock on December 31, 2021, or $201.86. Performance awards, which are cash-denominated but which (if earned) may be paid out in shares of common stock at the Compensation Committee’s discretion, are not presented in this table.

	Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David L. Calhoun	2021	—	107,195	258.83	02/17/2031	—		—	—		—
	—	—	—	—	—	84,062	(3)	16,968,755	1,224	(4)	247,077
Gregory D. Smith	2021	—	4,652	258.83	02/17/2031	—		—	—		—
	2013	19,402	—	75.965	02/25/2023	—		—	—		—
	—	—	—	—	—	—		—	963	(5)	194,189
David A. Dohnalek	2013	4,195	—	75.965	02/25/2023	—		—	—		—
	—	—	—	—	—	13,825	(6)	2,790,715	346	(7)	69,844
Brian J. West	2021	—	40,322	263.57	02/17/2031	—		—	—		—
	—	—	—	—	—	13,658	(8)	2,757,004	—		—
Leanne G. Caret	2021	—	26,798	258.83	02/17/2031	—		—	—		—
	—	—	—	—	—	31,212	(9)	6,300,454	1,127	(10)	227,698
Theodore Colbert III	2021	—	23,449	258.83	02/17/2031	—		—	—		—
	—	—	—	—	—	21,871	(11)	4,414,880	744	(12)	150,184
Stanley A. Deal	2021	—	31,488	258.83	02/17/2031	—		—	—		—
	—	—	—	—	—	26,388	(13)	5,326,682	1,244	(14)	251,114

(1)

The following table shows the aggregate number and market value of unvested Career Shares, RSUs, and Matching Deferred Stock Units, or MDSUs, held by each NEO as of December 31, 2021. Mr. Smith is not included, as he vested in portions of his outstanding RSUs and forfeited the remainder in connection with his retirement from the Company in July 2021.

	Number of Shares or Units of Stock That Have Not Vested (#)			Market Value of Shares or Units of Stock That Have Not Vested ($)

Name	Career Shares(a)	RSUs	MDSUs(b)	Career Shares(a)	RSUs	MDSUs(b)
David L. Calhoun	—	84,062	—	—	16,968,755	—
David A. Dohnalek	2,941	10,884	—	593,670	2,197,044	—
Brian J. West	—	13,658	—	—	2,757,004	—
Leanne G. Caret	—	29,845	1,367	—	6,024,512	275,943
Theodore Colbert III	—	21,871	—	—	4,414,880	—
Stanley A. Deal	4,320	16,295	5,773	872,035	3,289,309	1,165,338

(a)

Career Shares, which were granted prior to 2006, are eligible to earn dividend equivalents that accrue in the form of additional Career Shares. Career Shares vest upon termination of employment due to retirement, death, disability or layoff and are paid out in stock upon vesting.

(b)

Under the MDSU program, which was discontinued in 2005, if an executive elected to defer certain compensation into Boeing deferred stock units (an unfunded stock unit account), we provided a 25% matching contribution when the awards vested that will be paid out in stock upon termination of employment due to retirement, death, disability or layoff. MDSUs are eligible to earn dividend equivalents that accrue in the form of additional MDSUs. MDSUs are paid under our Deferred Compensation Plan for Employees, which is described in further detail under “2021 Nonqualified Deferred Compensation” on page 62.

(2)

Assumes performance at threshold for PBRSUs granted in each of 2019 and 2020; however, PBRSUs granted in 2019 vested on February 15, 2022 and paid out at zero, based on our relative TSR performance over the vesting period.

(3)

Reflects (a) 10,344 RSUs that vested on February 24, 2022; (b) 21,988 RSUs that vest at the earliest on February 24, 2023 subject to the Company’s substantial achievement of specified performance goals described on page 39; (c) 16,142 RSUs that vest on February 24, 2023; and (d) 35,588 RSUs that vest on February 17, 2024.

(4)	Reflects 1,224 PBRSUs that vest in or around February 2023.

(5)

Reflects (a) 539 PBRSUs that vested on February 15, 2022 and paid out at zero, based on our relative TSR performance over the vesting period; and (b) 424 PBRSUs that will vest in or around February 2023.

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(6)

Reflects (a) 2,941 Career Shares that vest as described in footnote (1) above; (b) 619 RSUs that vested on February 25, 2022; (c) 1,046 RSUs that vested on February 26, 2022; (d) 914 RSUs that vest on February 24, 2023; (e) 2,244 RSUs that vest on December 14, 2023; and (f) 6,061 RSUs that vest on February 17, 2024.

(7)

Reflects (a) 142 PBRSUs that vested on February 15, 2022 and paid out at zero, based on our relative TSR performance over the vesting period; and (b) 204 PBRSUs that will vest in or around February 2023.

(8)	Reflects 13,658 RSUs that vest on August 27, 2024.

(9)

Reflects (a) 1,367 MDSUs that vest as described in footnote (1) above; (b) 2,099 RSUs that vested on February 25, 2022; (c) 15,687 RSUs that vested on February 26, 2022; (d) 2,892 RSUs that vest on February 24, 2023; and (e) 9,167 RSUs that vest on February 17, 2024.

(10)

Reflects (a) 482 PBRSUs that vested on February 15, 2022 and paid out at zero, based on our relative TSR performance over the vesting period; and (b) 645 PBRSUs that will vest in or around February 2023.

(11)

Reflects (a) 1,083 RSUs that vested on February 25, 2022; (b) 10,458 RSUs that vested on February 26, 2022; (c) 2,217 RSUs that vest on February 24, 2023; and (d) 8,113 RSUs that vest on February 17, 2024.

(12)

Reflects (a) 249 PBRSUs that vested on around February 15, 2022 and paid out at zero, based on our relative TSR performance over the vesting period; and (b) 495 PBRSUs that will vest in or around February 2023.

(13)

Reflects (a) 4,320 Career Shares and 5,773 MDSUs that vest as described in footnote (1) above; (b) 2,075 RSUs that vested on February 25, 2022; (c) 3,438 RSUs that vest on February 24, 2023; and (d) 10,782 RSUs that vest on February 17, 2024.

(14)

Reflects (a) 477 PBRSUs that vested on February 15, 2022 and paid out at zero, based on our relative TSR performance over the vesting period; and (b) 767 PBRSUs that will vest in or around February 2023.

Option Exercises and Stock Vested

The following table provides information for each of our NEOs regarding vesting of stock awards and options exercised during 2021. Mr. West is not included, as he did not vest in any stock awards or exercise any options during 2021.

	Stock Options		Stock Awards
Name	Numbers of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David L. Calhoun	—	—	11,845	2,592,352
Gregory D. Smith	—	—	62,680	14,482,619
David A. Dohnalek	188	15,421	2,028	435,711
Leanne G. Caret	—	—	2,321	500,244
Theodore Colbert III	—	—	14,622	3,252,704
Stanley A. Deal	—	—	15,483	3,347,765

(1)

Consists of RSUs that vested during 2021, including shares withheld for payment of applicable taxes associated with the vesting. For Mr. Smith, the number of shares shown includes shares acquired pursuant to outstanding RSUs that vested upon his retirement from the Company in July 2021, in accordance with the terms of the applicable awards. Of these RSUs, 2,344 RSUs were distributed on January 10, 2022; 1,899 RSUs will be distributed on February 24, 2023; and 1,610 RSUs will be distributed on February 17, 2024. The value of these deferred units is reflected in the 2021 Deferred Compensation Table on page 63.

(2)	Calculated based on the average of the high and low price of a share of Boeing stock on the date of vesting.

2021 Pension Benefits

Messrs. Smith, Dohnalek and Deal and Ms. Caret have earned benefits under the following pension plans:

•

the Pension Value Plan, or PVP, a pre-funded, qualified defined benefit plan generally available to salaried U.S. employees hired before 2009 who were not covered by certain collective bargaining agreements; and

•

the defined benefit Supplemental Executive Retirement Plan, or DB SERP, an unfunded, nonqualified defined benefit plan generally available to executives hired before 2008 and salaried U.S. employees hired before 2009 who have a PVP benefit.

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Benefits ceased to accrue under each of these plans at the end of 2015. In addition, Mr. Smith previously accrued a frozen benefit under the Boeing Toronto Supplemental Executive Retirement Income Plan, or Toronto SERIP. The following table provides information as of December 31, 2021 with respect to accumulated benefits under each of these plans and arrangements. Mr. Smith was the only NEO who received pension payments during 2021 following his retirement from the Company in July 2021. Messrs. Calhoun, Colbert, and West have no pension benefits under our defined benefit pension plans.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Yr ($)
Gregory D. Smith	Pension Value Plan	13.01	—	349,319
	DB SERP	13.01	1,821,823	—
	Toronto SERIP	9.52	306,000	6,632
David A. Dohnalek	Pension Value Plan	13.79	860,254	—
	DB SERP	13.79	1,899,902	—
Leanne G. Caret	Pension Value Plan	27.63	1,065,108	—
	DB SERP	27.63	2,345,321	—
Stanley A. Deal	Pension Value Plan	28.06	1,242,839	—
	DB SERP	28.06	3,670,223	—

(1)

As of December 31, 2015, plan participants no longer accrue additional years of credited service, except in order to determine early retirement eligibility. The years of actual Company service as of December 31, 2021 (or, for Mr. Smith, as of his retirement in July 2021) are as follows: Mr. Smith, 31 years; Mr. Dohnalek, 19 years; Mr. Deal, 34 years; and Ms. Caret, 33 years.

(2)

Present values for Mr. Smith reflect the benefit payable as of December 31, 2021 based on his actual retirement date in July 2021 (this benefit includes early retirement benefits available to all pension participants). Otherwise, present values for other NEOs were calculated assuming no pre-retirement mortality or termination. The values for the PVP, the DB SERP and the Toronto SERIP are the actuarial present values as of December 31, 2021 of the benefits earned as of that date and payable as a single life annuity beginning at age 65 for the PVP and SERP excess benefit and age 62 for the DB SERP supplemental target benefit. The discount assumption is 2.80% for the PVP, 2.78% for the DB SERP, and 2.90% for the Toronto SERIP. The post-retirement mortality assumption is Boeing specific mortality for the PVP and DB SERP, and UP 1994 fully generational for the Toronto SERIP.

In order to determine changes in pension values for the Summary Compensation Table on page 56, the values of these benefits were also calculated as of December 31, 2020. For the values as of December 31, 2020, the discount assumption was 2.46% for the PVP, 2.39% for the DB SERP and 2.40% for the Toronto SERIP, which were the assumptions used for financial reporting purposes for 2020. Other assumptions used to determine the value as of December 31, 2020 were the same as those used for December 31, 2021. The assumptions reflected in this footnote are the same as those used for the PVP, the DB SERP and the Toronto SERIP for financial reporting purposes.

The amount of the PVP benefit is based on the participant’s pay and service through the end of 2015. PVP participants earned annual benefit credits prior to the ceasing of accruals. Interest credits on the account balance continue to be applied based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may not be lower than 5% or higher than 10%. Normal retirement age under the PVP is 65, and pension benefits vested after three years of service. Several forms of payment are available to participants, including a single lump sum. To determine a participant’s annual pension benefit upon retirement from the Company, the participant’s accumulated benefit credits are divided by a conversion factor of 11. Participants who have at least ten years of service and are at least age 55, or at least one year of service and are at least age 62, are eligible for early retirement. Enhanced early retirement benefits are available to participants on amounts that accrued during 2014 and 2015, and early retirement benefits are retained for amounts transferred to the PVP from certain heritage plans. Ms. Caret and Messrs. Deal, Dohnalek and Smith were eligible for early retirement during 2021. Participants who terminate employment before they are eligible for early retirement will receive a reduced benefit depending on the age they begin to receive the benefit. The reduced benefit is determined by dividing the accumulated benefit credits by 11 plus 0.4 for each year before age 65 that the benefit commences. For example, the factor for benefit commencement at age 60 for a participant whose employment terminates before retirement is 13 rather than 11.

The DB SERP provides an excess benefit equal to additional amounts the PVP would have paid absent limitations mandated by U.S. federal tax laws. For participants hired before 2008, including Ms. Caret and Messrs. Dohnalek and Deal, the DB SERP pays the greater of the excess benefit or a supplemental target benefit that may enhance the benefits that would otherwise have been received under the PVP absent these limitations. For participants hired during 2008, including Mr. Smith, the DB SERP pays only the excess benefit. Unmarried participants receive the DB SERP benefit as a single life annuity. Married participants can elect to receive the DB SERP benefit as a single life annuity or a 50%, 75% or 100% joint and survivor annuity that is actuarially equivalent to the single life annuity. Under the DB SERP, the supplemental target benefit would be reduced 0.25% for each month the participant retires prior to age 62

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COMPENSATION OF EXECUTIVE OFFICERS

and 0.5% for each month the benefit commences prior to age 65 if the participant terminates employment prior to being eligible for early retirement. The DB SERP benefits are subject to forfeiture and clawback for five years following an executive’s termination if the executive is determined to be in competition with a significant aspect of our business or commits certain criminal acts. DB SERP benefits accrued after 2007 are also subject to forfeiture and clawback if the executive solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, or disparages us, our products or our employees.

The Toronto SERIP provides an excess benefit equal to the additional amounts participants would have received under a Canadian subsidiary pension plan absent limitations by applicable Canadian laws. Mr. Smith’s Toronto SERIP benefit would be reduced for each year that he retires before age 65 by the lesser of 2.5% per point before attaining 85 points (based on age plus years of service), 2.5% per year before attaining age 65 and 6.0% per year before attaining age 62. His benefit was not reduced based on his age and years of service as of his retirement in July 2021.

2021 Nonqualified Deferred Compensation

Deferred Compensation Plan

Our Deferred Compensation Plan for Employees is a nonqualified, unfunded defined contribution plan under which eligible executives (prior to 2019) were permitted to defer up to 50% of base salary, 100% of annual incentive awards and 100% of performance awards. Notional investment elections available under the Deferred Compensation Plan include an interest-bearing account, a Boeing stock fund, and other investment funds that track many of the funds available to employees under our 401(k) plan. The interest-bearing account is credited with interest daily at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first 11 months of the preceding year, rounded to the nearest 1/4 of one percent. The rate was 2.5% for 2021 and is 2.75% for 2022. Executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other Deferred Compensation Plan restrictions that limit the transfer of funds into or out of the Boeing stock fund.

Executives choose how and when to receive payments under the Deferred Compensation Plan. Executives may elect either one lump sum payment or annual payments over two to 15 years. Annual payments are calculated based on the number of years of remaining payments. Payments to an executive under the Deferred Compensation Plan begin on the later of the January following (1) the age the executive elected or (2) the year when the executive separates from service with us, as defined in the Deferred Compensation Plan (generally, when the executive’s employment with us ends). The Deferred Compensation Plan was frozen to new contribution elections effective January 1, 2019. The features of the Deferred Compensation Plan were incorporated into our Executive Supplemental Savings Plan effective January 1, 2019.

Effective January 1, 2022, the Deferred Compensation Plan and all accrued account balances thereunder were fully merged into our Executive Supplemental Savings Plan.

Executive Supplemental Savings Plan

Our Executive Supplemental Savings Plan, or Executive SSP, is a nonqualified, unfunded defined contribution plan that is intended to supplement the retirement benefits of eligible executives under our 401(k) plan. During 2021, the Executive SSP had three components in which elected officers of the Company, including our NEOs, could participate: a restoration benefit component, an executive SSP+ component, and an elective deferral component. Effective January 1, 2022, the Compensation Committee approved certain changes to the Executive SSP in connection with a redesign of our 401(k) plan, described further below.

The restoration benefit component allows eligible executives to make base salary deferrals and receive Company contributions that would otherwise exceed Internal Revenue Code limits under our 401(k) plan. Prior to 2022, these Company contributions consisted of both matching and employer contributions. In 2022, Company contributions made to the Executive SSP under the restoration benefit component will only include matching contributions on base salary deferrals.

The executive SSP+ component provided eligible executives with Company contributions to the Executive SSP totaling 3%, 4% or 5% (depending on age) of annual incentive compensation. Starting in 2022, these age-based contributions will stop. Instead, for 2022 and 2023 only, the Company will contribute a flat 2% of eligible base and annual incentive compensation for employees who are actively employed through the end of the applicable year or who terminate earlier due to layoff, retirement, disability or death.

The elective deferral component allows eligible executives to make additional base salary and annual incentive deferrals throughout the year. Beginning in 2022, this component will provide for a 10% matching contribution on deferrals of annual incentive compensation.

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COMPENSATION OF EXECUTIVE OFFICERS

Investment elections available under the Executive SSP are the same as those that were available under the Deferred Compensation Plan described above. Payments to an executive under the Executive SSP (which will be either one lump sum payment or annual payments over two to 15 years based on the executive’s election) begin on the later of (1) the January following the age the executive elected and (2) the January after the executive separates from service with us, as defined in the Executive SSP (generally, when the executive’s employment with us ends). Annual payments are calculated based on the number of years of remaining payments.

Benefits accrued under the executive SSP+ component attributable to contributions made on or after January 1, 2017 (as well as certain benefits accrued under a feature of the Executive SSP known as the DC SERP, which was terminated for elected officers as of January 1, 2020) are subject to forfeiture and clawback if the executive (1) is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees or (5) uses or discloses the Company’s proprietary or confidential information. These forfeiture and clawback provisions continue to apply for five years after the executive’s termination of employment.

2021 Deferred Compensation Table

The following table provides information regarding aggregate executive and Company contributions, aggregate earnings for 2021 and year-end account balances under the Deferred Compensation Plan and the Executive SSP for our NEOs who participate in those plans. Messrs. Calhoun, Smith, West and Dohnalek have never participated in the Deferred Compensation Plan (which was frozen to new contribution elections since January 1, 2019, and was merged into the Executive SSP effective January 1, 2022), and Mr. West did not participate in the Executive SSP in 2021.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)

David L. Calhoun	Executive Supplemental Savings Plan	555,000	122,100	6,784	683,884
	Deferred Compensation Plan for Directors	—	—	(318,725)	5,273,593

Gregory D. Smith	Executive Supplemental Savings Plan	33,815	90,932	88,787	3,635,723
	Deferred RSUs	—	—	(213,283)	1,181,487

David A. Dohnalek	Executive Supplemental Savings Plan	32,272	177,177	288,566	3,239,214

Leanne G. Caret	Deferred Compensation Plan(5)	—	—	968,550	11,445,689
	Executive Supplemental Savings Plan	56,800	123,035	34,618	1,498,168

Theodore Colbert III	Deferred Compensation Plan	—	—	4,403	178,343
	Executive Supplemental Savings Plan	134,827	73,765	24,570	1,091,190

Stanley A. Deal	Deferred Compensation Plan	—	—	473,597	7,077,955
	Executive Supplemental Savings Plan	121,520	129,267	488,671	3,117,426

(1)

Amounts reflect elective deferrals of 2021 salary. For Mr. Smith, this column also reflects the value attributable to the vesting of 5,853 RSUs in connection with his retirement in July 2021. Of these RSUs, 2,344 RSUs were distributed on January 10, 2022; 1,899 RSUs will be distributed on February 24, 2023; and 1,610 RSUs will be distributed on February 17, 2024.

(2)	Amounts reflect Company contributions under the Executive SSP.

(3)

Amounts reflect dividends on deferred stock units and changes in the market value of the underlying stock, interest credited on interest account holdings, and change in value of other investment holdings.

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COMPENSATION OF EXECUTIVE OFFICERS

(4)

Reflects year-end account balances of deferred compensation, including deferrals of certain equity awards granted or earned prior to 2006. For Mr. Calhoun, this column reflects deferred stock units he received while serving as a nonemployee director. For Mr. Smith, this column reflects the deferred RSUs described in footnote (1). Of the amounts in this column, the following amounts were also included in the “Total Compensation” column of the Summary Compensation Table for 2021 and prior years:

Name	Plan Name	Reported for 2021 ($)	Reported for years prior to 2021 ($)	Total ($)

David L. Calhoun	Executive Supplemental Savings Plan	677,100	—	677,100

Gregory D. Smith	Executive Supplemental Savings Plan	124,748	2,780,171	2,904,919

	Deferred RSUs	347,269	1,609,605	1,956,874

David A. Dohnalek	Executive Supplemental Savings Plan	209,449	—	209,449

Leanne G. Caret	Executive Supplemental Savings Plan	179,835	456,141	635,976

Theodore Colbert III	Executive Supplemental Savings Plan	208,592	—	208,592

Stanley A. Deal	Executive Supplemental Savings Plan	250,787	1,200,397	1,451,184

(5)	The Deferred Compensation Plan ceased to exist as a stand-alone plan upon its merger into the Executive SSP, effective January 1, 2022.

Potential Payments upon Termination

Executive Layoff Benefit Plan

Our NEOs are eligible to participate in the Boeing Executive Layoff Benefit Plan, or the Layoff Plan, which provides the following benefits to eligible executives who are terminated involuntarily as a result of a job elimination and meet the other plan requirements for a qualifying layoff:

•	one year of base salary; plus

•	an annual incentive award, subject to Company performance; minus

•	if applicable, any amounts payable pursuant to an individual employment, separation or severance agreement.

Layoff Plan benefits are subject to forfeiture and clawback for five years following an executive’s termination of employment if the executive (1) engages in an activity that is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees or (5) uses or discloses the Company’s proprietary or confidential information.

Table I: Estimated Potential Incremental Payments Upon Termination of Employment

Table I sets forth the estimated incremental compensation payable to our NEOs upon termination of employment in the event of layoff, retirement, disability or death. The amounts shown assume that each such NEO ceased to be employed by the Company as of December 31, 2021, the price of Boeing stock as of termination was the closing price of $201.86 on December 31, 2021 and, in the case of PBRSUs and performance awards, performance was at target.

In the event of termination of employment due to layoff, retirement upon attaining age 55 with ten years of service or age 62 with one year of service, death or disability, each NEO would receive any or all of the following benefits as reflected in Table I:

•	Cash severance pursuant to a qualifying layoff under the Layoff Plan;

•	Pro rata vesting of PBRSUs, to the extent earned based on relative total shareholder return performance over the three-year performance period;

•

Either continued vesting (in the event of retirement or layoff upon attaining age 62 with one year of service), pro rata vesting (in the event of layoff, or retirement upon attaining age 55 with ten years of service), or full vesting (in the event of death or disability) of RSUs and stock options granted under the long-term incentive program, with pro rata vesting based on the number of months employed during the three-year vesting period;

•	Full vesting of any special equity awards (time-vested RSUs or stock options) held by NEOs other than Mr. Calhoun, other than in the case of retirement;

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•	Vesting of Mr. Calhoun’s special performance-based RSUs and time-vested RSUs granted in connection with his hire, other than in the case of layoff or retirement;

•	Distribution of shares of Boeing stock represented by Career Shares;

•	Continued eligibility for performance awards, which will be paid pro rata to the extent earned based on the number of months employed during the relevant performance period;

•	Continued eligibility for tax preparation services through the calendar year following year of termination;

•	Life insurance benefit equal to three times base salary up to $6 million; and

•	Outplacement services.

Table I excludes the following amounts:

•	Pension and nonqualified deferred compensation benefits, which are set forth in the 2021 Pension Benefits and 2021 Nonqualified Deferred Compensation tables beginning on page 61; and

•	Benefits generally available to salaried employees, such as distributions under our 401(k) plan, certain disability benefits, and accrued vacation.

Name and Benefits	Layoff ($)	Retirement ($)(1)	Disability ($)	Death ($)
David L. Calhoun
Cash Severance	4,474,400	—	—	—
PBRSUs	604,088	604,088	604,888	604,088
RSUs	8,163,409	8,163,409	15,468,900	15,468,900
Performance Awards	2,333,333	2,333,333	2,333,333	2,333,333
Stock Options	—	—	—	—
Life Insurance Death Benefit	—	—	—	4,200,000
Tax Preparation Services	8,300	8,300	8,300	8,300
Outplacement Services	7,500	—	—	—
Gregory D. Smith(2)
Cash Severance	—	—	—	—
PBRSUs	—	619,898	—	—
RSUs	—	1,396,621	—	—
Performance Awards	—	2,996,178	—	—
Stock Options	—	—	—	—
Life Insurance Death Benefit	—	—	—	—
Tax Preparation Services	—	8,300	—	—
Outplacement Services	—	—	—	—
David A. Dohnalek
Cash Severance	1,010,430	—	—	—
PBRSUs	209,174	209,174	209,174	209,174
RSUs	2,310,561	2,099,457	2,310,561	2,310,561
Stock Options	—	—	—	—
Performance Awards	905,667	905,667	905,667	905,667
Life Insurance Death Benefit	—	—	—	1,635,000
Tax Preparation Services	7,096	7,096	7,096	7,096
Outplacement Services	7,500	—	—	—
Brian J. West(3)
Cash Severance	—	—	—	—
PBRSUs	—	—	—	—
RSUs	2,757,004	—	2,757,004	2,757,004
Stock Options	—	—	—	—
Performance Awards	—	—	—	—
Life Insurance Death Benefit	—	—	—	3,000,000
Tax Preparation Services	8,300	—	8,300	8,300
Outplacement Services	7,500	—	—	—

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COMPENSATION OF EXECUTIVE OFFICERS

Name and Benefits	Layoff ($)	Retirement ($)(1)	Disability ($)	Death ($)
Leanne G. Caret
Cash Severance	2,221,000	—	—	—
PBRSUs	686,167	686,167	686,167	686,167
RSUs	4,443,396	1,276,889	5,795,141	5,795,141
Stock Options	—	—	—	—
Performance Awards	2,982,800	2,982,800	2,982,800	2,982,800
MDSUs	275,943	275,943	275,943	275,943
Life Insurance Death Benefit	—	—	—	3,000,000
Tax Preparation Services	8,300	8,300	8,300	8,300
Outplacement Services	7,500	—	—	—
Theodore Colbert III
Cash Severance	1,993,250	—	—	—
PBRSUs	433,978	—	433,978	433,978
RSUs	3,045,875	—	4,228,651	4,228,651
Stock Options	—	—	—	—
Performance Awards	1,848,067	—	1,848,067	1,848,067
Life Insurance Death Benefit	—	—	—	2,625,000
Tax Preparation Services	8,300	—	8,300	8,300
Outplacement Services	7,500	—	—	—
Stanley A. Deal
Cash Severance	2,455,200	—	—	—
PBRSUs	742,064	742,064	742,064	742,064
RSUs/Career Shares	2,302,507	2,302,507	3,890,865	3,890,865
Performance Awards	3,194,833	3,194,833	3,194,833	3,194,833
MDSUs	1,165,338	1,165,338	1,165,338	1,165,338
Life Insurance Death Benefit	—	—	—	3,300,000
Tax Preparation Services	9,138	9,138	9,138	9,138
Outplacement Services	7,500	—	—	—

(1)

Of our NEOs, Ms. Caret and Messrs. Calhoun, Dohnalek, and Deal were retirement-eligible as of December 31, 2021 (defined as at least age 55 with ten years of service, or age 62 with one year of service). Mr. Smith was retirement-eligible as of his retirement in July 2021.

(2)

As Mr. Smith retired from the Company on July 9, 2021, the chart above describes the actual incremental benefits he received in connection with his retirement. As he had attained at least age 55 with ten years of service by the time he retired, Mr. Smith was eligible for pro-rated vesting of his outstanding RSUs, PBRSUs, performance awards and stock options based on the number of months employed during the applicable vesting or performance period. Mr. Smith was also eligible for Company-paid tax preparation services during 2021.

(3)	As Mr. West was hired in 2021, he was not eligible for benefits under our Layoff Plan as of December 31, 2021, as he did not have the required minimum one year of service for eligibility.

Table II: Estimated Potential Annual DB SERP Payments Upon Termination of Employment

Table II below shows the estimated DB SERP benefits payable for the employment termination reasons given in the corresponding columns for each of the listed NEOs. PVP payments, which are generally available to salaried employees hired before 2009, are not set forth in the table below. There are no additional disability benefits provided under the DB SERP.

Table II shows the annual DB SERP annuity that would have been received after a termination of employment on December 31, 2021, expressed as a life annuity, and the present value of such annuity benefit (based on the same factors used for the 2021 Pension Benefits table on page 61). The present value of Ms. Caret’s, Mr. Deal’s and Mr. Dohnalek’s benefits were calculated assuming a benefit commencement date of December 31, 2021.

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COMPENSATION OF EXECUTIVE OFFICERS

Messrs. Calhoun, Colbert, and West have no pension benefits under Company defined benefit pension plans. The present value of Mr. Smith’s benefit as of December 31, 2021, calculated based on his retirement from the Company in July 2021, is set forth in the 2021 Pension Benefits table on page 61.

Name	Benefit Payable Upon Termination Due to Retirement, Layoff or Disability(1) Annuity/Present Value	Death Benefit Payable to Spouse(2) Annuity/Present Value
David A. Dohnalek	$117,098/$1,899,902	$100,751/$1,641,965
Leanne G. Caret	$125,691/$2,557,022	$114,416/$2,153,613
Stanley A. Deal	$209,515/$3,917,451	$190,428/$3,386,632

(1)

Ms. Caret and Messrs. Dohnalek and Deal were eligible for retirement benefits under the DB SERP as of December 31, 2021. Mr. Smith was eligible for retirement benefits under the DB SERP as of his retirement date.

(2)

If the participant dies while an active employee and eligible for retirement, the death benefit paid is a 100% surviving spouse annuity. If the participant is an active employee and not eligible for retirement, the death benefit is a 50% surviving spouse annuity. Surviving spouse annuities commence as of the month after death.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2021, the annual total compensation of our median employee, was $124,844, and the annual total compensation of our CEO, Mr. Calhoun, was $21,093,605 as reported in the Summary Compensation Table on page 56. Based on this information, we estimated that our CEO’s 2021 total compensation was approximately 169 times that of our median employee. The median employee’s 2021 total compensation was calculated in the same manner as would be required by item 402(c)(2)(x) of Regulation S-K if the employee was a NEO for 2021, and the 2021 annual total compensation of the CEO represents the amount reported in the “Total” column of the Summary Compensation Table on page 56.

We have elected to identify our median employee every three years, unless a significant change in our employee population or employee compensation arrangements has occurred. Our median employee was identified for the twelve-month period ending September 30, 2020, based on our full-time, part-time and temporary employees (including employees of our consolidated subsidiaries) in the U.S. and all foreign jurisdictions in which we operate other than Belgium, the Czech Republic, Denmark, France, Germany, Hungary, Ireland, Israel, Italy, Netherlands, Norway, Poland, Spain, Sweden and the United Kingdom. These excluded employees represented less than 5% of our total employees, consistent with the SEC’s de minimis exclusion guidance. The total employee population used for identifying our median employee was approximately 137,558.

We first determined each employee’s federal taxable wages (or its equivalent for non-U.S. employees) for the twelve-month period noted above, as reflected in our payroll records and systems. We then identified our median employee from our employee population based on this compensation measure.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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APPROVE THE BOEING COMPANY GLOBAL STOCK PURCHASE PLAN (ITEM 3)

PROPOSAL SUMMARY

Shareholders are being asked to approve The Boeing Company Global Stock Purchase Plan, or the Purchase Plan. The Purchase Plan was adopted by our Board of Directors on February 16, 2022, subject to shareholder approval, and is intended to attract and retain employees, and provide eligible U.S. and non-U.S. employees of Boeing and its wholly-owned subsidiaries and affiliates the opportunity to acquire an ownership interest in Boeing, thus broadening our shareholder base and further aligning the interests of our employees with the interests of our shareholders. The following is a summary of material features of the Purchase Plan, which is qualified in its entirety by the copy of the Purchase Plan attached as Appendix A.

The Board recommends that you vote FOR The Boeing Company Global Stock Purchase Plan.

Purpose of the Purchase Plan. The Purchase Plan is a broad-based plan intended to attract and retain employees of Boeing and its wholly-owned subsidiaries and affiliates globally by offering them the opportunity to acquire a personal ownership interest in Boeing in a manner designed (where administratively feasible) to achieve tax effectiveness and other objectives beneficial to both Boeing and participants. The Purchase Plan includes two components:

•

The 423 component is intended to permit stock offerings designed to satisfy the requirements of Section 423 of the Internal Revenue Code, or the Code, and generally may be offered to our eligible U.S. employees.

•

The non-423 component is intended to permit stock offerings not intended to qualify under Section 423 of the Code, and generally may be offered to our eligible non-U.S. employees and U.S. employees of affiliated entities that are not subsidiaries.

Eligible Employees. All U.S. employees of Boeing and its designated wholly-owned subsidiaries, whether currently existing or existing in the future, that adopt the Purchase Plan will be generally eligible to participate in the 423 component of the Purchase Plan, provided that the Compensation Committee may exclude certain categories of employees from participation in accordance with Section 423 of the Code. All U.S. employees of wholly-owned affiliated entities that are not Boeing subsidiaries, and all non-U.S. employees of Boeing and its non-U.S. wholly-owned subsidiaries and affiliates, in each case, whether currently existing or existing in the future, that adopt the Purchase Plan will be generally eligible to participate in the non-423 component, which permits the adoption of rules, procedures, or sub-plans designed to facilitate participation in the Purchase Plan by eligible non-U.S. employees and U.S. employees of wholly-owned affiliated entities that are not subsidiaries. As of February 28, 2022, assuming all of Boeing’s wholly-owned subsidiaries and affiliates are designated for participation and adopt the Purchase Plan, approximately 141,500 employees would be eligible to participate.

Shares Subject to the Purchase Plan. 12,000,000 shares of Boeing common stock have been authorized for issuance under the Purchase Plan, subject to capitalization adjustments. The shares may be authorized and unissued shares or issued shares, reacquired by Boeing (either in the market or through private transactions) and which are being held as treasury shares. Any shares issued under the Purchase Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the Purchase Plan. The closing market price of Boeing common stock as reported on the New York Stock Exchange on February 28, 2022 was $205.34.

Limitations on Purchases. A participant in the Purchase Plan will not be permitted to purchase more than 2,000 shares of Boeing common stock in any offering period. In addition, a participant will not be permitted to purchase any shares under the Purchase Plan if, immediately after such purchase, the participant would own 5% or more of the total combined voting power or value of all classes of Boeing’s or any subsidiary’s common stock, and may not purchase more than $25,000 worth of our common stock pursuant to the Purchase Plan, as measured using the fair market value of a share of Boeing common stock on the opening date of an offering period, in any calendar year. Fair market value, for purposes of the Purchase Plan, will be the average of the high and low market prices of a share of Boeing stock on the applicable date. Different limitations may be imposed with respect to participants in the non-423 component or participants in the 423 component who are subject to laws of another jurisdiction where different limitations are required.

Administration. The Compensation Committee will serve as the plan administrator for the Purchase Plan, and may delegate any or all of its authority under the Purchase Plan to executive officers of the Company to the extent permitted under applicable law. The Compensation Committee or its delegate will have authority to make rules and adopt policies governing the administration of the Purchase Plan, including the adoption of any rules, procedures, or sub-plans to permit participation by eligible non-U.S. employees. All costs and expenses incurred in administering the

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APPROVE THE BOEING COMPANY GLOBAL STOCK PURCHASE PLAN (ITEM 3)

Purchase Plan will be paid by Boeing. All funds received or held by Boeing under the Purchase Plan may be used for any corporate purpose until applied to the purchase of shares or refunded to the participants; funds will not be segregated from Boeing’s general assets.

Offering Periods. If our shareholders approve the Purchase Plan, shares of our common stock will be offered under the Purchase Plan through a series of offering periods. The maximum offering period under the 423 component is 27 months, and the maximum offering period under the non-423 component is five years. Shares will be deemed purchased on the last business day of the offering period. The Compensation Committee has the discretionary authority to change the frequency and duration of offering periods and to establish interim purchase periods within an offering period. We currently anticipate that the first offering period will commence no earlier than January 1, 2023.

Purchase Price. The purchase price per share acquired on the applicable purchase date will be designated by the Compensation Committee, but will in no event be less than 85% of the lower of (i) the fair market value of a Boeing share on the first business day of the offering period and (ii) the fair market value of a Boeing share on the last business day of an offering or purchase period.

Election to Participate. To participate in the Purchase Plan, an eligible employee must file an enrollment and payroll deduction authorization form (which may be in electronic form or other form as specified by the Compensation Committee) within the timeframes specified by the Compensation Committee. The form will authorize Boeing or a subsidiary or affiliate to make payroll deductions from 1% up to 15% from the participant’s eligible compensation, as defined in the Purchase Plan, for as long as the employee participates in the Purchase Plan. The Compensation Committee may adopt alternative procedures for eligible employees in a jurisdiction where such payroll deductions would be prohibited by law or administratively unfeasible. Participant contributions will be credited to the participant’s account under the Purchase Plan.

Participation and Withdrawal from the Purchase Plan. A participant may reduce or stop his or her contributions to the Purchase Plan at any time, and all amounts credited to a participant’s account may be refunded to the participant or used to purchase stock, in accordance with procedures and requirements established by the Company.

Termination of Employment of Change in Participating Company Status. In the event a participant’s employment terminates for any reason during an offering period, or the entity that employs a participant ceases to be an eligible subsidiary or affiliate, any contributions made during that offering period will be returned to the participant.

Adjustments Upon Changes in Capitalization. In the event of any change in the structure of Boeing’s common stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights or other similar event, the Compensation Committee will make an appropriate adjustment in the number, kind and price of shares available for purchase under the Purchase Plan, and in the number of shares an employee is entitled to purchase during an offering period including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding account balances.

Amendment or Termination of the Purchase Plan. Assuming the Purchase Plan is approved by our shareholders, and subject to the terms of the Purchase Plan, the Board or the Compensation Committee reserves the right to amend or terminate the Purchase Plan or any sub-plan thereunder at any time without notice. The Board or the Compensation Committee may not amend the Purchase Plan, without shareholder approval, to increase the number of shares issuable under the Purchase Plan or as otherwise required by applicable law or stock exchange rules. The Purchase Plan will terminate automatically on the date on which all shares available for issuance thereunder have been purchased.

Sub-plans. The Compensation Committee may adopt such rules, procedures, and/or sub-plans as are necessary to permit the participation in the Purchase Plan by eligible non-U.S. employees, the terms of which may take precedence over other provisions of the Purchase Plan other than the number of shares reserved for issuance under the Purchase Plan. Unless superseded by the terms of a sub-plan, the provisions of the Purchase Plan shall govern the operation of a sub-plan.

Transferability. Participants are not permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to the participant’s Purchase Plan account during an offering period, or any rights granted under the Purchase Plan. Only the participant can make decisions regarding participation in or withdrawal from an offering period under the Purchase Plan.

New Plan Benefits for Executive Officers, Directors, and Employees. The benefits to be received by our executive officers, employee directors and employees as a result of the proposed approval of the Purchase Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. Executive officers and employee directors may benefit from participating in the Purchase Plan, but will not receive any benefits that are not otherwise available to all other participants under the Purchase Plan. Nonemployee directors are not eligible to participate in the Purchase Plan.

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APPROVE THE BOEING COMPANY GLOBAL STOCK PURCHASE PLAN (ITEM 3)

U.S. Federal Income Tax Consequences. The following is a summary of the principal U.S. federal income taxation consequences to Boeing and participants subject to U.S. federal income tax with respect to participation in the 423 component of the Purchase Plan. This summary is not intended to be exhaustive and does not discuss the potential impact of other taxation consequences.

The 423 component of the Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code. Shares under the Purchase Plan are purchased using after-tax employee contributions. A participant in the 423 component will pay no federal income tax upon enrolling in the 423 component or upon purchase of the shares. A participant may recognize income and/or gain or loss upon the sale or other disposition of shares purchased under the 423 component, the amount and character of which will depend on how long a participant has held the shares prior to disposition.

If the participant sells or otherwise disposes of the shares (including by gift) before the later to occur of (2) two years after the beginning of the offering period or (b) one year after the stock is purchased (a “disqualifying disposition”), the participant will recognize ordinary income in the year of such disposition in an amount equal to the excess of the market price of the shares on the date of purchase over the purchase price, even if no gain is realized on the sale or other disposition. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss, depending on the holding period. Boeing is generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition.

If the participant sells or otherwise disposes of the shares after holding the shares for the requisite holding periods, the participant will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the purchase price or (ii) the excess of the fair market value of the shares on the date of disposition over the purchase price. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the purchase price, there is no ordinary income, and the participant has a long-term capital loss equal to the difference. Boeing will not be entitled to any tax deduction with respect to shares purchased under the 423 component if the shares are held for the requisite two-year and one-year periods.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

70	2022 Proxy Statement

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 4)

PROPOSAL SUMMARY

Shareholders are being asked to ratify the selection of Deloitte & Touche LLP (Deloitte), an independent registered public accounting firm, to serve as our independent auditor for 2022.

The Board recommends that you vote FOR this proposal.

The Audit Committee is directly responsible for the appointment, compensation (including pre-approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits Boeing’s financial statements and internal controls over financial reporting. The Audit Committee engaged in a comprehensive review of Deloitte’s performance during the engagement for the 2021 audit in connection with its consideration of whether to reappoint Deloitte for the 2022 audit. In addition, the Audit Committee considered, among other things, Deloitte’s extensive knowledge of and expertise in Boeing’s complex, global operations, the qualifications of key members of the engagement team including the lead partner, Deloitte’s robust rotation policy with respect to its engagement team, the quality of Deloitte’s communications with the Audit Committee, management, and the internal auditors, Deloitte’s tenure as independent auditor, external data and the appropriateness of Deloitte’s fees. Based on the results of this review, the Audit Committee and the Board believe that the retention of Deloitte as independent auditor is in the best interests of Boeing and its shareholders. Accordingly, the Audit Committee has reappointed Deloitte to serve as our independent auditor for 2022.

The Audit Committee submits its selection of our independent auditor to shareholders for ratification. If the shareholders do not ratify the selection of Deloitte, the Audit Committee will review its future selection of an independent auditor in light of that result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time.

For additional information concerning the Audit Committee and its activities with Deloitte, see “Independent Auditor Fees” and “Audit Committee Report” set forth below. Representatives of Deloitte are expected to be present at the annual meeting, where they will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Independent Auditor Fees

The following table sets forth the aggregate fees billed or expected to be billed to us by Deloitte(1) for the fiscal years 2021 and 2020:

	Fees (in millions)
Services Rendered	2021	2020
Audit Fees(2)	$33.5	$31.9
Audit-Related Fees(3)	$0.2	$0.3
Tax Fees	—	—
All Other Fees(4)	—	$0.1

(1)

For purposes of “Independent Auditor Fees,” “Deloitte” means (i) Deloitte & Touche LLP, and the other subsidiaries of its parent company, Deloitte LLP, a U.S. member firm of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee (“DTTL”); and (ii) any of the other member firms of DTTL and their affiliates that, in the case of both (i) and (ii), provide professional services to Boeing.

(2)

For professional services rendered for the audits of our financial statements included in our Annual Report on Form 10-K for 2021 and 2020, and reviews of our financial statements included in our Quarterly Reports on Form 10-Q during 2021 and 2020. Includes fees for statutory audits of $6.0 million in 2021 and $5.5 million in 2020.

2022 Proxy Statement	71

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 4)

(3)

Fees in 2021 and 2020 relate to comfort letters and consents in connection with funding transactions or other registration statements, compliance reports and other agreed upon procedures. Fees in 2020 also relate to accounting consultations and other pre-acquisition services.

(4)

Fees in 2021 and 2020 primarily relate to accounting research database subscription services, translation services and XBRL conversion services. Fees in 2020 also relate to human resource subscription services.

All of the audit, audit-related, tax and other services are pre-approved by the Audit Committee. The amounts shown in the above table do not include fees paid to Deloitte by our employee benefit plans in connection with audits of the plans. Such fees amounted to approximately $1.0 million in each of 2021 and 2020. Although certain employee benefit plan fees charged directly to the plans do not require pre-approval by the Audit Committee, they were pre-approved. The Audit Committee has concluded that Deloitte’s provision of non-audit services is compatible with maintaining Deloitte’s independence.

The Audit Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by our independent auditor. Pursuant to this policy, the Audit Committee (or, in the case of services involving fees of less than $250,000, the Chair of the Audit Committee) must pre-approve all audit and non-audit services to be provided by the independent auditor. Permitted audit services may include, among other things, audit, review or attestation services required under the securities laws, opinions on our financial statements and internal control systems and processes and other services performed to fulfill the independent auditor’s responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, comfort letters, consultations, tax services, database subscriptions and translation services. The Office of the Corporate Controller periodically provides written updates to the Audit Committee on fees for audit and non-audit services.

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of Boeing’s financial accounting and reporting, systems of internal control, audit process, and compliance standards. Management is responsible for the financial reporting process, establishing and maintaining adequate internal financial controls, and preparing the financial statements. The independent auditor is responsible for performing independent audits of those financial statements and internal controls over financial reporting and for expressing an opinion on the conformity of Boeing’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of Boeing’s internal controls over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2021, including discussions related to critical accounting policies, financial reporting principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communication with Audit Committees.

3.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that Mses. Doughtie and Good and Mr. Johri qualify as audit committee financial experts under SEC rules.

Audit Committee Akhil Johri, Chair Lynne M. Doughtie Lynn J. Good Stayce D. Harris

72	2022 Proxy Statement

STOCK OWNERSHIP INFORMATION

Directors and Executive Officers

The following table sets forth, as of February 28, 2022, beneficial ownership of Boeing stock of each director, director nominee and NEO, and all directors and executive officers as a group. The table also sets forth stock units held by such persons pursuant to our compensation and benefit plans. Each director, director nominee and NEO, and all directors and executive officers as a group, owned less than 1% of the outstanding Boeing stock as of February 28, 2022.

Directors and Nominees	Shares Beneficially Owned		Stock Units(1)		Total
Robert A. Bradway	0		7,723		7,723
Lynne M. Doughtie	0		1,039		1,039
Lynn J. Good	483		8,821		9,304
Stayce D. Harris	0		987		987
Akhil Johri	150		3,106		3,256
David L. Joyce	16		763		779
Lawrence W. Kellner	7,500		14,299		21,799
Steven M. Mollenkopf	1,632		3,002		4,634
John M. Richardson	0		2,307		2,307
Ronald A. Williams	4,200	(2)	22,057		26,257
Named Executive Officers	Shares Beneficially Owned(3)		Stock Units(4)		Total
David L. Calhoun*	15,180		116,938		132,118
Leanne G. Caret	48,412		29,606		78,018
Theodore Colbert III	37,524		19,526		57,050
Stanley A. Deal	34,748		40,028		74,776
David A. Dohnalek	16,074		22,389		38,463
Gregory D. Smith	88,127	(5)	5,853		93,980
Brian J. West	1,502		27,452		28,954
All directors and executive officers as a group (23 people)	213,018		438,981	(6)	651,999

*	Also serves as a director.

(1)	Consists of stock units credited to the account of the nonemployee director under our Deferred Compensation Plan for Directors. See “Compensation of Directors” beginning on page 23.

(2)	Consists of shares held in trust for members of Mr. Williams’ family.

(3)

Includes shares held in The Boeing Company 401(k) Plan, as well as shares issuable upon the exercise of stock options that are vested as of, or will vest within 60 days of February 28, 2022 as set forth in the table below.

Number of Shares
Theodore Colbert III	1,113
Stanley A. Deal	1,670
David A. Dohnalek	4,613
Gregory D. Smith	19,402
Brian J. West	314
All directors and executive officers as a group (23 people)	4,256

(4)	Consists of RSUs, Career Shares, MDSUs and deferred stock units, if any, held by the NEO.

(5)	Includes 62 shares held by Mr. Smith’s spouse.

(6)	Consists of RSUs, Career Shares, MDSUs, retainer stock units and deferred stock units held by all directors and executive officers as a group.

2022 Proxy Statement	73

STOCK OWNERSHIP INFORMATION

Principal Shareholders

The following table sets forth information as to any person known to us to be the beneficial owner of more than 5% of Boeing stock as of December 31, 2021. Information is based on a review of filings made with the SEC on Schedule 13G. As of December 31, 2021, there were 588,916,063 shares of Boeing stock outstanding.

Name and Address	Shares Beneficially Owned	Percent of Stock Outstanding
Newport Trust Company 815 Connecticut Avenue, NW Suite 510 Washington, DC 20006	43,906,040(1)	7.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	43,079,520(2)	7.3%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	30,786,905(3)	5.2%

(1)

As of December 31, 2021, Newport Trust Company had sole dispositive and voting power with respect to 9,352,727 shares of Boeing stock and shared dispositive power with respect to 34,553,313 shares of Boeing stock.

(2)

As of December 31, 2021, The Vanguard Group had sole dispositive power with respect to 40,957,305 shares of Boeing stock, shared voting power with respect to 811,638 shares of Boeing stock and shared dispositive power with respect to 2,122,215 shares of Boeing stock.

(3)	As of December 31, 2021, BlackRock, Inc. had sole voting power with respect to 27,500,180 shares of Boeing stock and sole dispositive power with respect to 30,786,905 shares of Boeing stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, certain of our officers and beneficial owners of more than 10% of Boeing stock to file with the SEC reports of their initial ownership and changes in their ownership of Boeing stock and other equity securities. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2021, except that, due to an administrative error, five reports regarding shares withheld for FICA taxes for the following retirement eligible executives were reported late with each report detailing one transaction: Messrs. Calhoun, D’Ambrose, Deal and Hyslop, and Ms. Caret.

74	2022 Proxy Statement

SHAREHOLDER PROPOSALS

PROPOSAL SUMMARIES

ITEM 5 — ADDITIONAL REPORT ON LOBBYING ACTIVITIES. Shareholders are being asked to vote on a shareholder proposal calling for additional disclosure of Boeing’s lobbying activity.

ITEM 6 — ADDITIONAL REPORT ON CHARITABLE CONTRIBUTIONS. Shareholders are being asked to vote on a shareholder proposal calling for additional disclosure of Boeing’s charitable contributions.

ITEM 7 — REDUCE THRESHOLD TO CALL SPECIAL SHAREHOLDER MEETINGS FROM 25% TO 10%. Shareholders are being asked to vote on a shareholder proposal calling for the threshold to call a special shareholder meeting to be reduced from 25% to 10%.

ITEM 8 — REPORT ON NET ZERO INDICATOR. Shareholders are being asked to vote on a shareholder proposal to require a report on if and how the Company is meeting the criteria of the Net Zero Indicator.

The Board recommends that you vote AGAINST items 5 through 7 and FOR item 8.

The following shareholder proposals will be voted on at the annual meeting if properly presented. Some of these shareholder proposals contain assertions about Boeing that we believe are incorrect. We have not attempted to refute all of the inaccuracies. We will provide the name, address and number of shares of Boeing stock held by each proponent promptly upon written or oral request by any shareholder to the Corporate Secretary.

Shareholder Proposal — Additional Report on Lobbying Activities (Item 5)

Whereas, we believe in full disclosure of Boeing’s lobbying activities and expenditures to assess whether Boeing’s lobbying is consistent with its expressed goals and in its shareholder interests.

Resolved, the shareholders of Boeing request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications

2.	Payments by Boeing used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient

3.	Boeing’s membership in and payments to any tax-exempt organization that writes and endorses model legislation

4.	Description of management’s and the Board’s decision-making process and oversight for making payments described above

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Boeing is a member. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Boeing’s website.

Supporting Statement

Boeing spent $179,300,000 from 2010 to 2020 on federal lobbying. This does not include state lobbying, where Boeing also lobbies but where disclosure is uneven or absent. For example, Boeing spent $1,116,000 on lobbying in California from 2010 to 2020. And Boeing also lobbies abroad, spending between €500,000 to €599,999 on lobbying in Europe for 2020. Boeing has attracted scrutiny for funding the EU Reporter, described as “EU lobbying dressed up as journalism.”1

Companies can give unlimited amounts to third party groups that spend millions on lobbying and often undisclosed grassroots activity, and these groups may be spending “at least double what’s publicly reported.”2 Boeing belongs to the Business Roundtable, National Association of Manufacturers and US Chamber Commerce, which together spent $108,148,000 on lobbying for 2020. Boeing does not disclose its payments to trade associations and social welfare organizations, nor amounts used for lobbying, including grassroots. Grassroots lobbying does not get reported at the federal level under the Lobbying Disclosure Act, and disclosure is uneven or absent in states.

We are concerned that Boeing’s lack of disclosure presents reputational risk when its lobbying contradicts company public positions or takes controversial positions. For example, Boeing believes in addressing climate change, yet the Chamber opposed the Paris climate accord. Boeing signed a statement opposing state voter restrictions, yet the Chamber lobbied against the For the People Act.3 And while Boeing has previously drawn scrutiny for avoiding federal taxes,4 its trade associations are lobbying against raising corporate taxes to fund health care, education and safety net programs.5

[1]	https://www.politico.eu/article/brussels-eu-media-peddling-undisclosed-influence/.
[2]	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats -publicly-reported/.
[3]	https://thehill.com/business-a-lobbying/business-a-lobbying/554430-watchdog-group-launches-campaign-to-pressure?rI=l.
[4]	https://itep.org/boeing-paid-tax-rate-of-8-4-in-previous-decade-but-trump-to-speak-about-why-it-needed-his -corporate-tax-cut/.
[5]	https://www.washingtonpost.com/us-policy/2021/08/31/business-lobbying-democrats-reconciliation/.

2022 Proxy Statement	75

SHAREHOLDER PROPOSALS

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. We have discussed the subject matter of this proposal with many of our largest shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board recommends that you vote AGAINST Item 5.

Boeing is deeply committed to political transparency. We have a public website, www.boeing.com/company/key-orgs/government-operations/#/political, that provides a comprehensive overview of our corporate political activity, including Board oversight, our lobbying activity, our political action committee contributions, and trade association memberships of $25,000 or more.

In 2021, in response to shareholder feedback, we began disclosing additional detail regarding (1) the Board’s oversight of political advocacy, including the Governance & Public Policy Committee’s enhanced oversight, (2) our direct lobbying activities, and (3) our political contributions guidelines and political action committee processes and oversight. We also expanded disclosures of our trade association relationships to include contributions of $25,000 or more per year and the percentage of these amounts used for lobbying activities. We further enhanced our website in 2021 to make it even more user-friendly. We are proud that the CPA-Zicklin Index of Corporate Political Disclosure and Accountability has recognized Boeing as a “trendsetter” in the extent of its political disclosures for each of the last five years. For those reasons and the additional ones below, and after consulting with many of our shareholders, the Board recommends that you vote AGAINST Item 5.

The Board believes that its demonstrated, long-standing record of political transparency renders the proposal unnecessary.

We believe that vigorous engagement in public policy debates at the federal, state, and local levels is critical to Boeing’s long-term success. We also work with trade, industry, and civic groups that provide technical, business, professional, and related expertise. However, the Board believes that these activities must always be transparent and reflect our values. As a result, Boeing has a long-standing practice of transparency regarding—and extensive oversight of—any political expenditures by the Company. For the fifth consecutive year, the 2021 CPA-Zicklin Index of Corporate Political Disclosure and Accountability listed Boeing as a “trendsetter” for its efforts with respect to political transparency and accountability. We also have a long-standing record of implementing extensive policies and procedures with respect to our lobbying and advocacy activities, including:

•

Making publicly available reports that detail all Boeing lobbying expenditures, issues lobbied on, government entities lobbied, Company lobbyists, and expenditures of the Boeing Political Action Committee, or BPAC, a voluntary, non-partisan, employee-sponsored political action committee;

•

A dedicated website which describes policies and procedures for Company political contributions, including Board oversight procedures and other internal authorizations and vetting by an outside consultant required before contributions may be made;

•

Our Compliance Risk Management Board regularly provides the Board’s Audit Committee with updates of the effectiveness of such policies and procedures in place to ensure that the Company’s political activities meet our high standards, and the Board ensures that the Company’s political advocacy efforts are consistent with our long-term strategic initiatives;

•

Boeing’s Executive Vice President, Government Operations, who is elected by the Board and is the Company’s top government affairs leader, reports regularly to the Governance & Public Policy Committee and annually to the full Board on Boeing’s lobbying and other advocacy activities, which includes discussions about the Company’s public policy priorities, the Company’s memberships in and payments to trade associations and other tax-exempt organizations, BPAC strategy and expenditures, and the Company’s network of compliance procedures related to these activities;

•	The prohibition of the use of corporate funds to support state or local candidates, political parties, or ballot initiatives; and

•	The prohibition of trade associations and other third-party organizations from using Boeing’s funds for any election-related political expenditure.

In addition, we continue to seek ways to extend and enhance our commitment to transparency. Recent actions we have taken in 2021 include:

•

Enhanced disclosures of annual trade association contributions to include contributions of greater than $25,000, along with information about the portion of dues that each association used for lobbying activities. This builds on the transparency set in 2020, when the Company began disclosing the names of trade associations to which Boeing paid dues of $50,000 or more.

76	2022 Proxy Statement

SHAREHOLDER PROPOSALS

•

Amended the Governance & Public Policy Committee Charter to explicitly outline in the Committee’s responsibilities the review of developments and trends in political advocacy and political advocacy activities and expenditures, among other topics, to ensure that our political activities align with the Company’s values, business strategies, and long-term shareholder interests.

•

Expanded disclosures of our direct lobbying and our political contributions guidelines and political action committee processes and oversight. We also made a full list of all candidates and committees to which BPAC has contributed, a full list of all federal lobbyists who have worked for Boeing and the issues on which they lobbied and similar information for state lobbying easily accessible by providing links to such information on our website.

Based on our efforts and transparency, the Board believes that a proposal seeking an additional report containing much of the same data we already disclose would not add value to shareholders, yet would result in the expenditure of additional resources by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal — Additional Report on Charitable Contributions (Item 6)

Request for Charitable Donation Disclosure

RESOLVED:

The shareholders request that The Boeing Company provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that discloses, itemizes and quantifies all Company charitable donations, aggregated by recipient name & address each year for contributions that exceed $999 annually.

This report shall include:

1.

Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organization;

2.	Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;

3.	Personnel participating in the decisions to contribute.

SUPPORTING STATEMENT:

Boeing’s assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s policies and procedures for charitable contributions should be disclosed to shareholders.

Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.

Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate the charitable use of corporate assets.

There is currently no single source providing shareholders the information sought by this resolution.

Board of Directors’ Statement Against the Shareholder Proposal

The Board believes that sufficient information about the Company’s charitable contributions already is publicly available, and that this proposal would not result in any meaningful additional information to the Company’s shareholders.

We prepare an annual Global Engagement Portfolio on our corporate citizenship activities in the United States and internationally, available in print and through our website’s comprehensive Community Engagement page, found at www.boeing.com/principles/community-engagement.page. Additional detailed information concerning the Company’s charitable contribution programs, such as that requested by this proposal, can be found on the Community Engagement page of the Company’s website. These disclosures include a significant amount of information about Boeing’s community engagement, including extensive disclosures specific to each of the proposal’s three elements, the total amount of contributions, the types of organizations or services eligible for grants and country/state-specific grant application procedures and guidelines.

2022 Proxy Statement	77

SHAREHOLDER PROPOSALS

Our Global Engagement Portfolio and our Community Engagement webpage contain in-depth disclosure of the community involvement initiatives of the Company, with focus primarily on the most recent year but including certain figures for the previous five-year period. For example, key figures under the heading “By the Numbers,” include, among other things, disclosure that the Company and its employees have: invested $234 million to help build better communities worldwide in 2020; contributed nearly $50 million across 267 grants in support of STEM education and workforce development programs in 2020; invested $15.6 million to support organizations working toward racial equity in the U.S.; contributed $14.2 million across 97 grants in support of veterans workforce transition and recovery and rehabilitation programs in 2020; charitable investments span 51 countries around the globe; and the Company’s employees donated nearly $36 million and contributed more than 250,000 volunteer hours to charitable causes in 2020 and contributed $171 million to their communities over the last five years. We also include on our website a full list of the Company’s charitable grant recipients in 2020 and regularly post detailed feature stories and extensive videos of our community engagement contributions, with disclosure dating back to 2014.

Good corporate citizenship is a core value at Boeing, and includes strategic philanthropy (including cash grants, in-kind and surplus donations, and contributions of intellectual capital); volunteerism; employee drives; gift matching programs; the Employees Community Fund of Boeing; and philanthropy-related sponsorships, business contributions and business sponsorships. Much of the Company’s corporate citizenship activities are site-based and extend to 32 states in the United States and 39 other countries where the Company has a presence. The Company identifies and partners with organizations that will transform these communities for the better. In general, the Company makes charitable contribution decisions with the goal of providing the maximum benefit for employees’ communities, meeting real needs in the short run while providing broader positive effects beyond the period of the Company’s involvement.

The Company also recognizes the need for accountability and risk management in connection with its philanthropic contributions program, and has well-established practices for the review, analysis and recommendation of contributions that ensure alignment with the Company’s strategic initiatives, values, and high ethical standards. As set forth in our Governance & Public Policy Committee Charter, the Committee “[r]eview[s] and monitor the Company’s practices relating to public policy and corporate sustainability” (which includes oversight of charitable contributions) and “make[s] recommendations to the Board with respect to such practices.” In addition, each year the full Board approves the Company’s annual charitable budget based on its strategic priorities. In terms of executive leadership oversight, Boeing’s philanthropic activities are coordinated within our Government Operations function. The Executive Vice President of Government Operations, whose responsibilities include our global philanthropic organization, and the Chief Sustainability Officer, whose responsibilities include the Company’s environmental, social and governance priorities, each report directly to our CEO. As part of the Company’s anti-corruption program, Boeing assesses its contributions’ processes annually to evaluate risk, ensure effectiveness, and identify enhancement opportunities.

Boeing’s community investments and grant-making strategies are tailored by location to most efficiently address local needs. We have adopted, and disclose on our website, at least 39 individual geographic location guidelines, processes and priorities tailored to the particular needs of each of the states, countries and regions in which Boeing has a location-specific community giving program (e.g., various states in the United States as well as Canada and individual countries and regions in Asia, Europe the Middle East, Africa and Latin America) and for each specific area of giving. All guidelines include detailed instructions on eligibility, timeline, focus areas and goals for that region, and a specific Boeing representative to assist the organization in determining if a project aligns with Boeing’s local strategies. The guidelines also note other types of support available from Boeing, such as event sponsorships for charitable galas, fundraisers and benefits, in-kind donations, Employees Community Fund of Boeing and employee volunteering. In addition to the detailed site-specific guidelines, we also disclose on our website general exclusion guidelines applicable to all regions.

The Board does not believe that the further disclosure sought by this proposal would provide any additional meaningful information or in any way serve the interests of the Company’s shareholders. The report sought by the proponent would duplicate much of what the Company already reports. Further, the Board believes that describing the Company’s guiding principles and examples of the programs it supports, as disclosed in the Global Engagement Portfolio and on the Company’s website, provides more context and is more instructive than a mere list of donations. Such detailed descriptions of every individual donation would involve an unnecessary expenditure of administrative cost and effort, which would produce no corresponding meaningful information or benefit to the Company’s shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

78	2022 Proxy Statement

SHAREHOLDER PROPOSALS

Shareholder Proposal — Reduce Threshold to Call Special Meetings from 25% to 10% (Item 7)

Proposal 7 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

It is important to adopt this proposal to help make up for our complete lack of a shareholder right to act by written consent.

Boeing shareholders gave 44%-support to a shareholder proposal for the shareholder right to act by written consent at the 2020 annual meeting. This 44%-support likely represented 51%-support from the shares that have access to independent proxy voting advice and are not forced to rely on the biased negative voting advice of management. Boeing management should support a topic that earns majority shareholder support – especially at Boeing where the stock price performs so poorly.

Boeing shareholders gave 44%-support to a shareholder proposal for the shareholder right to act by written in spite of Boeing management using scare tactics. Boeing management conjured up a defective form of written consent, that theoretically could be adopted by an out-of-control Board, and then focused its argument on such a defective form of written const that did not resemble the written consent proposal itself.

Although it now theoretically takes 25% of all shares to call for a special shareholder meeting, this translates into 45% of the Boeing shares that typically vote at the annual meeting. It would be hopeless to think that the shares that do not have time to vote at the annual meeting would have time to take the special procedural steps to call for a special shareholder meeting. A 45% stock ownership threshold to call for a special shareholder meeting is nothing for Boeing management to brag about.

This proposal is consistent with genuine Boeing management engagement with shareholders. A reasonable shareholder right to call for a special shareholder meeting can make shareholder engagement meaningful. Shareholder Engagement is cited many times in the 2021 Boeing annual meeting proxy statement. If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting can make management think twice about insincerity.

Boeing bylaws give no assurance that any engagement with shareholders will continue. A more reasonable shareholder right to call for a special shareholder meeting will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B as an alternative.

There is definitely room for improvement in Boeing shareholder engagement. There is even a heading in the 2021 proxy, “Incorporating Shareholder Feedback on Executive Compensation.” Yet in 2021 management pay was rejected by 10% of shares when a 5% rejection is the norm. And Edmund Giambastiani, chair of the Boeing Aerospace Safety Committee, was rejected by more shares than Boeing management pay.

Please vote yes: Special Shareholder Meeting Improvement – Proposal 7

Board of Directors’ Statement Against the Shareholder Proposal

The Board has carefully considered this proposal and believes that it is not in the best interests of our shareholders. We have discussed the subject matter of this proposal with many of our largest shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board recommends that you vote AGAINST Item 7.

Boeing’s current ownership threshold balances this important shareholder right with the financial and administrative burdens that would result from misuse of the process by a small minority of shareholders.

Special shareholder meetings cost millions of dollars, demand significant attention from the Board and senior management, and can disrupt normal business operations. As a result, these meetings should be limited to when there are urgent and important strategic matters or profound fiduciary concerns. Boeing continues to believe that either the Board or at least 25% of our shareholders should agree that a matter requires urgent discussion before a special meeting is called. The current 25% threshold is consistent with the best practices of our peers, as well as other S&P 500 companies. In 2018, our shareholders rejected the proposal to seek to reduce the special meeting threshold from 25% to 10%. If this proposal were adopted, a relatively small minority of shareholders could call an unlimited number of special meetings, without regard to how the direct costs and other burdens might impact the Company’s future success or the interests of the vast majority of shareholders.

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SHAREHOLDER PROPOSALS

Boeing’s commitment to shareholder engagement and governance best practices, including the existing right to call special meetings, already ensures Board accountability and Board responsiveness without unnecessary risk.

Boeing continues to view direct shareholder engagement as key to the Company’s success and has always been committed to ensuring our shareholders have broad and meaningful rights to provide input to the Company to enhance the Company’s ability to create long-term value and respect the interests for all shareholders. To that end, Boeing leaders meet regularly with shareholders to discuss our strategy, operational performance, and business practices. We also meet with shareholders throughout the year to share perspectives on corporate governance, executive compensation and sustainability matters (see page 17). We value and reflect in our practices the learnings we gather from extensive and regular feedback from our shareholder engagement throughout the year. Shareholders can also reach out directly to our Board and management through existing available channels of communication (see page 23). This commitment to ongoing dialogue with our shareholders, together with practices such as an independent Chair of the Board, a robust Board refreshment process, comprehensive evaluations of the Board, its committees and individual directors, annual director elections, a majority voting standard in uncontested elections, a “proxy access” right for nominating directors, no supermajority voting provisions, and shareholders’ existing right to call special meetings, preserves the Board’s accountability without the expense and risk associated with a lower special meeting threshold.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Shareholder Proposal — Report on Net Zero Indicator (Item 8)

Climate Transition Planning

Whereas: The increasing rate and number of climate related disasters affecting society is causing alarms to be raised globally, making the corporate sector’s contribution to climate mitigation a significant policy issue.

In addition to environmental and social harms, climate change is creating systemic risks to the economy. The Commodity Futures Trading Commission underscored that climate change could impair the productive capacity of the U.S. economy.1

Shareholders are increasingly concerned about material climate risk to both their companies and their portfolios. The Climate Action 100+ initiative, a coalition of more than 617 investors with over $55 trillion in assets, issued a Net Zero Benchmark (Benchmark) calling on companies to develop targets and a plan to reduce their scope 1-3 greenhouse gas (GHG) emissions to net zero, improve climate governance, and provide specific climate related financial disclosures.

A failure to comply with Benchmark goals and disclosures is likely to pose a material risk to Boeing and its shareholders, in particular the failure to clearly disclose whether the Company has adopted net zero greenhouse gas reduction goals across its full range of emissions.

Failure to address such a critical climate issue may have a negative effect on Boeing’s cost of capital and shareholders’ financial returns. BlackRock’s CEO notes that investment flows into sustainable and climate aligned assets will drive long term outperformance and that companies should disclose plans for how their business model will be compatible with a net zero economy.2

A core indicator of company alignment with the Paris Agreement is Indicator 1 of the Benchmark, titled “Net Zero GHG emissions by 2050 (or sooner) ambition” (Net Zero Indicator), which seeks disclosure on whether the company has set an ambition to achieve net zero GHG emissions by 2050 and whether such ambition explicitly includes scopes 1, 2, and relevant scope 3 (including product) emissions.

While Boeing has targets to reduce scope 1 & 2 emissions 55% by 2030 on core sites, and has committed to achieve carbon neutrality on some aspects of its business (scopes 1 and 2, and business travel) through the purchase of carbon offsets, it has not reported an ambition to reduce its scope 3 product emissions – constituting 99% of its total emissions – which is a critical gauge of whether and how the Company is reducing climate risk and capitalizing on low carbon opportunities.

Resolved: Shareholders request the Board issue a report, at reasonable expense and excluding confidential information, evaluating and disclosing if and how the company has met the criteria of the Net Zero Indicator, including scope 3 use of product emissions, or whether it intends to revise its policies to be fully responsive to such Indicator.

Supporting Statement: Proponents suggest, at Company discretion, the report also include any rationale for a decision not to set and disclose goals in line with the Net Zero Indicator.

[1]

https://www.cftc.gov/sites/default/files/2020-09/9-9-20%20Report%20of%20the%20Subcommittee%20on%20Climate-Related%20Market%20Risk%20- %20Managing%20Climate%
20Risk%20in%20the%20U.S.%20Financial%20System%20for%20posting.pdf

[2]	https://www.blackrock.com/corporate/literature/whitepaper/bii-portfolio-perspectives-february-2020.pdf, https://www.blackrock.com/corporate/investor-relations/larry-fink-ceo-letter

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SHAREHOLDER PROPOSALS

Board of Directors’ Statement In Support of the Shareholder Proposal

We consider climate change to be an urgent issue and we are devoting significant resources in support of net-zero emissions in Boeing operations and for our industry. We have previously demonstrated our commitment to transparency in climate disclosures, and we urge shareholders to support this proposal in furtherance of our efforts.

Boeing protects, connects and explores our world and beyond safely and sustainably. The aerospace industry as a whole and Boeing face significant risks and opportunities related to climate change. Safe and sustainable aerospace is an imperative for our commercial and government customers, communities, and current and future employees. As such, it is a strategic focus for the Company and was a subject of our first sustainability report, which we issued in 2021. We understand we must work to decarbonize the aerospace industry. The Board oversees a variety of sustainability-related topics, and the Governance & Public Policy Committee Charter was updated in 2021 to include specific oversight of our practices relating to public policy and corporate sustainability, including matters related to climate change. We have made significant strides in the past year and set climate-related targets for the near- and long-term. The following sections describe our goals and approach to Scope 1, Scope 2, and Scope 3 emissions. We will further describe how we support the objectives of the Paris Agreement.

Boeing strives to reduce operational greenhouse gas, or GHG, emissions, both during times of growth and during times of challenge.

Boeing achieved net-zero carbon emissions at manufacturing and other facilities (Scopes 1 and 2, as reported to CDP) and in its business travel (Scope 3, Category 6) in 2020 by expanding conservation, energy efficiency projects, and renewable electricity use, while securing verified offsets for the remaining GHG emissions. We have also previously disclosed 2030 goals that include the reduction of operational GHG emissions by 55% and the continuation of net-zero emissions for operations. Additionally, we have set a goal to achieve 100% renewable electricity by 2030 in our operations through a variety of verifiable mechanisms, including direct sourcing. Our strategy for Scope 1 and 2 emissions aligns to a 1.5° global warming potential scenario, in support of the global climate goals including the United Nations Sustainable Development Goal No.13.

Achieving aviation industry climate objectives requires a portfolio of solutions and partnerships to allow our industry sector to decarbonize, and Boeing is working to advance the development of key technologies to further this objective.

On the products side, Boeing committed that its commercial airplanes will be capable of flying on 100% sustainable aviation fuels, or SAF, by 2030. We also support the commercial aviation sector’s ambition to achieve net-zero carbon emissions for global civil aviation operations by 2050. We are partnering across the industry to collectively deliver on our ambition on climate action, enabling a more sustainable future.

Our strategy to decarbonize aerospace focuses on four key areas: fleet renewal, network operational efficiency, renewable energy transition and advanced technology. Safe, sustainable aerospace requires different certified solutions tailored to the needs, capabilities and constraints of different regions and markets. We have made solid progress in areas where we see the biggest potential. New commercial airplanes provide significant efficiency gains, with each generation reducing fuel use and emissions 15% to 25%. Boeing has invested more than $60 billion over the last 10 years in key strategic areas to improve fuel efficiency and reduce emissions, including innovative technologies such as carbon composite materials, advanced high-bypass ratio engine designs, and other aerodynamic improvements.

Decarbonizing aerospace will take more than a single company’s investment. Airlines have invested more than $1 trillion to purchase these new airplanes, in many cases to replace older, less-efficient models. Many airlines have accelerated retiring older airplanes during the pandemic, and we expect this trend will continue.

Boeing has been a pioneer in making SAF a reality and is working with airlines, engine manufacturers and others to test, gain approval for, and fly with SAF. In furtherance of our commitment that our commercial airplanes will be capable of flying on 100% SAF by 2030, we continue to test new technologies as part of our ecoDemonstrator program, and have announced a partnership with SkyNRG and SkyNRG Americas to scale up SAF. SAF is in regular (though limited) use today and expanding its use offers the most immediate and largest potential to reduce carbon emissions over the next 20 to 30 years across all aviation segments. We are also focused on and investing in alternative energy solutions. In 2021, Boeing deepened its commitment to Wisk, a joint venture to advance the future of urban air mobility and bring to market a self-flying, all-electric air taxi, which has already test flown more than 1,500 times. Boeing also completed a fifth hydrogen flight test program; this time with subsidiary Insitu on their ScanEagle3 uncrewed aerial vehicle, which was powered by a proton exchange membrane (PEM) hydrogen fuel cell. Whether through SAF or alternative energy solutions, Boeing remains committed to pioneering sustainable aerospace for current and future generations.

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SHAREHOLDER PROPOSALS

Boeing is actively developing low-carbon transition plans to meet long-term goals with meaningful milestones, and we look forward to continuing to implement the proposal’s objectives by being transparent with our stakeholders on our progress toward these goals.

In October 2021, we announced our support for the commercial aviation sector’s ambition to achieve net-zero carbon emissions for global civil aviation operations by 2050, which focuses on Scope 3, Category 11 emissions (Use of Sold Products). Scope 3 includes this and 14 other categories of emissions in the value chain, and as is true for many companies, only some of the 15 Scope 3 categories are relevant for Boeing. Our active engagement and support for the commercial aviation industry’s net-zero ambition largely—but not fully—aligns with the Climate Action 100+ Net Zero Indicator objective for addressing Scope 3 emissions. In 2021, Boeing disclosed our Scope 3 Use of Sold Product emissions for commercial aircraft, an important step toward understanding our contributions and potential reduction pathways. We address Scope 3, Category 11 (Use of Sold Products) emissions collaboratively as an industry, and this approach makes sense for our sector. In support of a net-zero transition, the first step is to ensure we have a path that is credible and aligned with the industry in support of the global reduction goals. Boeing’s existing Scope 3 goals do not address (i) our defense portfolio, where we are actively working with our government customers to understand and support their future requirements, or (ii) our supply chain, where we are working with our supply base to increase GHG reporting and proactively address climate change driven risks to create resilience and stability within our supply base.

Our investments in innovation and clean technology are the foundation of our strategy to decarbonize aerospace, the key to Scope 3, Category 11 (Use of Sold Products) emissions reductions. Achieving the desired decarbonization requires continued partnerships with airlines, and various industries, governments and research institutions over decades. Elements of this transition will take time as well as further advances in technology and policy collaborations with governments around the world. The effects of safe certification, policies, collaboration, and customer and other industry investments can significantly affect Boeing’s approach and are not yet known but we are focused on them.

The Board believes our deep knowledge of how to approach decarbonizing aerospace, our robust existing and developing plans and ambitions for operations, products, and services, and our climate goals for 2025, 2030, and 2050 demonstrate our emphasis on the interests of shareholders and other stakeholders. Our active engagement and goal of net-zero operations and our support for the commercial aviation industry’s net-zero ambition is the best way to achieve the Climate Action 100+ Net Zero Indicator objective for addressing Scope 3 emissions in that sector. By recommending in favor of the proposal and issuing the called-for report, we will further demonstrate our commitment to transparency in this area and to our work with all stakeholders to build a more sustainable future together for aerospace.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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ANNUAL MEETING INFORMATION

Attending the Virtual Annual Meeting

Time and Location

Boeing’s 2022 Annual Meeting of Shareholders will be held by webcast on Friday, April 29, 2022, beginning at 9:00 a.m. Central Time, at www.virtualshareholdermeeting.com/BA2022.

Eligible Attendees

Attendance is limited to registered and beneficial Boeing shareholders as of the record date. Please note that attendance at the annual meeting is subject to capacity limits set by the virtual meeting platform provider and access will be given on a first come, first served basis.

Meeting Access

In order to attend the annual meeting, visit www.virtualshareholdermeeting.com/BA2022 and enter your unique 16-digit voting control number found on your proxy card, email, notice of internet availability of proxy materials or voting instruction form. Online access to the audio webcast will open at 8:45 a.m. Central Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting website. Technicians will be available to assist you.

Additional Meeting Information

We have designed the format of the virtual annual meeting so that shareholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Shareholders will be able to submit questions online before and during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event of technical difficulties with the annual meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/BA2022. If necessary, the announcement will provide updated information regarding the date, time, and location of the annual meeting. Any updated information regarding the annual meeting will also be posted in the events and presentations section of our Investor Relations website at www.boeing.com/investors.

Frequently Asked Questions

Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.

How does the Board recommend that I vote?

The Board recommends that you vote:

FOR the election of each of the 11 director nominees named in this proxy statement (Item 1);
FOR the approval, on an advisory basis, of named executive officer compensation (Item 2);
FOR the approval of The Boeing Company Global Stock Purchase Plan (Item 3);
FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2022 (Item 4);
AGAINST the shareholder proposal seeking an additional report on lobbying activities (Item 5);
AGAINST the shareholder proposal seeking an additional report on charitable contributions (Item 6);
AGAINST the shareholder proposal to reduce the threshold to call special shareholder meetings from 25% to 10% (Item 7); and
FOR the shareholder proposal seeking a report on Net Zero Indicator (Item 8).

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ANNUAL MEETING INFORMATION

How may I expedite delivery of future proxy materials by receiving them electronically?

Registered Shareholders

Instead of receiving copies of our proxy materials in the mail, registered shareholders can elect to receive these communications electronically. Your election to receive future proxy materials electronically would result in expedited delivery of your materials, conserve natural resources and reduce Boeing’s printing and mailing costs. For additional information or to elect this option, please access www.computershare.com/investor.

Beneficial Shareholders

Many brokers and banks offer electronic delivery of proxy materials to their clients. For additional information, please contact your broker, bank or other holder of record.

How may I vote my shares?

Beneficial Shareholders

If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record. Many brokers provide the option of voting by internet at www.proxyvote.com or by calling 1-800-454-8683. You will need your unique 16-digit voting control number, which can be found on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other holder of record. Proxies submitted by internet or telephone must be received by 10:59 p.m. Central Time, on Thursday, April 28, 2022. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2022 and have your unique 16-digit voting control number available.

Registered Shareholders

If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.proxyvote.com, by calling 1-800-690-6903, or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. Proxies submitted by internet or telephone must be received by 10:59 p.m. Central Time, on Thursday, April 28, 2022. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2022 and have your unique 16-digit voting control number available.

The Boeing Company 401(k) Plan Participants

If you have an interest in Boeing stock through participation in Boeing’s 401(k) plan, you do not have actual ownership of the shares held in the 401(k) plan (the “Plan Shares”). The Plan Shares are registered in the name of the trustee. As a plan participant, you have been allocated interests in the Plan Shares and may instruct the trustee how to vote those interests by submitting a proxy at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found on your proxy card, email or notice of internet availability of proxy materials. However, you may not vote Plan Shares in person at the annual meeting. The number of shares of Boeing stock shown on your proxy card includes all shares registered in your name and all Plan Shares in which you have an interest. In order to allow sufficient time for the trustee to tabulate the vote of the Plan Shares, your proxy instructions must be received no later than 10:59 p.m. Central Time, on Thursday, April 21, 2022. If you do not submit voting instructions before the deadline, the trustee will vote your Plan Shares in the same manner and proportion as the Plan Shares with respect to which voting instructions have been received before the deadline, unless contrary to applicable law. If you return a signed proxy card that covers Plan Shares but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

May I revoke my proxy or change my vote?

Beneficial Shareholders

Beneficial shareholders should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote.

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ANNUAL MEETING INFORMATION

Registered Shareholders

Registered shareholders may revoke their proxies or change their voting instructions at any time before 10:59 p.m. Central Time, on Thursday, April 28, 2022, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by voting during the virtual annual meeting at www.virtualshareholdermeeting.com/BA2022.

The Boeing Company 401(k) Plan Participants

Participants in Boeing’s 401(k) plan may revoke their proxies or change their voting instructions at any time before 10:59 p.m., Central Time, on Thursday, April 21, 2022, by submitting a proxy via internet, telephone, or mail that is dated later than the original proxy. Plan participants cannot revoke their proxies or change their voting instructions during the annual meeting because the trustee will not be present.

What vote is required to approve each proposal?

Each share of Boeing stock entitles the holder to one vote on each proposal presented for shareholder action.

Election of Directors (Item 1)

To be elected in an uncontested election, a director nominee must receive more “FOR” votes than “AGAINST” votes. Because we did not receive proper advance notice in accordance with our By-Laws of any shareholder nominees for director, this election of directors is an uncontested election. Abstentions and “broker non-votes” will have no effect on the election of directors.

All Other Proposals (Items 2 through 8)

Shareholders may vote “FOR” or “AGAINST” each of the other proposals, or may abstain from voting. Delaware law requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the annual meeting for the approval of Items 2 through 8. A shareholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “AGAINST” Items 2 through 8. “Broker non-votes,” if any, will have no effect on these items.

What are “broker non-votes”?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, NYSE rules allow that firm to vote your shares only on routine matters. Item 4, the ratification of the appointment of our independent auditor for 2022, is the only matter for consideration at the meeting that NYSE rules deem to be routine. For all matters other than Item 4, you must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Who is entitled to vote at the 2022 Annual Meeting?

Holders of Boeing stock at the close of business on February 28, 2022 are entitled to receive a formal Notice of the Annual Meeting and to vote their shares at the annual meeting. As of that date, there were approximately 590,384,843 shares of common stock outstanding, of which approximately 590,382,578 were eligible to vote. (Shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.) There were 91,870 registered shareholders on the record date and approximately 2,437,554 beneficial shareholders whose shares were held in “street name” through a broker or bank.

A list of our registered shareholders as of the close of business on the record date will be available during the annual meeting and for ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m. Central Time, at the Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. A shareholder may examine the list for any legally valid purpose related to the annual meeting. To access such a list, shareholders should email cso@boeing.com.

How many votes must be present in order to hold the annual meeting?

A quorum must be present in order for business to be conducted at the annual meeting. A quorum consists of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting. Shares of Boeing stock present in person or by duly authorized proxy (including any abstentions and “broker non-votes”) will be counted for the purpose of establishing a quorum at the meeting.

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ANNUAL MEETING INFORMATION

What if I return my proxy but do not vote for all of the proposals?

Shares represented by a properly executed proxy will be voted at the annual meeting in accordance with the shareholder’s instructions. If you are a registered shareholder or have an interest in Boeing stock through the Boeing 401(k) plan and return a signed proxy card that omits voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. If a broker or other financial institution holds your shares in its name, NYSE rules prohibit your shares from being voted on all items other than Item 4 absent your instruction, so you must provide instructions on these items for your vote to count.

Are there any other items of business that will be addressed at the annual meeting?

The Board is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. If any matters other than those shown on the proxy card are properly brought before the annual meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We have hired Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $25,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, telephone, email, and other online methods. Morrow Sodali has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. We will reimburse these parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will file with the SEC a Current Report on Form 8-K containing the final voting results within four business days of the annual meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

What if a director nominee does not receive the required vote?

Boeing is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, all director nominees have executed irrevocable resignations that would be effective upon (1) such nominee’s failure to receive the required vote at the annual meeting and (2) the Board’s acceptance of such resignation. As set forth in our director resignation policy, which is described in our Corporate Governance Principles, the Board will act upon, and publicly disclose its decision with respect to, any tendered resignation within 90 days from the date of the certification of the election results.

How may I recommend individuals to serve as directors?

Shareholders may recommend qualified candidates for consideration by the GPP Committee by writing at any time to the Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. The correspondence must state the name, age and qualifications of the person proposed for consideration. The GPP Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates.

How may I obtain a copy of Boeing’s Annual Report on Form 10-K and other financial information?

Boeing’s 2021 annual report, which includes a copy of the Annual Report on Form 10-K, was delivered to shareholders with this proxy statement. Our Notice of Annual Meeting, this proxy statement and the 2021 annual report are also available at www.proxyvote.com. In addition, our Annual Report on Form 10-K, including financial statements, is available at http://investors.boeing.com/investors/financial-reports/ and on the SEC’s website at www.sec.gov. Shareholders also may request an additional copy of the Annual Report on Form 10-K, which we will furnish without charge, by calling (425) 965-4550 or writing Mail Services, The Boeing Company, P.O. Box 3707, Mail Code 3T-00, Seattle, Washington 98124-2207.

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Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we may provide you with access to proxy materials over the internet rather than by mailing the materials to you. To reduce costs and conserve resources, we are sending a Notice of Internet Availability of Proxy Materials to some of our shareholders. The notice provides instructions for accessing this proxy statement and our 2021 annual report at www.proxyvote.com. The notice also explains how shareholders may request printed proxy materials for this or future annual meetings.

Several shareholders live at my address. Why did we receive only one set of proxy materials?

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare Trust Company, N.A., P.O. Box 50500, Louisville, Kentucky 40233-5000 or by calling 888-777-0923 (toll-free for domestic U.S. callers) or 781-575-3400 (non-U.S. callers may call collect). Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank or other holder of record.

The 2023 Annual Meeting

Proposals for Inclusion in 2023 Proxy Statement

If you wish to submit a proposal for inclusion in our 2023 proxy statement, you must follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your proposal at the address below no later than Friday, November 11, 2022.

Director Nominations for Inclusion in 2023 Proxy Statement (Proxy Access)

Subject to certain requirements, our By-Laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our annual meeting proxy materials directors constituting the greater of two individuals and 20% of the Board. Any such nomination must be received at the address below no earlier than the close of business on Wednesday, October 12, 2022 and no later than Friday, November 11, 2022. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

Other Proposals or Nominations

Our By-Laws require that we receive advance written notice for any shareholder proposal or director nomination that is not submitted for inclusion in our proxy statement. Any such proposal or nomination must be received at the address below no earlier than the close of business on Friday, December 30, 2022 and no later than the close of business on Sunday, January 29, 2023. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

Where to Send All Proposals and Nominations

Office of the Corporate Secretary

The Boeing Company

100 North Riverside Plaza

MC 5003-1001

Chicago, Illinois 60606-1596

2022 Proxy Statement	87

APPENDIX A

The Boeing Company Global Stock Purchase Plan

Section 1. Purpose of the Plan

The purpose of The Boeing Company Global Stock Purchase Plan (the “Plan”) is to attract and retain employees of The Boeing Company (the “Company”) and its Participating Subsidiaries or Affiliates, and enable them to acquire a stock ownership interest in the Company.

The Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code (although the Company makes no representation of such qualification or undertaking to maintain such qualification); and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options may be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax effectiveness or other objectives for Eligible Employees, the Company, and its Participating Affiliates, as applicable. Except as otherwise provided in the Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

Section 2. Definitions

As used in the Plan,

“Account” means the account established and maintained by the Company to which shall be credited pursuant to Section 6.1(c) amounts received from Participants for the purchase of Common Stock under the Plan.

“Affiliate” means any entity, whether now or hereafter existing, in which the Company owns, directly or indirectly, 100% of the combined equity thereof, which does not meet the requirements to be a Subsidiary.

“Authorized Officer” means the Company’s chief human resources officer, the Company’s vice president of compensation or any other officer of the Company as may be designated by the Committee.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, provided that to the extent the Committee has delegated any or all of its authority or responsibilities under this Plan to an Authorized Officer, references to “Committee” shall be construed as referring to such Authorized Officer where context demands.

“Common Stock” means the common stock, par value $5.00 per share, of the Company.

“Eligible Compensation” means the following types of earnings paid to an Eligible Employee for their service on behalf of the Company or a Participating Subsidiary or Affiliate: (a) salary and fixed base compensation including compensation for overtime, and (b) annual incentive bonuses, but excluding other bonus and miscellaneous income including but not limited to severance pay, hiring and relocation bonuses, equity compensation income, imputed income arising under any Company group insurance or benefit program or any other special payments. The Committee, in its discretion, may establish a different definition of Eligible Compensation in advance of an Offering Period. The Committee shall have discretion to determine the application of the definition to Participants outside the United States, and in accordance with the requirements of Section 423 of the Code for Participants in the 423 Component.

“Effective Date” means April 29, 2022, the date on which the Plan was approved by the holders of shares of Common Stock entitled to vote at the 2022 annual meeting of shareholders of the Company.

“Eligible Employee” means any regular employee of the Company or a Participating Subsidiary or Affiliate who does not, immediately after the first day of an Offering Period, own (within the meaning of Section 423(b)(3) and 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. The Committee, in its discretion, may determine from time to time, prior to the first day of an Offering Period (for each Option under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2), that the definition of Eligible Employee shall be subject to alternative eligibility requirements, consistent with the eligibility requirements permitted under Section 423 of the Code. For purposes of the foregoing, alternative eligibility requirements may include or exclude an individual if they (a) have been employed less than two years; (b) are customarily employed 20 hours or less per week; (c) are not customarily employed more than five months in any calendar year; or (d) are a highly compensated employee, within the meaning

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APPENDIX A

of Section 414(q) of the Code, or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, each such eligibility requirement to be applied with respect to an Offering in a manner complying with Section 423 of the Code to the extent required.

For purposes of the Plan, “employee” means any individual in an employee-employer relationship with the Company or a Participating Subsidiary or Affiliate who is treated as an employee for purposes of Section 423 of the Code. For purposes of the Plan, an individual will be an “employee” of or be “employed” by the Company or a Participating Subsidiary or Affiliate for any Offering only if such individual is treated by the Company or such Participating Related Company as its employee, including, in the case of the 423 Component, for purposes of employment taxes and wage withholding for federal income taxes, regardless of any subsequent reclassification by the Company or any Participating Related Company, any governmental agency or any court.

“Fair Market Value” means the average of the high and low per share trading prices (or the average of the opening and closing per share trading prices, or the closing trading price, if so determined by the Committee) for the Common Stock on the New York Stock Exchange during regular session trading as reported by The Wall Street Journal or such other source the Committee deems reliable for a single trading day. The Committee may vary its determination of the Fair Market Value to the extent required to comply with applicable local laws.

“Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 6.1(a).

“Offering Date” means, for any Offering Period, the first day of such Offering Period.

“Offering Period” means each period designated by the Committee as further described in Section 6.1(a).

“Option” means an option granted under the Plan to a Participant to purchase shares of Common Stock.

“Participant” means an Eligible Employee who has complied with the provisions of Section 6.1(b).

“Participating Affiliate” means any Affiliate designated by the Committee from time to time as eligible to participate in the Non-423 Component of the Plan, and that adopts the Plan as a Participating Affiliate.

“Participating Subsidiary” means any Subsidiary designated by the Committee from time to time as eligible to participate in the 423 Component of the Plan, and that adopts the Plan as a Participating Subsidiary.

“Plan” means The Boeing Company Global Stock Purchase Plan.

“Plan Year” means the calendar year.

“Purchase Date” means, with respect to any Offering, the last day on which the Common Stock is traded on the New York Stock Exchange during the Offering Period, or the last day of any Purchase Period established by the Committee with respect to any Offering.

“Purchase Period” with respect to any Offering means one or more consecutive purchase periods within an Offering Period as designated by the Committee for any Offering, the last day of which shall be the Purchase Date for such Purchase Period as further described in Section 6.1(a).

“Purchase Price” with respect to any Offering or any Purchase Period has the meaning set forth in Section 6.2(b).

“Subsidiary” means any corporation (other than the Company), domestic or foreign, whether now or hereafter existing, that is in an unbroken chain of corporations beginning with the Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 100% of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Section 424(f) of the Code but substituting 100% for the 50% threshold described therein.

Section 3. Administration

3.1    Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the power to: (1) determine when the initial and subsequent Offering Periods and any Purchase Periods will commence; (2) interpret the Plan and the Offerings; (3) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and, in respect of the 423 Component, Section 423 of the Code; and (4) interpret, amend, or revoke any such rules. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any eligible person. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

3.2    Delegation by Committee. Notwithstanding the foregoing, the Committee may delegate any of its authority or responsibilities under the Plan to a subcommittee of the Board or to any Authorized Officer.

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APPENDIX A

3.3    Eligible Employees Outside the United States. The Committee may adopt such rules, procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are citizens or residents of a non-U.S. jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4.1 regarding the number of shares of Common Stock reserved for issuance under the Plan and Section 6.2(b) regarding the Purchase Price, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, any such sub-plan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility to participate, the application of the definition of Eligible Compensation to participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures and handling of stock certificates that vary with applicable local requirements.

Section 4. Shares Subject to the Plan

4.1    Authorized Number of Shares

(a)    Authorized Shares. The aggregate number of shares of Common Stock which may be sold pursuant to Offerings under the Plan, subject to adjustment as provided in Section 7.2, shall not exceed 12,000,000 shares.

(b)    Source of Authorized Shares. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open market or in private transactions) and which are being held as treasury shares.

(c)    Changes to Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock for purposes of the Plan.

Section 5. Eligibility

5.1    Initial Eligibility. Any individual who is an Eligible Employee on the first day of an Offering Period will be eligible to participate in the Offering commencing on such date, subject to the terms and conditions of the Plan.

5.2    Leaves of Absence. For purposes of participating in the Plan, a Participant on a leave of absence will be deemed an employee while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary or Affiliate or is legally protected under applicable laws. If a leave of absence exceeds three months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following the end of the three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

5.3    Participation. The provisions of the Plan will be construed so as to extend and limit participation in the 423 Component a manner consistent with the requirements of Code Section 423. An Eligible Employee may become a Participant in any Offering by entering an electronic election to participate and a payroll deduction authorization with the Committee’s designee. Payroll deductions will begin on the first day of the Offering Period and will end on the applicable end date of the Offering Period (or any interim Purchase Periods), unless withdrawn by the Participant or sooner terminated in accordance with Section 6.3.

5.4    Non-U.S. Employees and Transfers. Individuals that transfer to the United States, become Eligible Employees of the Company or a Participating Subsidiary or Affiliate and are placed on a U.S. payroll of the Company or a Participating Subsidiary or Affiliate may not participate in an Offering of the 423 Component that had a start date prior to such transfer. Such Eligible Employees may participate in an Offering of the 423 Component that begins on or after such transfer date by entering into an electronic election to participate and a payroll deduction authorization for such Offering of the 423 Component. Individuals that transfer outside the United States, become Eligible Employees of the Company or a Participating Subsidiary or Affiliate and are placed on a non-U.S. payroll of the Company or a Participating Subsidiary or Affiliate may not participate in an Offering of the Non-423 Component that had a start date prior to such transfer. Such Eligible Employees may participate in an Offering of the Non-423 Component that begins on or after such transfer date by entering into an electronic election to participate and a payroll deduction authorization

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APPENDIX A

for such Offering of the Non-423 Component. A Participant who transfers outside the U.S. and is no longer on a U.S. payroll of the Company or a Participating Subsidiary or Affiliate will be treated as having terminated participation in the 423 Component. A Participant who transfers to the U.S. and is no longer on a non-U.S. payroll of the Company or a Participating Subsidiary or Affiliate will be treated as having terminated participation in the Non-423 Component.

Section 6. Offerings, Participation and Payroll Deductions

6.1     Grant of Options

(a)    In General. Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings during which shares of Common Stock may be purchased by Participants. Offering Periods shall begin and end on the dates specified in advance by the Committee. With respect to each Offering, enrollment by an Eligible Employee in the Plan as of the first day of an Offering Period in accordance with the requirements of this Section 6.1 will constitute the grant by the Company to such Participant of an Option on such date to purchase as many full and fractional shares of Common Stock as the Eligible Employee may purchase with up to 15% of the Eligible Compensation he or she receives during the Offering Period (or during any portion of the Offering Period as the Eligible Employee may elect to participate). An Offering Period under the 423 Component may not exceed 27 months, and an Offering Period under the Non-423 Component may not exceed five years.

The Committee may establish in advance of an Offering one or more consecutive purchase periods (each, a “Purchase Period”) within an Offering Period, the last day of which shall be the Purchase Date for such Purchase Period.

(b)    Election to Participate. Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but no more than 15%, of their Eligible Compensation during the Offering Period to be deposited periodically in their Account under Section 6.1(c). The cumulative amount deposited in the Account during an Offering Period with respect to any Eligible Employee may not exceed the limitation stated in Section 6.1(a). A Participant’s election to participate in the Plan shall continue in effect during the current and subsequent Offering Periods until changed pursuant to Section 6.1(c).

(c)    Accounts. The Company shall maintain an Account for each Participant and shall credit to that account in U.S. dollars or the currency in which the employee is paid, as determined by the Committee, all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to their Account under the Plan with respect to such funds, unless otherwise required by the laws of the jurisdiction where the payroll deductions or other contributions are made, as determined by the Committee. Subject to the limitation in Section 6.1(a), all amounts credited to a Participant’s Account shall be used to purchase Common Stock; provided, however, a Participant’s Account may be refunded to them on receipt by the Company prior to a Purchase Date in accordance with procedures established by the Company, of a Participant’s request for such a refund. Credits to an Eligible Employee’s Account shall be made by payroll deduction or by other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may stop the periodic credits to their Account for future periods by filing a new election amount at any time during an Offering Period. The change shall become effective in accordance with the Committee’s rules and procedures as soon as administratively practicable after the Company receives the election.

(d)    Purchase Limitations. No Eligible Employee will be permitted to purchase more than 2,000 shares of Common Stock in any Offering Period. The Committee will have the discretion to impose a different limitation in advance of any Offering Period. No Eligible Employee shall be permitted to purchase Common Stock pursuant to an Option under the 423 Component or an option under any other employee stock purchase plan of the Company or of any Participating Subsidiary or Affiliate which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Common Stock (determined by reference to the Fair Market Value of a share of Common Stock on the Offering Date) for each calendar year in which any Option granted to the Eligible Employee is outstanding at any time.

6.2    Exercise of Option

(a)    In General. Subject to the limitation in 6.1(a), on each Purchase Date, the entire Account of each Participant shall be used to purchase at the Purchase Price whole and/or fractional shares of Common Stock subject to the Option. Each Participant automatically and without any act on their part will be deemed to have exercised their Option on each Purchase Date to the extent that the amounts then credited to the Participant’s Account under the Plan are used to purchase Common Stock.

(b)    Purchase Price Defined. The Purchase Price per share of Common Stock to be paid by each Participant on each Purchase Date shall be an amount specified by the Committee in advance of each Offering, which amount may be no less than 85% of the lower of (i) the Fair Market Value of a share of Common Stock on the Offering Date and (ii) the Fair Market Value of a share of Common Stock on the Purchase Date.

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APPENDIX A

(c)    Accounts. The Company shall cause to be maintained an Account for each Participant to reflect the whole and fractional Common Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to Section 6.2(a), the Company shall cause whole and/or fractional shares of Common Stock purchased at that time to be issued to the Participant’s Account.

6.3    Rights on Termination of Employment or Change in Participating Subsidiary or Affiliate Status. If a Participant terminates employment for any reason, or if the entity that employs a participant ceases to be a Participating Subsidiary or Affiliate, as the case may be, then to the extent practicable, no further amounts shall be credited to the Participant’s Account from any pay due and owing with respect to the Participant after termination of employment. Thereafter, all amounts credited to such a Participant’s Account that have not been used to purchase Common Stock shall be returned to the Participant (or the Participant’s estate, in the event of the Participant’s death).

Section 7. Adjustments

7.1    No Corporate Action Restriction. The existence of the Plan or any Option granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the Company’s or any subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any subsidiary. No Participant or any other person shall have any claim against any member of the Board or the Committee, the Company or any subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.

7.2    Recapitalization Adjustments. In the event of a dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, change in control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event that affects the Common Stock such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (a) the maximum number and kind of securities available for issuance under the Plan, (b) the aggregate maximum number and kind of securities that may be issued with respect to any Offering Period, (c) the number and kind of securities that are subject to outstanding Options, and (d) the appropriate value and other price determinations applicable to Options. No adjustments to outstanding Options will be made for dividends paid in the form of stock.

Section 8. Amendment and Termination

The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that no amendment that would amend or modify the Plan in a manner requiring shareholder approval under Section 423 of the Code, the requirements of any securities exchange on which the shares are traded or other applicable law shall be effective unless such shareholder approval is obtained. Unless sooner terminated by the Board or the Committee, the Plan shall terminate upon the date on which all shares available for issuance under the Plan have been sold.

Section 9. General

9.1    Assignability. Neither amounts credited to a Participant’s Account nor any rights with respect to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant other than by will or the laws of descent and distribution, and Options shall be exercisable during the Participant’s lifetime only by the Participant.

9.2    No Individual Rights. Nothing in the Plan or any Option shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or Affiliate or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate a Participant’s employment or other relationship at any time, with or without cause. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Affiliate, except to the extent required by law.

9.3    No Rights as a Shareholder. A Participant shall not be deemed to be a shareholder of the Company, nor have any rights or privileges of a shareholder, with respect to the number of shares of Common Stock subject to an Option, unless and until the Participant’s Option is exercised pursuant to the Plan and the shares purchased by the Participant have been credited to the Participant’s Account.

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APPENDIX A

9.4    No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

9.5    Successors. All obligations of the Company under the Plan with respect to Options shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

9.6    Severability. If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

9.7    Choice of Law. The Plan, all Options granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof, except as otherwise expressly provided in an applicable sub-plan.

9.8     Indemnification. Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an Authorized Officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement thereof, with the Company’s approval, or paid by them in satisfaction of any judgment in any such claim, action, suit or proceeding against them; provided, however, that they shall give the Company an opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before they undertake to handle and defend the same on their behalf, unless such loss, cost, liability or expense is a result of their own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

9.9    No Interest. No interest will be paid or allowed on any money in Participants’ Accounts, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

9.10    Tax Withholding. To the extent any (a) grant of an Option, (b) purchase of shares, (c) disposition of shares purchased under the Plan, or (d) other aspect of participation in the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s compensation, cash payments to the Company or any Subsidiary or Affiliate by an employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company.

9.11    Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933 or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act of 1933, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws. To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

9.12    Section 409A of the Code. The 423 Component of the Plan is intended to be exempt from the application of Section 409A of the Code and, to the extent not exempt, is intended to comply with Section 409A of the Code, and any

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APPENDIX A

ambiguities herein will be interpreted to so be exempt from, or comply with, Section 409A of the Code. In furtherance of the foregoing and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision of the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Committee may, but shall not be obligated to, amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Option to comply with Section 409A of the Code. Notwithstanding the foregoing, the Company and any of its Subsidiaries or Affiliates shall have no obligation to reimburse, indemnify or hold harmless a Participant or any other party if an Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that any Option to purchase Common Stock under the Plan is exempt from or compliant with Section 409A of the Code or otherwise qualifies for special tax treatment under the laws of the United States or jurisdictions outside the United States.

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THE BOEING COMPANY 100 N. RIVERSIDE PLAZA MC 5003-1001 CHICAGO, IL 60606-1596
VOTE BY INTERNET - Before The Meeting:
Go to www.proxyvote.com or scan the QR Barcode above using your smartphone to transmit your voting instructions. Have this proxy card in hand when you access the website and follow the instructions. Vote by 10:59 p.m. CT on Thursday, April 28, 2022 for shares held directly and by 10:59 p.m. CT on Thursday, April 21, 2022 for shares held in the Plan.
During The Meeting:
Go to www.virtualshareholdermeeting.com/BA2022. Have this proxy card in hand when you access the website and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have this proxy card in hand when you call and follow the instructions. Vote by 10:59 p.m. CT on Thursday, April 28, 2022 for shares held directly and by 10:59 p.m. CT on Thursday, April 21, 2022 for shares held in the Plan.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ATTENDING THE VIRTUAL ANNUAL MEETING To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BA2022 and enter your unique 16-digit voting control number in the box below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D66609-P64319-Z81445-Z81446 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  THE BOEING COMPANY

The Board of Directors recommends you vote FOR the following 11 director nominees:

1.	Election of Directors		For	Against	Abstain

	1a.	Robert A. Bradway	☐	☐	☐

	1b.	David L. Calhoun	☐	☐	☐

	1c.	Lynne M. Doughtie	☐	☐	☐

	1d.	Lynn J. Good	☐	☐	☐

	1e.	Stayce D. Harris	☐	☐	☐

	1f.	Akhil Johri	☐	☐	☐

	1g.	David L. Joyce	☐	☐	☐

	1h.	Lawrence W. Kellner	☐	☐	☐

	1i.	Steven M. Mollenkopf	☐	☐	☐

	1j.	John M. Richardson	☐	☐	☐

	1k.	Ronald A. Williams	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends you vote FOR proposals 2, 3, and 4.		For	Against	Abstain

2.	Approve, on an Advisory Basis, Named Executive Officer Compensation.	☐	☐	☐

3.	Approve The Boeing Company Global Stock Purchase Plan.	☐	☐	☐

4.	Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2022.	☐	☐	☐

SHAREHOLDER PROPOSALS: The Board of Directors recommends you vote AGAINST proposals 5, 6 and 7 and FOR proposal 8.		For	Against	Abstain

5.	Additional Report on Lobbying Activities.	☐	☐	☐

6.	Additional Report on Charitable Contributions.	☐	☐	☐

7.	Reduce Threshold to Call Special Meetings from 25% to 10%.	☐	☐	☐

8.	Report on Net Zero Indicator.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Boeing Company 2022 Annual Meeting of Shareholders

Friday, April 29, 2022

9:00 a.m., Central Time

www.virtualshareholdermeeting.com/BA2022

Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded promptly.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2022 Annual Meeting and Proxy Statement and the 2021 Annual Report

are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

To save resources and reduce Boeing’s printing and mailing costs, you can elect to receive future proxy materials and other shareholder communications electronically at

www.computershare.com/investor.

IF YOU WISH TO VOTE BY MAIL, FOLD ALONG PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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D66610-P64319-Z81445-Z81446

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS

FRIDAY, APRIL 29, 2022

The undersigned hereby appoints Lynn J. Good, Akhil Johri and Lawrence W. Kellner, and each of them, with full power of substitution, to act as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders, and any adjournment or postponement thereof, with respect to all of the matters indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The number of shares of Boeing stock shown on this proxy card includes shares held in The Boeing Company 401(k) Plan (the “Plan”) as well as any other shares you may own outside of the Plan. If you are a participant in the Plan, you hereby instruct the Plan trustee to vote all of the Plan share interests allocated to you at the meeting and any adjournment or postponement thereof, with respect to the proposals indicated on the reverse side of this card, and you authorize the trustee to empower the proxies named above to vote in their judgment on such other business as may properly come before the Meeting and any adjournment or postponement thereof. You may not vote the Plan share interests allocated to you at the Meeting; the trustee must vote the Plan share interests. The Plan trustee must receive your proxy instructions no later than 10:59 p.m., Central Time, on Thursday, April 21, 2022, or the trustee will vote the Plan shares in the same manner and proportion as Plan shares for which it has received instructions, unless contrary to applicable law.

If this proxy card is signed and no direction is given, this proxy for both registered shares and Plan shares will be voted in accordance with the recommendations of the Board of Directors.

If you wish to vote by mail, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.